Exhibit 4.3
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                        CORDIANT FINANCE, INC., as Issuer

             CORDIANT COMMUNICATIONS GROUP PLC, as Parent Guarantor

                                  $175,000,000

                              Amended and Restated
                        Guaranteed Senior Notes due 2011

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                              AMENDED AND RESTATED
                             NOTE PURCHASE AGREEMENT
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                           Dated as of April 19, 2002

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                                Table of Contents

                                                                            Page

1.  PRELIMINARY STATEMENT.....................................................1

2.  AMENDMENT AND RESTATEMENT; WAIVER; OTHER ARRANGEMENTS.....................2
    2.1.     Amendment and Restatement of Existing Note Purchase
             Agreement and Existing Notes.....................................2
    2.2.     Amendment and Restatement of Existing Parent Guarantee...........3
    2.3.     Guarantees.......................................................3
    2.4.     Security for the Notes; Common Security Trust Deed...............3
    2.5.     Waiver of Defaults and Events of Default.........................4

3.  EFFECTIVENESS OF RESTRUCTURING TRANSACTION................................4

4.  CONDITIONS TO THE EFFECTIVE DATE..........................................4
    4.1.     Representations and Warranties...................................5
    4.2.     Performance; No Default..........................................5
    4.3.     Certificates of Compliance.......................................5
    4.4.     Opinions of Counsel..............................................5
    4.5.     Subsidiary Guarantees; Security Documents........................6
    4.6.     Purchase Permitted by Applicable Law, etc........................6
    4.7.     Payment of Fees and Expenses.....................................7
    4.8.     Capital Structure................................................7
    4.9.     Syndicated Loan Agreement; Bridge Loan Agreement.................8
    4.10.    Intercreditor Agreement and Common Security Trust Deed...........8
    4.11.    Hedging Strategy Letter..........................................8
    4.12.    Security Memorandum..............................................9
    4.13.    Accountants Reports..............................................9
    4.14.    Financial Model; Consents; Group Structure Charts................9
    4.15.    Consolidated Financial Statements of the Group...................9
    4.16.    Consents, Authorizations, Licenses and Approval..................9
    4.17.    Utilization of Facilities under Syndicated Loan Agreement.......10
    4.18.    Permitted Encumbrances..........................................10
    4.19.    Permitted Borrowed Money........................................10
    4.20.    Letter from the Company's Auditors..............................10
    4.21.    Zenith Optimedia Group Limited..................................10
    4.22.    Repayment of the Korean Debenture Stock.........................11
    4.23.    Proceedings and Documents.......................................11

5.  REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND THE COMPANY.............11
    5.1.     Organization; Power and Authority...............................11

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    5.2.     Authorization, etc..............................................12
    5.3.     Disclosure......................................................12
    5.4.     Organization and Ownership of Shares of Subsidiaries;
             Affiliates......................................................12
    5.5.     Financial Statements............................................13
    5.6.     Compliance with Laws, Other Instruments, etc....................14
    5.7.     Governmental Authorizations, etc................................14
    5.8.     Litigation; Observance of Agreements, Statutes and Orders.......14
    5.9.     Taxes...........................................................15
    5.10.    Title to Property; Leases.......................................15
    5.11.    Licenses, Permits, etc..........................................15
    5.12.    ERISA; Foreign Plans............................................16
    5.13.    Private Offering................................................17
    5.14.    Use of Proceeds; Margin Regulations.............................17
    5.15.    Existing Borrowed Money; Future Encumbrances....................18
    5.16.    Foreign Assets Control Regulations, etc.........................18
    5.17.    Status Under Certain Statutes...................................18
    5.18.    Environmental Matters...........................................19
    5.19.    Solvency of Subsidiary Guarantors; Priority of Obligations......19
    5.20.    No Defaults or Events of Default................................20
    5.21.    Group Structure Charts..........................................20
    5.22.    Investment Company..............................................20
    5.23.    Choice of Law...................................................20
    5.24.    Intellectual Property Rights....................................20
    5.25.    Zenith Joint Venture Agreement; Other Agreements................21
    5.26.    Clean Company...................................................21
    5.27.    Charged Assets..................................................22
    5.28.    No Borrowed Money or Encumbrances...............................22

6.  REPRESENTATIONS OF THE NOTEHOLDERS.......................................22
    6.1.     Purchase of Existing Notes......................................22
    6.2.     Source of Funds.................................................22

7.  INFORMATION AS TO COMPANY................................................23
    7.1.     Prior to the Put Elimination Date...............................23
    7.2.     On the Put Elimination Date and Thereafter......................29
    7.2.1.   Financial and Business Information..............................29
    7.2.2.   Officer's Certificate...........................................33
    7.2.3.   Inspection......................................................34
    7.3.     Limitation on Disclosure Obligation.............................35

8.  PAYMENTS.................................................................36
    8.1.     Interest; PIK Management Fees...................................36
    8.2.     Required Prepayments............................................39
    8.3.     Optional Prepayments with Make-Whole Amount.....................39

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    8.4.     Prepayment Event................................................40
    8.5.     Disposal Proceeds...............................................40
    8.6.     Rights Issues, Equity Raising, Etc..............................42
    8.7.     Zenith Proceeds.................................................42
    8.8.     Refinancing of Syndicated Loan Agreement........................43
    8.9.     Change of Control...............................................46
    8.10.    Allocation of Partial Prepayments...............................48
    8.11.    Maturity; Surrender, etc........................................48
    8.12.    Purchase of Notes...............................................48
    8.13.    Make-Whole Amount...............................................49
    8.14.    Deferred Make-Whole Amount......................................51
    8.15.    Payments Subject to Intercreditor Agreement.....................51

9.  AFFIRMATIVE COVENANTS....................................................51
    9.1.     Prior to the Put Elimination Date...............................51
    9.1.1.   Compliance with Law.............................................52
    9.1.2.   Corporate Existence, etc........................................52
    9.1.3.   Consents and Licenses...........................................52
    9.1.4.   Proceeds from Syndicated Loan Agreement.........................52
    9.1.5.   Pari Passu......................................................52
    9.1.6.   Tax.............................................................53
    9.1.7.   Pension Schemes.................................................53
    9.1.8.   Interest Rate Hedging and Foreign Exchange Hedging..............53
    9.1.9.   ERISA...........................................................53
    9.1.10.     Margin Stock.................................................54
    9.1.11.     Guarantees and Security from Material Subsidiaries...........54
    9.1.12.     Preference Shares............................................56
    9.1.13.     Environmental................................................56
    9.1.14.     Cash Management Arrangements.................................56
    9.2.     Following the Put Elimination Date..............................57
    9.2.1.   Compliance with Law.............................................57
    9.2.2.   Corporate Existence, etc........................................57
    9.2.3.   Mainenance of Committed Medium-Term Bank Facilities.............57
    9.3.     Generally.......................................................58
    9.3.1.   Insurance.......................................................58
    9.3.2.   Maintenance of Properties.......................................58
    9.3.3.   Payment of Taxes and Claims.....................................58
    9.3.4.   Lines of Business...............................................59
    9.3.5.   Additional Subsidiary Guarantors; Release of Subsidiary
             Guarantors......................................................59
    9.3.6.   Zenith and Facilities Group.....................................60
    9.3.7.   Executive Order 13224 of September 23, 2001.....................62
    9.3.8.   Audited Financial Statements for Fiscal Year 2001...............62
    9.3.9.   Cordiant Communications Group Australia Pty Limited.............62

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10. NEGATIVE COVENANTS.......................................................62
    10.1.    Prior to the Put Elimination Date...............................62
    10.1.1.     Negative Pledge..............................................62
    10.1.2.     Other Borrowed Money and Finance Transactions................63
    10.1.3.     No Amalgamation and Merger...................................63
    10.1.4.     Disposals....................................................63
    10.1.5.        Loans and Guarantees......................................63
    10.1.6.        Acquisitions..............................................64
    10.1.7.  Change of Business..............................................64
    10.1.8.  Preference Shares...............................................64
    10.1.9.  Transactions Similar to Security................................64
    10.1.10. Rights Issue/Equity Raising.....................................65
    10.1.11. Dividends and Other Distributions...............................65
    10.1.12. Accounting Policy...............................................67
    10.1.13. Accounting Reference Date.......................................68
    10.1.14. Cash Management Arrangements....................................68
    10.2.    Following the Put Elimination Date..............................68
    10.2.1.  Encumbrances....................................................68
    10.2.2.  Subsidiary Borrowings...........................................69
    10.2.3.  Asset Dispositions..............................................69
    10.2.4.  Transactions with Affiliates....................................71
    10.2.5.  "Off-Balance Sheet" Transactions................................71
    10.3.    Generally.......................................................72
    10.3.1.  Maintenance of Financial Conditions.............................72
    10.3.2.  Maintenance of Most Favored Lender Status.......................74
    10.3.3.  Merger, Consolidation, Amalgamation, etc........................75

11. EVENTS OF DEFAULT........................................................76

12. REMEDIES ON DEFAULT, ETC.................................................82
    12.1.    Acceleration....................................................82
    12.2.    Other Remedies..................................................83
    12.3.    Rescission......................................................83
    12.4.    No Waivers or Election of Remedies, Expenses, etc...............84

13. PARENT GUARANTEE.........................................................84
    13.1.    Guarantee.......................................................84
    13.2.    Subrogation and Contribution....................................86

14. TAX INDEMNIFICATION......................................................87

15. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES............................89
    15.1.    Registration of Notes...........................................89
    15.2.    Transfer and Exchange of Notes..................................89
    15.3.    Replacement of Notes............................................90

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16. PAYMENTS ON NOTES........................................................91
    16.1.    Place of Payment................................................91
    16.2.    Home Office Payment.............................................91

17. EXPENSES, ETC............................................................91
    17.1.    Transaction Expenses............................................91
    17.2.    Survival........................................................92

18. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.............92

19. AMENDMENT AND WAIVER.....................................................93
    19.1.    Requirements....................................................93
    19.2.    Solicitation of Holders of Notes................................93
    19.3.    Binding Effect, etc.............................................94
    19.4.    Notes held by the Issuer, etc...................................94

20. NOTICES..................................................................94

21. REPRODUCTION OF DOCUMENTS................................................95

22. CONFIDENTIAL INFORMATION.................................................95

23. SUBSTITUTION OF NOTEHOLDERS..............................................96

24. MISCELLANEOUS............................................................97
    24.1.    Successors and Assigns..........................................97
    24.2.    Construction....................................................97
    24.3.    Jurisdiction and Process; Waiver of Jury Trial; Judgment
             Currency........................................................97
    24.4.    Payments Due on Non-Business Days...............................99
    24.5.    Severability....................................................99
    24.6.    Accounting Terms...............................................100
    24.7.    Counterparts...................................................100
    24.8.    Governing Law..................................................100

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Schedule A      -- Names and Addresses of Noteholders
Schedule B      -- Defined Terms
Exhibit 2.1     -- Form of Amended and Restated Guaranteed Senior
Exhibit 1.2     -- Form of Subsidiary Guarantee
                   Note due 2011
Exhibit 4.12    -- Form of Security Memorandum
Schedule 1.3    -- Existing Subsidiary Guarantors
Exhibit 9.3.5   -- Documents to Be Delivered by each additional Subsidiary
                   Guarantor pursuant to Section 9.3.5
Schedule 5.4    -- Subsidiaries, etc.
Schedule 5.5    -- Financial Statements
Schedule 5.15   -- Existing Indebtedness
Schedule 9.1.12 -- Preference Shares
Schedule 9.1.14 -- Cash Pooling Arrangements
Schedule 10.1.1 -- Permitted Encumbrances
Schedule 10.1.2 -- Permitted Guarantees
Schedule 10.1.6 -- Permitted Acquisitions

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                             CORDIANT FINANCE, INC.

                        CORDIANT COMMUNICATIONS GROUP PLC

                              Amended and Restated
                        Guaranteed Senior Notes due 2011

                                                            As of April 19, 2002

TO EACH OF THE NOTEHOLDERS LISTED IN
  THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

     CORDIANT FINANCE, INC., a Delaware corporation (the "Issuer"), and CORDIANT COMMUNICATIONS GROUP PLC (Registered No. 1320869), a public limited liability company organized under the laws of England and Wales (the "Company" or the "Parent"), jointly and severally agree with each of you (collectively, the "Noteholders", which expression shall include your respective successors and assigns and each holder from time to time of a "Note" (as hereinafter defined)) as follows:

     1. PRELIMINARY STATEMENT.

     1.1 Pursuant to those certain Note Purchase Agreements, dated April 5, 2001 (collectively, the "Existing Note Purchase Agreements"), among the Issuer, the Company and the purchasers named in Schedule A thereto, the Issuer heretofore issued $175,000,000 aggregate principal amount of its 7.61% Guaranteed Senior Notes due 2011 (collectively, the "Existing Notes"), substantially in the form attached to the Existing Note Purchase Agreements as Exhibit 1.1.

     1.2 The Parent unconditionally guaranteed all of the obligations of the Issuer under the Existing Notes and the Existing Note Purchase Agreements (including, in each case, any amendments, restatements or modifications thereof from time to time), pursuant to the guarantee contained in Section 13 of the Existing Note Purchase Agreements (the "Existing Parent Guarantee").
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     1.3 The  obligations of the Issuer and the Company under the Existing Notes and the Existing Note Purchase Agreements (including, in each case, any amendments, restatements or modifications thereof from time to time), were also guaranteed by the Subsidiaries whose names are set out in Schedule 1.3 of the Existing Note Purchase Agreements (collectively, the "Existing Subsidiary Guarantors") pursuant to separate guarantee agreements, dated April 5, 2001 (collectively, the "Existing Subsidiary Guarantees"), substantially in the form attached to the Note Purchase Agreements as Exhibit 1.2.

     1.4  The  Issuer  and  the  Company  have   requested   the  amendment  and
restatement, in their entirety, of the Existing Note Purchase Agreements, the Existing Notes and the Existing Parent Guarantee, as provided for herein.

     2. AMENDMENT AND RESTATEMENT; WAIVER; OTHER ARRANGEMENTS.

     2.1. Amendment and Restatement of Existing Note Purchase Agreement and Existing Notes.

          (a) Amendment and Restatement of Existing Note Purchase Agreement and Existing Notes. The parties hereto agree that on the Effective Date (i) the Existing Note Purchase Agreements (including the schedules and exhibits thereto) will be hereby amended and restated in its entirety by this Agreement and (ii) the form of each Existing Note will be hereby amended and restated in its entirety as set forth in Exhibit 2.1 (each such amendment and restatement, together with the other transactions contemplated by this Agreement, being referred to herein, collectively, as the "Restructuring Transaction"). The Existing Notes, as amended and restated pursuant to this Agreement or as further amended, restated or otherwise modified from time to time, are hereinafter referred to as the "Notes").

          (b) Delivery of Amended and Restated Notes. The Existing Notes outstanding on the Effective Date are hereby, without any further action being required on the part of the Noteholders thereof or on the part of any other Person, deemed to be automatically amended to conform to, and have the terms provided in, the form of Notes set forth in Exhibit 2.1 (including, without limitation, all terms requiring the payment of interest at increased rates (as provided therein)). The Existing Notes shall be and are entitled to all of the rights and benefits provided therefor in this Agreement. Upon the request of any holder of a Note made in accordance with
     Section  15.2 of this  Agreement,  the Issuer  shall  deliver,  pursuant to
     Section 15.2 of this Agreement, a new Note, against surrender (subject to Section 15.3 of this Agreement) of such Noteholder's Existing Note.

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     2.2. Amendment and Restatement of Existing Parent Guarantee.

     The Parent and the Noteholders agree that on the Effective Date the Existing Parent Guarantee will be hereby incorporated in this Agreement and amended and restated in its entirety as set forth in Section 13 of this Agreement (the "Parent Guarantee").

     2.3. Guarantees.

     Payment by the Issuer and the Company of all amounts due with respect to the Notes and performance by the Issuer and the Company of their respective obligations under this Agreement will be absolutely, unequivocally and unconditionally guaranteed by certain of the Company's Subsidiaries as described in the Security Memorandum (collectively, the "New Subsidiary Guarantors") pursuant to the Composite Guarantee or the Composite Guarantee and Debenture, each dated the Effective Date (collectively, the "New Subsidiary Guarantees"). The Existing Subsidiary Guarantors, the New Subsidiary Guarantors and any other Person that becomes an additional Subsidiary Guarantor in accordance with
Section 9.1.11 and Section 9.3.5 are hereinafter referred to, collectively, as the "Subsidiary Guarantors" and, together with the Parent Guarantor, the "Guarantors". The Existing Subsidiary Guarantees, the New Subsidiary Guarantees and any additional Subsidiary Guarantees entered into pursuant to Section 9.1.11 and Section 9.3.5 are hereinafter referred to, collectively, as the "Subsidiary Guarantees" and, together with the Parent Guarantee, the "Guarantees". The Existing Subsidiary Guarantees will be held by the Noteholders while the New Subsidiary Guarantees will be held by the Common Security Trustee pursuant to the Intercreditor Agreement.

     2.4. Security for the Notes; Common Security Trust Deed.

          (a) Security for the Notes. In connection with the amendment and restatement of the Existing Note Purchase Agreements and the Existing Notes, the Issuer, the Company and certain of its Subsidiaries (collectively, the "Security Providers") shall grant security over all or part of their respective assets to secure their respective obligations under this Agreement, the Notes and the Guarantees pursuant to the terms of the Security Documents, as more particularly described in Section 9.1.11.

          (b) Common Security Trust Deed. As a condition precedent to the amendment and restatement of the Existing Note Purchase Agreements and the Existing Notes pursuant to the terms of this Agreement, on or before the Effective Date the Noteholders will enter into the common security trust deed (the "Common Security Trust Deed") with the Banks, the Bank Agent, the Arrangers, the Common Security Trustee and the Obligors, which will provide for (i) the appointment of the Common Security Trustee and (ii)

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     certain  arrangements  (in addition to those  arrangements set forth in the
     Intercreditor Agreement) with respect to the priorities of the obligations owing to the Noteholders, the Banks and the Common Security Trustee under the Finance Documents and the Bank Documents.

     2.5. Waiver of Defaults and Events of Default.

     With effect from the Effective Date (but not before), each Noteholder hereby waives each "Default" (as defined in the Existing Note Purchase
Agreements) and each "Event of Default" (as defined in Existing Note Purchase Agreements) under the Existing Note Purchase Agreements constituted by the failure of the Parent to comply with paragraphs (a) and (b) of Section 10.3 of the Existing Note Purchase Agreements in respect of the period of two Fiscal Half-Years ended 31 December 2001 and for any periods after 31 December 2001 and until the Effective Date; provided, however, that nothing in this Section 2.5 shall constitute a waiver of, or affect the rights of the Noteholders in respect of the occurrence of, any Default or Event of Default which arises after the Effective Date.

     3. EFFECTIVENESS OF RESTRUCTURING TRANSACTION.

     The Restructuring Transaction and this Agreement shall take effect (if at all) from the date on which all of the conditions precedent set forth in Section 4 are satisfied or otherwise waived in writing (the "Effective Date"). The failure of the Issuer and the Company to satisfy any of the conditions precedent set forth in Section 4 shall not operate to waive any of the Noteholders' rights against the Issuer, the Company and the Subsidiary Guarantors under the Existing Note Purchase Agreements, the Existing Notes, the Existing Parent Guarantee or any Existing Subsidiary Guarantee. On the Effective Date, the Issuer agrees to execute and deliver to each Noteholder pursuant to Section 15.2 of this Agreement, at such Noteholder's request in accordance with Section 15.2 of this Agreement, the aggregate principal amount of Notes specified below such Noteholder's name in Schedule A, in the denominations specified in Schedule A, against such Noteholder's delivery to the Issuer of the Existing Notes held by such Noteholder (subject to Section 15.3 of this Agreement) in an equal aggregate principal amount for cancellation by the Issuer. Without prejudice to
Section 2.1(b), all amounts due and owing under, and evidenced by, the Existing Notes as of the Effective Date shall continue to be outstanding under, and after the Effective Date shall be evidenced by, the Notes, and shall be governed by the terms hereof.

     4. CONDITIONS TO THE EFFECTIVE DATE.

     The Effective Date shall occur when each of the following conditions precedent set forth in this Section 4 shall have been satisfied in full or otherwise waived in writing.

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     4.1. Representations and Warranties.

     The representations and warranties of the Issuer and the Company in this Agreement, and of each Subsidiary Guarantor in Section 5 of the Subsidiary Guarantee to which it is a party, shall be true and correct when made and on the Effective Date.

     4.2. Performance; No Default.

     Except to the extent of any default or event of default specifically waived pursuant to Section 2.5, the Issuer and the Company shall have performed and complied with all agreements and conditions contained in the Existing Note Purchase Agreements required to be performed or complied with by them prior to or at the Effective Date. Immediately after giving effect to the Restructuring Transaction, no Default or Event of Default shall exist.

     4.3. Certificates of Compliance.

          (a) Officer's Certificates. Each of the Issuer and the Company shall have delivered to each Noteholder an Officer's Certificate, dated the Effective Date, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

          (b) Secretary's Certificates. Each of the Obligors shall have delivered to each Noteholder copies, certified as at the Effective Date by a Secretary or an Assistant Secretary of such Person as being true, complete and up-to-date and in full force and effect on the date of this Agreement and confirming the same have not been superseded, amended, or revoked and remain in full force and effect on the Effective Date, (i) of the constitutional documents of such Person; (ii) of the resolutions of the board of directors, the shareholders and/or the supervisory board (as applicable) of such Person in each case authorizing the execution, delivery and performance of the Finance Documents and the terms and conditions thereof and authorizing a person or persons to sign each Finance Document and any documents to be delivered by such Person pursuant thereto; and
     (iii) of a certificate setting out the names and signatures of the persons authorized to sign, on behalf of such Person, each Finance Document to which such Person is or is to be a party.

     4.4. Opinions of Counsel.

     Each Noteholder shall have received opinions, each in form, scope and substance satisfactory to it, dated the Effective Date:

          (a) from Macfarlanes, special English counsel for the Company and its Subsidiaries;

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          (b) from White & Case LLP,  special  U.S.  counsel for the Company and its Subsidiaries;

          (c) from Michael J. Kopcsak, Executive Vice President and General Counsel of Cordiant Communications Group Worldwide, Inc.;

          (d) from Covington and Burling, special U.S. security counsel for the Banks, the Noteholders and the Common Security Trustee;

          (e) from Norton Rose Vieregge, special German security counsel for the Banks, the Noteholders and the Common Security Trustee;

          (f) from Trenite Van Doorne, special Dutch security counsel for the Banks, the Noteholders and the Common Security Trustee; and

          (g) from Blake Dawson Waldron, special Australian security counsel for the Banks, the Noteholders and the Common Security Trustee,

in each case, covering such matters incident to the Restructuring Transaction as such Noteholder may reasonably request. Each of the Company and its Subsidiaries hereby instructs each of the counsel named in clauses (a) and (b) above to deliver an opinion in form, scope and substance satisfactory to each Noteholder on the Effective Date.

     4.5. Subsidiary Guarantees; Security Documents.

     Each Existing Subsidiary Guarantor shall have indicated its acknowledgement and consent in respect of this Agreement and the Restructuring Transaction, and shall have reaffirmed that its obligations under the Subsidiary Guarantee to which it is a party are continuing obligations and extend to the obligations of the Issuer and the Company under this Agreement and the Notes, by executing and delivering an Acknowledgement and Consent in form and substance satisfactory to the Majority Holders (each such Acknowledgement and Consent, a "Subsidiary Guarantor Consent"); and each New Subsidiary Guarantor shall have executed and delivered a Subsidiary Guarantee substantially in the form, scope and substance of the Existing Subsidiary Guarantees with such modifications as may be necessary to reflect the Restructuring Transaction and the legal requirements of the jurisdiction of incorporation of such New Subsidiary Guarantor. Each Security Provider shall have executed and delivered the respective Security Documents to which it is a party and which shall be in full force and effect.

     4.6. Purchase Permitted by Applicable Law, etc.

     On the Effective Date, the Restructuring Transaction, on the terms and conditions hereby provided, shall (a) be permitted by the laws and regulations of each jurisdiction to which each Noteholder is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including without limitation Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Noteholder to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Noteholder, it shall have received an Officer's Certificate of the Company or any Subsidiary certifying as to such matters of fact as any Noteholder may reasonably specify to enable it to establish compliance with this condition.

     4.7. Payment of Fees and Expenses.

     Without limiting the provisions of Section 16.1, on or before the Effective Date the Issuer and the Company shall have:

          (a) paid in full a participation fee in cash by wire transfer of immediately available funds in Dollars to each Noteholder of 0.50% on the outstanding aggregate principal amount of the Existing Notes held by such Noteholder;

          (b) paid in full a management fee in cash by wire transfer of immediately available funds in Dollars to each Noteholder of 0.50% on the outstanding aggregate principal amount of the Existing Notes held by such Noteholder;

          (c) paid all invoiced fees, charges and disbursements of Wilkie Farr & Gallagher and Bingham Dana LLP, the Noteholders' special counsel;

          (d)  paid  all   invoiced   fees,   charges   and   disbursements   of
     PricewaterhouseCoopers,   the   Noteholders'   and  the  Banks'   reporting
     accountants; and

          (e) reimbursed each of the Noteholders for the out-of-pocket expenses of their respective employees incurred in connection with the negotiation of the Restructuring Transaction as specified in receipts and other documentation delivered to the Company prior to the Effective Date.

     4.8. Capital Structure.

     The Company shall have delivered to each Noteholder copies, certified as at the Effective Date by a Responsible Officer of the Company as being true, complete and up-to-date, (i) of a list of material intercompany loans as at September 30, 2001 and (ii) of the Group Structure Charts and a list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Material Subsidiary on and as of the Effective Date.

     4.9. Syndicated Loan Agreement; Bridge Loan Agreement.

          (a) The Syndicated Loan Agreement shall have been executed and delivered by all parties thereto, all the conditions precedent to the effectiveness of which shall have been either satisfied or permanently waived by the parties thereto (except for the condition precedent thereunder requiring the execution and delivery of this Agreement) and such agreement shall become in full force and effect simultaneously with the
     Effective Date. The Syndicated Loan Agreement and all documents and instruments executed and delivered in connection therewith shall be in accordance with the terms set out in the Agreement in Principle (including, without limitation, the Banks' term sheet attached as Exhibit A thereto) and otherwise in form and substance satisfactory to the Majority Holders. Each Noteholder shall have received a conformed copy of a fully executed counterpart of the Syndicated Loan Agreement and each other agreement and instrument delivered in connection therewith (including, without limitation, all fee letters), certified as true and correct by a Responsible Officer of the Company.

          (b) All obligations under the Bridge Loan Agreement shall have been repaid in full, the facilities thereunder shall have been fully cancelled, and the Group shall have been fully released from their obligations thereunder.

          (c) The Bridge Debenture shall have been terminated, the Group shall have been fully released from their obligations thereunder, and the Encumbrances constituted by the Debenture shall have been fully released.

     4.10. Intercreditor Agreement and Common Security Trust Deed.

     Each of the Intercreditor Agreement and the Common Security Trust Deed shall have been executed and delivered by each of the parties thereto. Each of the Intercreditor Agreement and the Common Security Trust Deed shall in all respects be in form, scope and substance satisfactory to the Majority Holders.

     4.11. Hedging Strategy Letter.

     The Company shall have delivered to each Noteholder a revised hedging strategy letter dated on or about the Effective Date (the "Hedging Strategy Letter") in form and substance satisfactory to the Majority Holders.

     4.12. Security Memorandum.

     The Company shall have delivered to each Noteholder a security memorandum dated on or about the Effective Date (the "Security Memorandum") in the form of
Exhibit 4.12.

     4.13. Accountants Reports.

     Each Noteholder shall have received a report:

          (a) from PricewaterhouseCoopers addressed (among others) to the Noteholders and the Company in form and substance satisfactory to the Majority Holders including confirmation that the Noteholders may rely thereon; and

          (b) from KPMG, together with a letter from KPMG, addressed to, and capable of being relied upon by, the Noteholders in respect of such report.

     4.14. Financial Model; Consents; Group Structure Charts.

     The Company shall have delivered to each Noteholder a copy, certified as being true, complete and up-to-date by a Senior Financial Officer of the Company, of a financial model (the "Financial Model") and annual operating budget for the 2002 Fiscal Year in form and substance satisfactory to the Majority Holders.

     4.15. Consolidated Financial Statements of the Group.

     The Company shall have delivered to each Noteholder a copy, certified as being true, complete and up-to-date by a Senior Financial Officer of the Company, of the quarterly management accounts of the Group for the Fiscal Quarter ended December 31, 2001, and the monthly management accounts for the month ended February 28, 2002 (and which shall be deemed to have been delivered pursuant to Section 7.1).

     4.16. Consents, Authorizations, Licenses and Approval.

     The Company shall have delivered to each Noteholder either:

          (a) a copy, certified as a true copy by a Senior Financial Officer of the Company of all consents, authorisations, licences and approvals required by each Obligor to authorise, or required by each Obligor in connection with, the execution, delivery, validity, enforceability and admissibility in evidence of the Finance Documents and the performance by each Obligor of its respective obligations under the Finance Documents, or

          (b) a certificate signed by a Senior Financial Officer of the Company that no such consent, authorisation, licence or approval referred to in clause (a) above is required by any Obligor.

     4.17. Utilization of Facilities under Syndicated Loan Agreement.

     The Company shall have delivered to each Noteholder a certificate from a Senior Financial Officer of the Company confirming that utilization in full of the facilities under the Syndicated Loan Agreement would not render the Group in breach of any restriction on borrowings applicable to the Group in its respective constitutional documents or elsewhere.

     4.18. Permitted Encumbrances.

     The Company shall have delivered to each Noteholder a certificate from a Senior Financial Officer of the Company confirming that, immediately following the Effective Date, the Group will have no Encumbrances other than Permitted Encumbrances (including, without limitation, duly certified copies of any release documentation in respect of any such Encumbrances that are not Permitted Encumbrances).

     4.19. Permitted Borrowed Money.

         The Company shall have delivered to each Noteholder a certificate from a Senior Financial Officer of the Company confirming that, immediately following the Effective Date, the Group will have no Borrowed Money other than as permitted under this Agreement.

     4.20. Letter from the Company's Auditors.

     The Company shall have delivered to each Noteholder a letter from the Company's auditors confirming that they continue to be appointed as the auditors of the Company, and confirming that, to the extent they remain the Company's auditors in the future they will provide to the Noteholders (in the event that the Noteholders enter into an engagement letter with such auditors on terms reasonably satisfactory to such auditors and the Noteholders) the auditors report referred to in Section 7.1(d)(v) and Section 7.2(c)(B).

     4.21. Zenith Optimedia Group Limited.

     The Company shall have delivered to each Noteholder:

          (a) evidence that Sonic Sun Limited, an English company with registered number 4350720 (the "Zenith SPV"), has acceded to the Joint Venture Agreement dated 27 September 2001 with Publicis Group S.A. (the
     "Zenith Joint Venture Agreement") and that all of the Group's right, interest and title to shares in Zenith have been transferred to the Zenith SPV and copies of the documents evidencing such accession and transfer certified by a Senior Financial Officer of the Company as true, complete and up-to-date; and

          (b) information in respect of Zenith, including the put option, and copies of the relevant documentation, all in scope, form and substance satisfactory to the Majority Holders.


     4.22. Repayment of the Korean Debenture Stock.

     The Company shall have delivered to each Noteholder evidence of the repayment of the Korean debenture stock in form and substance satisfactory to the Majority Holders.

     4.23. Proceedings and Documents.

     All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the Noteholders and their special counsel, and the Noteholders and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Noteholders or their special counsel may reasonably request.

     5. REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND THE COMPANY.

     The Issuer and the Company jointly and severally represent and warrant to the each of the Noteholders that:

     5.1. Organization; Power and Authority.

          (a) The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is a public limited liability company duly organized and validly existing under the laws of England and Wales. Each of the other Obligors are duly established or incorporated (and in the case of a corporation incorporated in the United States, validly existing and in good standing) under the laws of the respective countries and/or (where relevant) states of their incorporation as companies with limited liability.

          (b) Each of the Obligors has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Finance Documents to which it is a party, and to perform the provisions hereof and thereof.

     5.2. Authorization, etc.

     Each Finance Document has been duly authorized by all necessary corporate action on the part of the Obligors, and each such Finance Document constitutes a legal, valid and binding obligation of the Obligors enforceable against the Obligors in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.3. Disclosure.

     All factual statements contained in the Information Package (excluding any financial projections contained therein) were, as at their respective dates, true and accurate in all material respects and did not contain any untrue statement of a material fact or (to the best of the knowledge of the directors of the Company) omit to state a fact necessary in order to make not misleading in any material respect the statements contained therein. The Company has provided each Noteholder with true and accurate copies of all items constituting the Information Package. All financial projections which have been prepared by the Company (or on its behalf) and contained in the Information Package have been prepared in good faith and based upon assumptions which were reasonable at the time prepared and at the time made available to any Noteholder.

     5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.

          (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of the Company's (i) Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) Affiliates (other than Subsidiaries) which are Material to the Group and (iii) directors and senior officers. Schedule 5.4 also identifies each Material Subsidiary, each Subsidiary that is a borrower or a guarantor under the Syndicated Loan Agreement and each such borrower or guarantor Subsidiary that is a direct or indirect non-U.S. Subsidiary of the Issuer or any of its U.S. Affiliates (each a "Designated non-U.S. Subsidiary").

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and (except for possible assessments in respect of non-Material Subsidiaries that in the aggregate could not exceed (pound)500,000) nonassessable and are owned by the Company or another Subsidiary free and clear of any Encumbrance (except as otherwise disclosed in Schedule 5.4 and other immaterial Permitted Encumbrances).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law and has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, other than failures to be so qualified or in good standing or limitations on power and authority that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary Guarantor has the corporate and other power and authority, to execute and deliver and perform its obligations under its respective Subsidiary Guarantee.

          (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed or described in Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary. The agreements listed or described in Schedule 5.4 do not in the aggregate materially restrict the ability of the Company and the Subsidiary Guarantors to receive dividends or other similar distributions of profits from other Subsidiaries of the Company.

     5.5. Financial Statements.

     The Company has delivered to each Noteholder copies of the consolidated financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto

(subject, in the case of any interim financial statements, to normal year-end adjustments).

     5.6. Compliance with Laws, Other Instruments, etc.

     The execution, delivery and performance by each Obligor of the Finance Documents to which it is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Encumbrance in respect of any property of the Issuer, the Company or any other Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by-laws, or any other agreement or instrument to which the Issuer, the Company or any other Subsidiary is bound or by which the Issuer, the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Issuer, the Company or any other Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Issuer, the Company or any other Subsidiary.

     5.7. Governmental Authorizations, etc.

     No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of any Finance Document to which it is a party.

     5.8. Litigation; Observance of Agreements, Statutes and Orders.

          (a) There are no actions, suits or proceedings pending or, to the knowledge of the Issuer or the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, including without limitation if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental
     Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.9. Taxes.

     The Issuer, the Company and the Company's other Subsidiaries have filed all material tax returns that are required to have been filed by them in any jurisdiction, and have paid all taxes and assessments shown to be due and payable on such returns and all other material taxes levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes (a) currently payable without penalty or interest or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. or United Kingdom federal, state or other taxes for all financial periods are adequate in accordance with GAAP.

     5.10. Title to Property; Leases.

     The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet listed in Schedule 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Encumbrances prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     5.11. Licenses, Permits, etc.

          (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

          (b) To the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

          (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

     5.12. ERISA; Foreign Plans.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3(3) of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Encumbrance on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Encumbrances as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount that in the aggregate for all Plans is Material. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The execution and delivery of this Agreement and the issuance and sale of the Notes on April 5, 2001 did not involve any prohibited transaction (as such term is defined in section 406(a) of ERISA and section 4975(c)(1)(A)-(D) of the Code) that would subject the Company or any holder of a Note to any tax or penalty on prohibited transactions imposed under said section 4975 of the Code or by section 502(i) of ERISA. The representation by the Company in the preceding sentence of this Section
     5.12(d)  is made in  reliance  upon and  subject  to the  accuracy  of each

     Noteholder's representation in Section 6.2 as to the source of the funds used to pay the purchase price of the Notes to be purchased by such Noteholder.

          (e) All Foreign Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Foreign Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries, to the extent Material, have been paid or accrued as required.

     5.13. Private Offering.

     Neither the Issuer nor the Company nor anyone acting on their behalf has offered the Notes, the Parent Guarantee, the Subsidiary Guarantees or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Noteholders and not more than 53 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Issuer nor the Company nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the issuance of the Parent Guarantee or the Subsidiary Guarantees to the registration requirements of section 5 of the Securities Act.

     5.14. Use of Proceeds; Margin Regulations.

     The Issuer applied the net proceeds of the sale of the Notes to repay existing Borrowed Money of the Company and its other Subsidiaries. No part of the proceeds from the sale of the Notes hereunder was used, and no part of the proceeds of any such Borrowed Money being repaid was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Issuer or the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     5.15. Existing Borrowed Money; Future Encumbrances.

          (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Borrowed Money of the Company and its Subsidiaries as of March 31, 2002, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Borrowed Money. Schedule 5.15 also identifies each Bank Credit Facility as of the date of this Agreement and each item of Borrowed Money to be repaid with the proceeds from the sale of the Notes. Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Borrowed Money of the Company or any Subsidiary, and no event or condition exists with respect to any Borrowed Money that would permit (or that with the giving of notice or the lapse of time, or both, would permit) one or more Persons to cause such Borrowed Money to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to any Encumbrance not permitted by Section 10.1.

     5.16. Foreign Assets Control Regulations, etc.

          (a) Neither the sale of the Notes by the Issuer hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

          (b) Neither the Company nor any Subsidiary is a person or entity described by Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, Exec. Order No. 13,224 66 Fed. Reg. 49,079 (2001), and neither the Company nor any Subsidiary is knowingly engaged in any dealings or transactions, or be otherwise associated, with any such persons or entities in violation of such Executive Order.

     5.17. Status Under Certain Statutes.

     Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company

Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     5.18. Environmental Matters.

     Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing,

          (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of, or any liability under, Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use or to their business operations, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

     5.19. Solvency of Subsidiary Guarantors; Priority of Obligations.

     Each Subsidiary Guarantor is, and after giving effect to the execution and delivery of its respective Subsidiary Guarantee will be, solvent and, to the knowledge of the Company, no such Subsidiary Guarantor is or will be unable to pay its debts as and when they become payable after giving effect to the execution and delivery of its respective Subsidiary Guarantee and the issuance of the Notes under this Agreement.

     Except as preferences and priorities are created in favor of, and allocated among the Banks and the Noteholders pursuant to the Intercreditor Agreement, the Common Security Trust Deed and the Security Documents, the Obligors' respective obligations under the Notes, this Agreement and the Guarantees rank at least pari passu with all of the Obligors' other outstanding unsecured and unsubordinated

Indebtedness (including, without limitation, borrowings under the Syndicated Loan Agreement), except for those obligations that are mandatorily preferred by law and not by contract. The Security has or will have at all times first ranking priority, and will not be subject at any time to any prior ranking or pari passu ranking Encumbrances other than Permitted Encumbrances (except as specifically stated in the Security Memorandum).

     5.20. No Defaults or Events of Default.

     No member of the Group is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or any combination thereof be) in breach of or in default under any agreement relating to Borrowed Money to which it is a party or by which it may be bound (unless the aggregate principal amount of the Borrowed Money pursuant to the agreements which have been breached is less than or equal to (pound)1,000,000 or the equivalent in the currencies in which the sums are payable) and no other Default or Event of Default has occurred and is continuing.

     5.21. Group Structure Charts.

     Set forth in the Group Structure Charts is a substantially complete and accurate representation of the structure and members of the Group as at the date of this Agreement and the Effective Date.

     5.22. Investment Company.

     The Issuer is neither an "investment company" as defined in the United States Investment Company Act of 1940 nor is subject to any United States federal or state statute or regulation limiting its ability to incur Borrowed Money.

     5.23. Choice of Law.

     The choice by the relevant Obligors of New York law to govern the Finance Documents to which they are a party (to the extent that the same are expressed to be governed by New York law) and the submission by the relevant Obligors to the non-exclusive jurisdiction of the federal and state courts of New York (to the extent that the relevant Obligors so submit) are valid and binding.

     5.24. Intellectual Property Rights.

          (a) The Intellectual Property Rights owned by any member of the Group which are material in the context of the Group as a whole are free from any Encumbrance other than Permitted Encumbrances and any other rights or interests in favour of third parties (save for those permitted by this Agreement) and any other Intellectual Property Rights owned by any member of the Group are free from any Encumbrance and any other rights or interests in favour of third parties other than Permitted Encumbrances, save as permitted either in the ordinary course of business or which would not or are not reasonably likely to otherwise have a Material Adverse Effect and save for those created or to be created by or pursuant to the Security Documents or permitted by this Agreement.

          (b) The Intellectual Property Rights owned by or licensed to each member of the Group are all the Intellectual Property Rights required by them to carry on their respective businesses, other than Intellectual Property Rights the absence of rights to which would have no Material Adverse Effect and no member of the Group in carrying on its business (so far as the directors of the Parent are aware) infringes any Intellectual Property Rights of any third party in any respect where such infringement would have, or is reasonably likely (in the opinion of the Majority Holders, acting reasonably) to have, a Material Adverse Effect.

          (c) No Intellectual Property Rights owned by any member of the Group which are material in the context of the Group as a whole are, to the knowledge of the directors of the Parent, being infringed, which infringement would have, or is reasonably likely (in the opinion of the Majority Holders, acting reasonably) to have, a Material Adverse Effect.

          (d) No member of the Group has any knowledge, nor is it aware of any claim, that it is or is reasonably likely to be liable to any person for any material copyright infringement of any nature whatsoever as a result of the operation of its business, which infringement would have, or is reasonably likely (in the opinion of the Majority Holders, acting reasonably) to have, a Material Adverse Effect.

     5.25. Zenith Joint Venture Agreement; Other Agreements.

     The copies of the Zenith Joint Venture Agreement and the other relevant incorporation and constitutional documents or by-laws of the Obligors delivered to the Noteholders and/or their counsel in connection with this Agreement are true, complete and accurate in all material respects and, save as otherwise referred to therein and so far as it is aware, no other agreements, arrangements or understandings exist between all or any of the parties to those agreements and instruments which would materially affect the transactions or arrangements contemplated by the Finance Documents.

     5.26. Clean Company.

     Other than as may result from the transfer to it of the Zenith Joint Venture Agreement and the entry into of the Security Documents to which it is a party and the documents ancillary thereto and the transactions and matters contemplated thereby, prior to the Effective Date the Zenith SPV has not undertaken any trading or incurred any material liabilities of any nature whatsoever whether actual or contingent.

     5.27. Charged Assets.

     The assets listed in relevant schedules to the Security Documents are beneficially owned by the relevant Guarantors as indicated in the relevant schedule, are not subject to any Encumbrance (other than a Permitted Encumbrance) and such lists are true and accurate in all material respects and will represent a complete list in all material respects of such categories of assets owned by the Obligors as at the date of the relevant Security Document (except as agreed with the Common Security Trustee prior to the Effective Date).

     5.28. No Borrowed Money or Encumbrances.

     On the Effective Date, (a) no member of the Group has any liabilities in respect of Borrowed Money other than as permitted under Section 10.1.2 and (b) no Encumbrances (other than Permitted Encumbrances) exist over the assets and undertaking of any member of the Group.

     6. REPRESENTATIONS OF THE NOTEHOLDERS.

     6.1. Purchase of Existing Notes.

     Each Noteholder represents that it acquired the Existing Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of its or their property shall at all times be within its or their control. Each Noteholder understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes.

     6.2. Source of Funds.

     Each Noteholder represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") used by it to acquire the Existing Notes:

          (a) the Source was an "insurance company general account", as such term is defined in the Department of Labor Prohibited Transaction Class Exemption ("PTE") 95-60 (issued July 12, 1995), and such purchase and holding of Notes was exempt under PTE 95-60 as of April 5, 2001; or

          (b) the Source was either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and such purchase and holding of Notes was exempt under either PTE 90-1 or PTE 91-38 as of April 5, 2001, except with respect to any employee benefit plan or group of plans maintained by the same employer or employee organization that beneficially owned at such time more than 10% of the assets allocated to such pooled separate account or collective investment fund, each of which was identified by such Noteholder to the Issuer in writing, and the Issuer has advised each Noteholder in writing that it is not a party in interest with respect to such plan or plans; or

          (c) the Source constituted assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that were included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceeded 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption were satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owned a 5% or more interest in the Company and such purchase and holding of Notes was exempt under PTE 84-14 as of April 5, 2001; or

          (d) the Source was a governmental plan that is not covered by ERISA or
     Section 4975 of the Code, and neither the purchase nor holding of Notes resulted in, arose from, constituted or involved a transaction that was prohibited under applicable state or local law; or

          (e) the Source did not include assets of any employee benefit plan subject to Title I of ERISA or any plan subject to Section 4975 of the Code.

     As  used  in  this  Section  6.2,  the  terms   "employee   benefit  plan",
"governmental plan" and "party in interest" shall have the respective meanings assigned to such terms in section 3 of ERISA.

     7. INFORMATION AS TO COMPANY.

     7.1. Prior to the Put Elimination Date.

     Prior to the Put Elimination Date, the Company shall:

          (a) Audited Financial Statements - prepare consolidated financial statements in respect of the Group in accordance with GAAP consistently applied in respect of each Fiscal Year and cause each of the same to be reported on by the Auditors;

          (b) Quarterly Management Accounts - prepare consolidated quarterly management accounts for the Group in accordance with GAAP (consistently applied) in respect of each Fiscal Quarter in form and substance satisfactory to the Noteholders and including:

               (i) a cashflow statement and a consolidated profit and loss account in respect of the relevant Fiscal Quarter, the Fiscal Year to that date, and whatever periods or rolling 12 month periods are relevant to the calculations of the financial covenants set forth in
          Section 10.3.1;

               (ii) a comparison of all relevant results with the relevant Annual Budget;

               (iii) a comparison of actual performance for that Fiscal Quarter with the performance during the equivalent Fiscal Quarter during the immediately preceding Fiscal Year;

               (iv) a consolidated balance sheet as at the end of that Fiscal Quarter;

               (v) a management discussion and analysis in a form satisfactory to the Majority Holders;

               (vi) (for the purposes relevant for Section 8.5) a statement of the aggregate Net Proceeds of relevant disposals made during such period other than disposals to which Section 8.5(a) does not apply;

               (vii)  (for  the  purposes   relevant  for  Section  10.3.1(e)  a
          statement of the Capital Expenditure during such period;

               (viii) an analysis of the profit and loss account by profit centres; and

               (ix) a statement of the consideration paid by the Group (and broken down by Group members) in respect of Permitted Acquisitions during such period;

          (c)  Monthly  Management  Accounts  -  prepare   consolidated  monthly
     management  accounts  in  respect  of the  Group in  accordance  with  GAAP

                                      -24

     (consistently applied) in respect of each month in the agreed form and including:

               (i) a consolidated cashflow statement (including a 4 week rolling
          forecast   of  central   liquidity   in  the  form   agreed  with  the
          Noteholders);

               (ii) a consolidated profit and loss account for the relevant month and the Fiscal Year to that date;

               (iii) a comparison of all relevant results with the relevant Annual Budget;

               (iv) a comparison of actual  performance  for that month with the
          performance   during  the  equivalent  month  during  the  immediately
          preceding Fiscal Year;

               (v) a management discussion and analysis in a form satisfactory to the Majority Holders;

               (vi) (for the purposes relevant for Section 8.5) a statement of the aggregate Net Proceeds of relevant disposals made during such period other than disposals to which Section 8.5(a) does not apply;

               (vii)  (for  the  purposes   relevant  for  Section  10.3.1(e)  a
          statement of the Capital  Expenditure during such period; and

               (viii) a statement of the investments and other transactions entered into constituting Permitted Investments; and

          (d) Delivery of financial statements - deliver to each Noteholder each of the following documents:

               (i) Audited Financial Statements - at the time of issue of the audited financial statements (whether preliminary or otherwise) to the shareholders of the Parent but in any event not later than 90 days after the end of the Fiscal Year to which they relate, the audited financial statements referred to in Section 7.1(a) for each Fiscal Year together, in each case, with the report of the Auditors thereon, the notes thereto, the directors' report thereon, the preliminary audited financial statements, and the report referred to in Section 7.1(d)(v), provided that (A) such audited financial statements should be set forth in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and such Auditor's report should include of an audit opinion on such financial statements of independent chartered accountants of recognized national standing in the United Kingdom, which opinion may be contained in the annual statement so provided and shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards in the United Kingdom, and that such audit provides a reasonable basis for such opinion in the circumstances;

               (ii) Interim Statements -- within 90 days after the end of the first Fiscal Half-Year of the Company, duplicate copies of


                    (A) an unaudited  consolidated  balance sheet of the Company and its Subsidiaries as at the end of such period, and

                    (B) an unaudited profit and loss account for such period,

          setting forth in each case in comparative form the figures for the corresponding period in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to interim financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of the financial information that the Company is required to furnish to London Stock Exchange plc for each such interim period shall be deemed to satisfy the requirements of this Section 7.1(d)(ii), provided further that if the financial reporting requirements for companies listed on the Official List of the UK Listing Authority are altered, the Company shall deliver such alternative financial information as the Company shall be required to disclose to its shareholders pursuant to the requirements of the UK Listing Authority in force at such time, as well as such supplemental information as is reasonably necessary to provide such holder with the same substantive consolidated financial information as such holder would have received had the form and detail of the accounts not been changed from the form and detail of the most recent interim accounts listed in Schedule 5.5;

               (iii) Management Accounts - within:

                    (A) 45 days  after the end of the  Fiscal  Quarter  to which they relate, the quarterly management accounts prepared in accordance with the requirements of Section 7.1(b), together with the certificate referred to in Section 7.1(d)(iv), provided that such management accounts should be set forth in each case in comparative form the figures for the corresponding period in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to interim financial statements generally, and certified by a Senior Financial Officer as having been prepared with due care and attention and in accordance with the normal routines for the preparation of quarterly reporting with the Group, subject to changes resulting from year-end adjustments; and

                    (B) 30 days  after  the  end of each  month  to  which  they relate, the monthly management accounts prepared in accordance with the requirements of Section 7.1.(c);

               (iv) Directors' Compliance Certificates -- at the time of the delivery of the quarterly management accounts referred to in Section 7.1(d)(ii), for each Fiscal Quarter and in each case speaking as at the end of such Fiscal Quarter a compliance certificate of the Parent signed by its finance director, or if the finance director is unavailable for any reason, any other director of the Parent verifying compliance or otherwise with all financial covenants set forth in
          Section 10.3.1, confirming that no Default or Event of Default has occurred which is continuing unremedied and unwaived, and attaching a list of Material Subsidiaries (determined on the basis of the relevant financial statements) and have it signed by its finance director, or if the finance director is unavailable for any reason, any other director of the Company, and provide such certificate to the holders of the Notes at the time of the delivery of the quarterly management accounts for each Fiscal Quarter;

               (v) Annual Auditors' report -- at the time of delivery of the audited financial statements referred to Section 7.1(d)(i) a report from the Auditors (such report to be delivered to the Noteholders only in the event that the Noteholders enter in into an engagement letter with the Auditors on terms reasonably satisfactory to the Auditors and the Noteholders) (in a format acceptable to the Agreed Noteholders and which can be relied upon by the Agreed Noteholders) stating:

                    (A) the amounts of the respective  financial  definitions in respect of or, as the case may be, as at the end of the relevant period specified in the financial covenants as extracted from such audited financial statements and indicating the manner in which such amounts have been calculated;

                    (B) the application of the respective amounts of such financial definitions to the financial covenants; and

                    (C) a list of the Group companies that are Material Subsidiaries as at the end of the relevant Fiscal Year to which the report relates,

          and each such report shall (in the absence of manifest error) be conclusive as to matters contained in it;

               (vi) Annual Budget -- (A) as soon as it becomes available, and in any event not later than 45 days after the commencement of the Fiscal Year the subject thereof the Annual Budget for each Fiscal Year, (B) as soon as it becomes available, and in any event not later than 20 days after the commencement of each relevant quarter, the updated version of the Annual Budget for the relevant Fiscal Year, and (C) immediately upon being approved by the Parent's board of directors, any amendments or revisions to an Annual Budget (other than the quarterly updates provided for in clause (B));

               (vii) Reports and notices to creditors and shareholders -- at the time of issue thereof every report, circular, notice or like document issued by any Obligor or Material Subsidiary to its creditors (or any class of creditors) generally or to the Banks and every notice convening a meeting of the shareholders or any class of the shareholders of the Parent;

               (viii) Information to Creditors -- promptly upon their becoming available, one copy of all information (including, without limitation, all financial information reports, projections, forecasts, budgets, business information, financial statements, reports, circulars, notices or similar documents (but excluding any routine administrative notices and certificates)) that is sent by the Company or any Subsidiary to any lending bank (or similar provider of credit or finance) or its public securities holders;

               (ix) Further information - with reasonable promptness, such further financial and other information concerning the Group (or any member of it) and its affairs as any Noteholder may from time to time reasonably require;

               (x) Independent accountant's report -- notify the Noteholders immediately upon it becoming aware that a breach of Section 10.3.1 or an Event of Default under Section 11(a), Section 11(b), Section 11(f),
          Section 11(h), Section 11(i), Section 11(j) or Section 11(k) is reasonably likely to occur either immediately or within the following 12 months. Upon receiving such notification from the Parent, the Majority Holders shall have the right to require the preparation of an independent accountants' report on the financial and business condition and prospects of the Group and/or such other reports as the Majority Holders shall require (the cost in each case to be borne by the Parent) and the Parent will (and will procure that each other member of the Group will) provide the persons preparing each such report with all assistance and information requested by them;

               (xi) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer of any Obligor becomes aware of the existence of any Default or Event of Default or of any occurrence which would or is reasonably likely in the opinion of the Company to have a Material Adverse Effect, a written notice specifying the nature and period of existence thereof and what action the Group is taking or proposes to take with respect thereto;

               (xii) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

               (xiii) Other Reports -- promptly upon their becoming available, one copy of (i) each material document filed by the Company with the UK Listing Authority or London Stock Exchange plc and thereafter generally available to the public, (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission or any similar Governmental Authority or stock exchange and (iii) each press release or other statement made available generally by the Company or any Subsidiary to the public concerning developments that are Material.

     7.2. On the Put Elimination Date and Thereafter.

     On the Put Elimination Date and thereafter:

     7.2.1. Financial and Business Information.

     The Company shall deliver to each Noteholder:

          (a) Quarterly Statements -- within 45 days after the end of each Fiscal Quarter of the Company, duplicate copies of

               (i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, and

               (ii) an unaudited profit and loss account for such period,

     setting forth in each case in comparative form the figures for the corresponding period in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to interim financial statements generally, and certified by a Senior Financial Officer as having been prepared with due care and attention and in accordance with the normal routines for the preparation of quarterly reporting with the Group, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of the financial information that the Company is required to furnish to London Stock Exchange plc for each such interim period shall be deemed to satisfy the requirements of this
     Section 7.2.1(a), provided further that if the financial reporting requirements for companies listed on the Official List of the UK Listing Authority are altered, the Company shall deliver such alternative financial information as the Company shall be required to disclose to its shareholders pursuant to the requirements of the UK Listing Authority in force at such time, as well as such supplemental information as is reasonably necessary to provide such holder with the same substantive consolidated financial information as such holder would have received had the form and detail of the accounts not been changed from the form and detail of the most recent interim accounts listed in Schedule 5.5;

          (b) Interim Statements -- within 90 days after the end of the first Fiscal Half-Year of the Company, duplicate copies of

               (i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, and

               (ii) an unaudited profit and loss account for such period,

     setting forth in each case in comparative form the figures for the corresponding period in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to interim financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of the financial information that the Company is required to furnish to London Stock Exchange plc for each such interim period shall be deemed to satisfy the requirements of this Section 7.2.1(b), provided further that if the financial reporting requirements for companies listed on the Official List of the UK Listing Authority are altered, the Company shall deliver such alternative financial information as the Company shall be required to disclose to its shareholders pursuant to the requirements of the UK Listing Authority in force at such time, as well as such supplemental information as is reasonably necessary to provide such holder with the same substantive consolidated financial information as such holder would have received had the form and detail of the accounts not been changed from the form and detail of the most recent interim accounts listed in Schedule 5.5;

          (c) Annual Statements -- within 150 days after the end of each Fiscal Year of the Company, duplicate copies of

               (i)  a  consolidated   balance  sheet  of  the  Company  and  its
          Subsidiaries as at the end of such Fiscal Year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such Fiscal Year,

     setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

               (A) an audit opinion thereon of independent chartered accountants of recognized national standing in the United Kingdom, which opinion may be contained in the annual statement so provided and shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards in the United Kingdom, and that such audit provides a reasonable basis for such opinion in the circumstances, and

               (B) solely for the benefit of the Noteholders (to the extent that the Noteholders have entered into any engagement letter with the Auditors on terms reasonably satisfactory to the Auditors and the Noteholders), a certificate of such accountants stating that they have reviewed the certificate of a Senior Financial Officer of the Company concurrently being provided to holders of Notes pursuant to Section
          7.2.2 and that (1) the specific financial information contained in such certificate has been accurately extracted from the sources identified in such certificate and, where applicable, agrees with the underlying accounting records of the Group, and (2) the calculations shown in such certificate to have been made in accordance with this Agreement are arithmetically accurate;

     provided that delivery within the time period specified above of the financial information that the Company is required to furnish to the UK Listing Authority for such Fiscal Year, together with the accountants' certificate described in clause (B) (to the extent that the Noteholders have entered into any engagement letter with the Auditors on terms reasonably satisfactory to the Auditors and the Noteholders), shall be deemed to satisfy the requirements of this Section 7.2.1(c), provided further however that if the financial reporting requirements for companies listed on the Official List of the UK Listing Authority are altered, the Company shall deliver such alternative financial information as the Company shall be required to disclose to its shareholders pursuant to the requirements of the UK Listing Authority in force at such time, as well as such supplemental information as is reasonably necessary to provide such holder with the same substantive consolidated financial information as such holder would have received (including, without limitation, all such information necessary to verify compliance with the covenants set forth in
     Section 10.2 and Section 10.3) had the form and detail of the accounts not been changed from the form and detail of the most recent audited accounts listed in Schedule 5.5;

          (d) Other Reports -- promptly upon their becoming available, one copy of (i) all information (including, without limitation, all financial information reports, projections, forecasts, budgets, business information, financial statements, reports, circulars, notices or similar documents (but excluding any routine administrative notices and certificates)) that is sent by the Company or any Subsidiary to any lending bank (or similar provider of credit or finance) or its public securities holders and each material document filed by the Company with the UK Listing Authority or London Stock Exchange plc and thereafter generally available to the public,
     (ii) each regular or periodic
     report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission or any similar Governmental Authority or stock exchange and
     (iii) each press release or other statement made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (e) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer of the Issuer or the Company becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Issuer and the Company are taking or propose to take with respect thereto;

          (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or the ability of the Issuer to perform its obligations hereunder and under the Notes or the ability of the Company to perform its obligations hereunder, in each case as from time to time may be reasonably requested by any such holder of Notes.

     7.2.2. Officer's Certificate.

     Each set of financial statements delivered to a holder of Notes pursuant to
Section 7.2.1(a), Section 7.2.1(b) or Section 7.2.1(c) shall be accompanied by a certificate of a Senior Financial Officer of the Company setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 and Section 10.3 during the interim or annual period covered by the statements then being furnished (including with respect to each such

     Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence);

          (b) Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the interim or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including without limitation any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Issuer or the Company shall have taken or proposes to take with respect thereto; and

          (c) Material Subsidiaries - a list of Material Subsidiaries.

     7.2.3. Inspection.

     The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive offices of the Issuer and the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with officers of the Issuer and the Company, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent chartered accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Issuer to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent chartered accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

     7.3 Limitation on Disclosure Obligation.

     The Company shall not be required to disclose the following information pursuant to Section 7:

          (a) information that, notwithstanding Section 22, the Company would be prohibited from disclosing by law or regulation, provided that a written opinion of counsel, if reasonably requested by any holder of a Note, has been furnished to each holder of Notes at the Company's expense, to the effect that the disclosure of such information to such holders would give rise to a breach of applicable law or regulations;

          (b) information that the Company is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement binding upon the Company and not entered into in contemplation of this clause (b), provided that the Company shall make a good faith attempt to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information; or

          (c) information that, notwithstanding Section 22, would require the Company to make public disclosure of such information to comply with any of its continuing obligations under the rules of London Stock Exchange plc or any other securities exchange or the Listing Rules made by the UK Listing Authority or the City Code on Takeovers and Mergers (each an "Authority"), provided that the Company shall, if so requested by any holder of a Note, promptly approach the relevant Authority (except that the Company shall not be required to disclose the substance or nature of the relevant information to such Authority, but rather shall only be required to inform such Authority that the Company believes such information constitutes price sensitive information) and request confirmation from a senior officer of such Authority to the effect that the Company may disclose such information to holders of the Notes without having to disclose such information publicly or otherwise being in breach of the rules of such Authority and the Company shall not have received confirmation to such effect in form and substance reasonably satisfactory to the Company.

     Any such inquiry by the Company to an Authority shall expressly indicate the nature of this Agreement, the Notes and the obligations of the Company with respect thereto, that a request for information was made pursuant to a covenant in this Agreement requiring the Company to provide such information and that the recipients of such information are bound by the confidentiality provisions of Section 22.

     Notwithstanding anything herein to the contrary, prior to the Put Elimination Date the Company shall be required to disclose all information (including, without limitation, the information described in the Section 7.3) to the Noteholders that has been disclosed or otherwise provided (in any manner or form whatsoever) directly or indirectly to any Bank Finance Party.

     8. PAYMENTS.

     8.1. Interest; PIK Management Fees.

          (a) Interest. The Issuer shall pay interest on the Notes (computed on the basis of a 360-day year of twelve 30-day months), and interest on the Notes shall accrue:

               (i) at all times prior to the Effective Date on the unpaid principal balance of each of the Notes at the rate of 7.61% per annum, payable semi-annually on April 5 and October 5 in each year, until the principal hereof shall have become due and payable,

               (ii) at all times on and after the Effective Date but prior to the Put Elimination Date on the unpaid principal balance of each of the Notes at the rate of 9.25% per annum, payable quarterly on January 5, April 5, July 5 and October 5 in each year, until the principal hereof shall have become due and payable, and

               (iii) at all times on and after the Put Elimination Date on the unpaid principal balance of each of the Notes at the rate of 9.25% per annum, payable semiannually on April 5 and October 5 in each year, until the principal hereof shall have become due and payable.

          (b) PIK Management Fees.

               (i) The Company shall pay an additional management fee (the "PIK Management Fee") to each holder of Notes to be calculated as a percentage fee on the aggregate outstanding principal amount of the Notes on each date of calculation set forth below and shall be calculated quarterly in accordance with the following table showing the ratio of Consolidated Gross Borrowings to Consolidated EBITDA:

------------------------- ------------------------------------------------------------------------------
 Fiscal Quarter Ending                 Consolidated Gross Borrowings : Consolidated EBITDA
------------------------- ------------------------------------------------------------------------------
       March 2002           = 4.60          > 4.60           > 4.84           > 5.08          > 5.32
                                          but = 4.84       but = 5.08       but = 5.32
------------------------- ------------ ----------------- ---------------- ---------------- -------------
       June 2002            = 6.25          > 6.25           > 6.81           > 7.38          > 7.94
                                          but = 6.81       but = 7.38       but = 7.94
------------------------- ------------ ----------------- ---------------- ---------------- -------------
     September 2002         = 3.56          > 3.56           > 3.84           > 4.13          > 4.41
                                          but = 3.84       but = 4.13       but = 4.41
------------------------- ------------ ----------------- ---------------- ---------------- -------------
     December 2002          = 3.37          > 3.37           > 3.71           > 4.06          > 4.40
                                          but = 3.71       but = 4.06       but = 4.40
------------------------- ------------ ----------------- ---------------- ---------------- -------------
       March 2003           = 3.40          > 3.40           > 3.59           > 3.77          > 3.96
                                          but = 3.59       but = 3.77       but = 3.96
------------------------- ------------ ----------------- ---------------- ---------------- -------------
       June 2003            = 3.28          > 3.28           > 3.40           > 3.52          > 3.63
                                          but = 3.40       but = 3.52       but = 3.63
------------------------- ------------ ----------------- ---------------- ---------------- -------------
     September 2003         = 3.22          > 3.22           > 3.35           > 3.49          > 3.62
                                          but = 3.35       but = 3.49       but = 3.62
------------------------- ------------ ----------------- ---------------- ---------------- -------------
     December 2003          = 2.89          > 2.89           > 3.02           > 3.15          > 3.27
                                          but = 3.02       but = 3.15       but = 3.27
------------------------- ------------ ----------------- ---------------- ---------------- -------------
       March 2004           = 2.89          > 2.89              -                -              -
                                          but = 3.00
------------------------- ------------ ----------------- ---------------- ---------------- -------------
       June 2004            = 2.70          > 2.70              -                -              -
                                          but = 3.00
------------------------- ------------ ----------------- ---------------- ---------------- -------------
     September 2004         = 2.70          > 2.70              -                -              -
                                          but = 3.00
------------------------- ------------ ----------------- ---------------- ---------------- -------------
          Fee                0.00%          0.50%             1.00%            1.50%          2.00%
------------------------- ------------ ----------------- ---------------- ---------------- -------------

               (ii) The PIK Management Fee shall be calculated using the Company's quarterly Compliance Certificates but shall not be payable by the Company until the earlier of (A) the prepayment in full of the Notes, (B) the Bank Refinancing Date, (C) any enforcement of the Security or any of the Subsidiary Guarantees, (D) any of the Events of

          Default described in paragraph (h), (i), (j) or (k) of Section 11, (E) any of the Notes becoming due and payable, whether automatically or by declaration, or (F) the reduction to zero of the Total Commitments (as defined in the Syndicated Loan Agreement) in accordance with the terms of the Syndicated Loan Agreement.

               (iii) Any PIK Management Fee that is payable in respect of any quarter shall accrue interest (computed on the basis of a 360-day year of twelve 30-day months) at 9.25% per annum, which interest shall accrue but shall not be payable until the PIK Management Fee is payable. The accrual of interest on the PIK Management Fee shall begin as of the quarter-end date shown on the Compliance Certificate.

               (iv) To the extent that the New Money is fully repaid and the New Money Commitments are cancelled in full at any time or the Banks otherwise agree to eliminate the "priority" treatment of all New Money in the Intercreditor Agreement at any time, any future accretion of the PIK Management Fee shall cease as at the later of any of those times and January 1, 2003 (it being understood that any PIK Management Fee that has been calculated for any quarter prior to such time shall continue to be payable at the relevant time of payment as provided above and will continue to accrue interest until such payment date).

          (c) Default Interest. The Issuer shall pay interest (computed on the basis of a 360-day year of twelve 30-day months) at all times (to the extent permitted by applicable law):

               (i) prior to the Effective Date, on any overdue payment of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable semiannually on April 5 and October 5 in each year (or, at the option of any registered holder of Notes, on demand), at a rate per annum from time to time equal to the greater of
          (A) 9.61% and (B) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York city as its base or prime rate;

               (ii) on the Effective Date and thereafter but prior to the Put Elimination Date, on any overdue payment of principal, any overdue payment of interest, any overdue payment of PIK Management Fees, any overdue payment of any Change of Control Fee and any overdue payment of any Make-Whole Amount, payable quarterly on January 5, April 5, July 5 and October 5 in each year (or, at the option of any registered holder of Notes, on demand), at a rate per annum from time to time equal to the greater of (A) 11.25% and (B) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York city as its base or prime rate; and

               (iii) on the Put Elimination Date and thereafter, on any overdue payment of principal, any overdue payment of interest, any overdue payment of PIK Management Fees, any overdue payment of any Change of Control Fee and any overdue payment of any Make-Whole Amount, payable semiannually on April 5 and October 5 in each year (or, at the option of any registered holder of Notes, on demand), at a rate per annum from time to time equal to the greater of (A) 11.25% and (B) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York city as its base or prime rate.

     8.2. Required Prepayments.

          (a) On April 5, 2007, and on each April 5 thereafter to and including April 5, 2010 the Issuer will prepay $35,000,000 aggregate principal amount (or such lesser principal amount as shall then be outstanding) of the Notes, such prepayment to be made at the principal amount to be prepaid, together with accrued interest thereon to the date of such prepayment, without payment of any Make-Whole Amount or other premium, allocated as provided in Section 8.10.

          (b) No partial prepayment of the Notes pursuant to any other provision in this Agreement shall relieve the Issuer of its obligation to make prepayments of the Notes required by this Section 8.2 (with the effect that such prepayments shall be applied to such required prepayments and to the payment at the final maturity of the Notes in inverse order), provided that upon purchase of Notes pursuant to Section 8.12 the principal amount of each required prepayment of the Notes becoming due under this Section 8.2 on and after the date of such purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such purchase.

     8.3. Optional Prepayments with Make-Whole Amount.

          (a) The Issuer may, at its option, upon notice as provided in Section 8.3(b), prepay at any time all, or from time to time any part of, the Notes (in a minimum principal amount of $10,000,000 and otherwise in multiples of $500,000) at the principal amount so prepaid, plus accrued interest with respect to such principal amount being prepaid to the date of such prepayment, plus (subject to deferral pursuant to Section 8.14) the Make-Whole Amount determined for the prepayment date with respect to such principal amount.

          (b) The Issuer will give each holder of Notes written notice of each optional prepayment under this Section 8.3 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Issuer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Issuer shall deliver to the holder of each Note a certificate of a Senior Financial Officer of the Issuer specifying the calculation of the Make-Whole Amount as of the specified prepayment date.

     8.4. Prepayment Event.

     Immediately upon the occurrence of a Prepayment Event, the Issuer shall be required to prepay in full all of its Notes, at a price equal to 100% of the outstanding principal amount of the Notes plus accrued interest thereon, the accrued PIK Management Fee (if any) (together with accrued interest thereon) and the Make-Whole Amount (if any) (including all deferred amounts in respect thereof and accrued interest thereon) at the time of such prepayment.

     8.5. Disposal Proceeds.

          (a) Prior to the Put Elimination Date, if any member of the Group disposes of any assets (including shares and fixed assets) to any person which is not a member of the Group, and:

               (i) the aggregate Net Proceeds are at least(pound)500,000 (or its equivalent at the date of the disposal) (each a "Relevant Disposal"); and

               (ii) the aggregate Net Proceeds of all Relevant Disposals in any Fiscal Year are in excess of (pound)5,000,000 (or its equivalent at the date of disposal),

     the Issuer shall (or shall procure that the Company and its Subsidiaries shall), apply an amount equal to the aggregate Net Proceeds of such Relevant Disposals which are in excess of (pound)5,000,000 (or its equivalent) in mandatory prepayment of the Notes (subject to the terms and provisions of the Intercreditor Agreement). Any such prepayment shall be made within twenty-five (25) Business Days of receipt by the Company or any of its

     Subsidiaries of such Net Proceeds and shall be at a price equal to 100% of the outstanding principal amount of the Notes being so prepaid plus accrued interest on the amount of such principal and the Make-Whole Amount (if any) in respect of such principal amount being so prepaid (subject to deferral pursuant to Section 8.14).

          (b) The provisions of clause (a) above shall not apply in relation to the following disposals:

               (i) the disposal of stock-in-trade in the ordinary course of day to day trading;

               (ii) any disposal by:

                    (A) a member of the Group to a Subsidiary Guarantor; and

                    (B) a  member  of  the  Group  which  is  not  a  Subsidiary
               Guarantor to another member of the Group which is not a Subsidiary Guarantor,

          but so that in each case where any such asset is shares, other ownership interests in any person or entity, real property or real estate (or related insurance policies), receivables (including intra-Group debts) or, in each case, rights or claims in respect of any such asset and is subject or is expressed to be subject to an Encumbrance pursuant to any Security Documents such disposal shall only be permitted if either (x) the Majority Holders are satisfied that the Subsidiary Guarantee given by the disposee of the obligations of the Obligors under (inter alia) the Syndicated Loan Agreement, the Notes and the Security Documents are not limited to a greater extent than that given by the disposer and that either (1) such Encumbrance is not prejudiced as a result of such disposal or (2) the asset concerned becomes subject to a fully enforceable, legally binding Encumbrance in favour of the Common Security Trustee, the Banks and the holders of the Notes on terms substantially equivalent to or better than the Encumbrances under the Security Documents prior to such disposal or (y) the Majority Holders give their prior written consent;

                    (iii) dealings with trade debtors with respect to book debts in the ordinary course of trading;

                    (iv) disposals of cash on arm's length terms not otherwise prohibited by this Agreement and the Security Documents;

                    (v) disposals which constitute Permitted Investments; and

                    (vi) disposals by the Zenith SPV with respect to any of the shares it holds in Zenith permitted under Section 10.1.4 and
               Section 10.2.3 provided that the proceeds of such disposals are applied in accordance with the mandatory prepayment provisions described in Section 8.7.

          (c) Following the Put Elimination Date, to the extent the Issuer elects to apply the proceeds of any Asset Disposition to the prepayment of the Notes, such prepayment shall be made at a price equal to 100% of the outstanding principal amount of the Notes being so prepaid plus accrued interest on the amount of such principal and the Make-Whole Amount (if any) in respect of such principal amount being so prepaid.

     8.6. Rights Issues, Equity Raising, Etc..

          (a) Prior to the Put Elimination Date, the proceeds (net of reasonable related costs) of any rights issue or other equity raising (other than those permitted under clause (a) of Section 10.1.10) shall be applied in mandatory prepayment of the Notes (subject to the terms and provisions of the Intercreditor Agreement). Any such prepayment shall be at a price equal to 100% of the outstanding principal amount of the Notes being so prepaid plus accrued interest on the amount of such principal, the accrued PIK Management Fee (if any) (together with accrued interest thereon) and the Make-Whole Amount (if any) in respect of such principal amount being so prepaid (subject to deferral pursuant to Section 8.14).

          (b) For the avoidance of doubt, a rights issue or other equity raising occurring contemporaneously with a refinancing of the Syndicated Loan
     Agreement shall be deemed to occur after the Put Elimination Date if the conditions precedent set forth in Section 8.8(f) in connection with such refinancing have been satisfied.

     8.7. Zenith Proceeds.

     Prior to the Put Elimination Date, if any member of the Group receives any proceeds from:

          (i) any exercise of the put or call options under the Zenith Joint Venture Agreement or any other disposal of shares (or other interests) in Zenith;

          (ii) any claims for damages or other remedies in respect of any breach of the put and call options in the Zenith Joint Venture Agreement;

          (iii) any claim in respect of any warranties, indemnities and representations contained in the Zenith Joint Venture Agreement to the extent connected to the put and call options in the Zenith Joint Venture Agreement; and

          (iv)  any  flotation  of,  or  sale  or  other   disposal  of  all  or
     substantially all of its assets and undertakings by, Zenith or any of its Subsidiaries,

the Issuer shall (and shall procure that the Company and its Subsidiaries shall), apply an amount equal to the aggregate Net Proceeds thereof in mandatory prepayment of the Notes (subject to the terms and provisions of the Intercreditor Agreement). Any such prepayment shall be made within ten (10) days of receipt by the Company or any of its Subsidiaries of such Net Proceeds and shall be at a price equal to 100% of the outstanding principal amount of the Notes being so prepaid plus accrued interest on the amount of such principal and the Make-Whole Amount (if any) in respect of such principal amount being so prepaid (subject to deferral pursuant to Section 8.14).

     8.8. Refinancing of Syndicated Loan Agreement.

          (a) Notice of Bank Refinancing. At least 30 days (but not more than 45 days) prior to the occurrence of the Bank Refinancing Date, the Company shall promptly give written notice of such occurrence of the Bank Refinancing Date to each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in Section 8.8(b) and shall be accompanied by the certificate described in Section 8.8(e).

          (b) Offer to Prepay Notes. The offer to prepay the Notes contemplated by Section 8.8(a) shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder (and in this case, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) of Notes on a date specified in such offer (the "Refinancing Prepayment Date"). The Refinancing Prepayment Date shall be the Bank Refinancing Date.

          (c) Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance or rejection to be delivered to the Company no later than 5 days prior to the Bank Refinancing Date (the "Refinancing Response Date"). A failure by a holder of Notes to respond to such notice by accepting or rejecting such offer to prepay made pursuant to this Section 8.8 by the Refinancing Response Date shall be deemed to constitute an acceptance of such offer by such holder.

          (d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this
     Section 8.8 shall be at 100% of the principal amount of such Notes (together with interest thereon accrued to the date of prepayment), plus accrued PIK Management Fees (together with interest thereon accrued to the date of prepayment), plus the Make-Whole Amount determined for the date of prepayment with respect to such principal amount, plus all Deferred Make-Whole Amounts in respect of prior prepayments of the Notes and interest thereon accrued to the date of prepayment. Two Business Days prior to the Refinancing Prepayment Date, the Company shall deliver to each holder of Notes being prepaid a certificate of a Senior Financial Officer of the Company specifying the calculation of such Make-Whole Amount as of the Refinancing Prepayment Date (and including copies of the Bloomberg Financial Markets Commodities News screen, Reuters screen or other relevant source of market data used to determine the Reinvestment Yield, as applicable). The prepayment shall be made on the Refinancing Prepayment Date.

          (e) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Refinancing Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of the notice were the date of the prepayment), setting forth the details of such computation (including copies of the Bloomberg Financial Markets Commodities News screen, Reuters screen or other relevant source of market data used to determine the Reinvestment Yield, as applicable); (v) the interest that would be due on each Note offered to be prepaid, accrued to the Refinancing Prepayment Date; and (vi) that the conditions of this
     Section 8.8 have been fulfilled.

          (f) Elimination of Refinancing Put. The obligations of the Company set forth in clauses (a) through (e) of this Section 8.8 shall be eliminated and shall no longer be in force or of any effect in the event that all of the following conditions precedent (collectively, the "Put Elimination Conditions") are satisfied on the Bank Refinancing Date:

               (i) the ratio of Consolidated Gross Borrowings to Consolidated EBITDA for each twelve-month period ending on the two most recently ended Fiscal Quarters shall not have been greater than 2.50:1;

               (ii) the ratio of Consolidated EBITDA to Consolidated Net Interest Expenditure for each twelve-month period ending on the two most recently ended Fiscal Quarters shall have been not less than 6.00:1;

               (iii) no Default or Event of Default shall have occurred which is continuing;

          (iv) the representations and warranties contained in the Sections 5.1, 5.4, 5.8, 5.9, 5.10, 5.11, 5.12, 5.18 and 5.19 shall be true and correct at such time as if made at such time and the Company shall have delivered an Officer's Certificate to such effect;

          (v) neither the Company nor any Subsidiary shall be in default, and no waiver of default shall be then in effect, in the payment of any principal or interest on any Borrowed Money of the Company or any Subsidiary, and no event or condition shall exist with respect to any Borrowed Money that would permit (or that with the giving of notice or the lapse of time, or both, would permit) one or more Persons to cause such Borrowed Money to become due and payable before its stated maturity or before its regularly scheduled dates of payment and the Company shall have delivered an Officer's Certificate to such effect;

          (vi) the Company shall have delivered an Officer's Certificate to the effect that it is not aware (after due inquiry) of any matter or event which is reasonably likely to result in a breach of the Sections in this Agreement setting forth the financial covenants or an Event of Default under Section 11(a), Section 11(b), Section 11(f), Section 11(h), Section 11(i), Section 11(j) or Section 11(k) either immediately on such date or within the period ending 12 months after such date; and

          (vii) after giving effect to any refinancing or repayment in full of the Syndicated Loan Agreement, (A) any such refinancing shall not require priority treatment, (B) any such refinancing shall either be wholly unsecured or shall be secured on a pari passu basis with the Finance
     Documents and such refinancing banks shall have entered into an intercreditor agreement with the Noteholders confirming the pari passu relationship of the Noteholders and such refinancing banks and otherwise in form, scope and substance reasonably satisfactory to the Noteholders, and
     (C) the Company shall be in compliance with the requirement to maintain Committed Medium-Term Bank Facilities referred to in Section 9.2.3.

     Each of the ratios referred to in clause (i) and clause (ii) above shall be determined for and tested as at the end of each applicable Fiscal Quarter on the basis of the Company's management accounts and audited consolidated financial statements. Consolidated EBITDA and Consolidated Net Interest Expenditure shall be calculated on a rolling twelve months basis and
Consolidated Gross Borrowings shall be calculated on the basis of the average daily outstandings during the period of two consecutive Fiscal Quarters ending on each testing date.

     The ratios referred to in clause (i) and clause (ii) above will be adjusted on a pro forma basis to take into account any net proceeds of any rights issue or similar equity offering by the Company or the disposal of the Group's shares in Zenith whether pursuant to the Zenith Joint Venture Agreement or otherwise. Such adjustments will be made by reducing the aggregate amount of Consolidated Gross Borrowings by the amount of any such net proceeds applied in permanent prepayment of Consolidated Gross Borrowings as permitted under this Agreement, by adjusting Consolidated Net Interest Expenditure by the greater of the average interest rate or the interest rate of the actual debt paid down, and by adjusting Consolidated EBITDA to account for the disposal of the Group's shares in Zenith.

     8.9. Change of Control.

          (a) Notice of Change in Control or Control Event. On the occurrence of any Change in Control or Control Event, the Company shall promptly give written notice of such Change in Control or Control Event to each holder of Notes. In the case that a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in Section 8.9(b) and shall be accompanied by the certificate described in Section 8.9(e).

          (b) Offer to Prepay Notes.  The offer to prepay Notes  contemplated by
     Section 8.9(a) shall be an offer to prepay, in accordance with and subject to this Section 8.9, all, but not less than all, the Notes held by each holder (and in this case, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) of Notes on a date specified in such offer (the "Control Prepayment Date"). The Control Prepayment Date shall be 30 days after the date of such offer (provided that if such day is not a Business Day than the Control Prepayment Date shall be the first Business Day thereafter), but in no event shall be later than the date the facilities under the Syndicated Loan Agreement or any Committed Medium-Term Bank Facilities are cancelled and outstandings thereunder are declared or become due and payable thereunder (the "Bank Control Payment Date"). The offer to prepay Notes contemplated by Section 8.9(a) shall specify the Bank Control Payment Date. If the Control Prepayment Date shall not be specified in such offer, the Control Prepayment Date shall be the earlier of (i) the 30th day after the date of such offer (provided that if such day is not a Business Day than the Control Prepayment Date shall be the first Business Day thereafter) and
     (ii) the Bank Control Payment Date.

          (c) Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.9 by causing a notice of such acceptance or rejection to be delivered to the Company by 30 days after the receipt of such offer or if the Bank Control Payment Date is sooner, 5 days prior to the Bank Control Payment Date (the "Control Response Date"). A failure by a holder of Notes to respond to such notice by accepting or rejecting such offer to prepay made pursuant to this
     Section 8.9 by the Control Response Date shall be deemed to constitute an acceptance of such offer by such holder.

          (d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this
     Section 8.9 shall be at 100% of the principal amount of such Notes (together with interest thereon accrued to the date of prepayment), plus accrued PIK Management Fees (together with interest thereon accrued to the date of prepayment), plus the Make-Whole Amount determined for the date of prepayment with respect to such principal amount, plus all deferred Make-Whole Amounts in respect of prior prepayments of the Notes and interest thereon accrued to the date of prepayment, plus a change of control fee in an aggregate amount equal the Change of Control Amount determined for the date of prepayment with respect to such prepaid principal amount (the "Change of Control Fee"). Two Business Days prior to the Control Prepayment Date, the Company shall deliver to each holder of Notes being prepaid a certificate of a Senior Financial Officer of the Company specifying the calculation of such Make-Whole Amount and such Change of Control Fee as of the Control Prepayment Date (and including copies of the Bloomberg Financial Markets Commodities News screen, Reuters screen or other relevant source of market data used to determine the relevant Reinvestment Yield, as applicable). The prepayment shall be made on the Control Prepayment Date.

          (e) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.9 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Control Prepayment Date; (ii) that such offer is made pursuant to this Section 8.9; (iii) the principal amount of each Note offered to be prepaid; (iv) the estimated Make-Whole Amount and Change of Control Fee, if any, due in connection with such prepayment (calculated as if the date of the notice were the date of the prepayment), setting forth the details of such computation (including copies of the Bloomberg Financial Markets Commodities News screen, Reuters screen or other relevant source of market data used to determine the relevant Reinvestment Yield, as applicable); (v) the interest that would be due on each Note offered to be prepaid, accrued to the Control Prepayment Date; (vi) that the conditions of this Section 8.9 have been fulfilled; and (vii) in reasonable detail, the nature and date of the Change in Control.

          (f) Following Prepayment of the Notes. In the event of a prepayment of the Notes at any time prior to a Change of Control or a Control Event and the occurrence of a Change of Control or a Control Event within 6 months following such prepayment, the Company will be obligated, as a separate and continuing obligation, to pay, on the date of such Change of Control or Control Event, to each holder of Notes (as of the date of such prepayment) an amount equal to the Change of Control Amount calculated on the basis that such prepayment was in connection with a Change of Control or Control Event on such prepayment date. Furthermore, the Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any such Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes (as of the date of such prepayment).

     8.10. Allocation of Partial Prepayments.

     In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     8.11. Maturity; Surrender, etc.

     In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuer and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     8.12. Purchase of Notes.

     Neither the Issuer nor the Company will, nor will either of them permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the

Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer made by the Issuer, the Company or any such Affiliate to all holders of the Notes then outstanding to purchase Notes on the same terms and conditions, pro rata among all Notes tendered, which offer shall remain outstanding for a reasonable period of time (not to be less than 30 days).

     Any Notes so repurchased shall immediately upon acquisition thereof be cancelled and no Notes shall be issued in substitution or exchange therefor.

     Promptly and in any event within five Business Days after each such purchase of Notes, the Issuer will furnish each holder of the Notes with a certificate of a Senior Financial Officer of the Issuer describing such purchase (including the aggregate principal amount of Notes so purchased and the purchase price therefor) and certifying that such purchase was made in compliance with the requirements of this Section.

     8.13. Make-Whole Amount.

     The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount shall in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

     "Applicable Margin" means 0.50% (50 basis points).

     "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

     "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Existing Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     "Reinvestment Yield" means, with respect to the Called Principal of any Note, the sum of the Applicable Margin plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second
Business Day preceding the Settlement Date with respect to such Called Principal, on (x) the Bloomberg Financial Markets News screen PX1 or the equivalent screen provided by Bloomberg Financial Markets News, or (y) if such on-line market data is not at the time provided by Bloomberg Financial Markets News, on the display designated as "Page 500" on the Telerate service (or such other display as may replace Page 500 on the Telerate service), in any case for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Average Life.

     "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8 or 12.1.

     "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8 or has become or is declared to be immediately due and payable pursuant to
Section 12.1, as the context requires.

     The Make-Whole Amount shall be calculated for any prepayment or repayment of the Notes based on the interest rate, interest payment and mandatory prepayment schedule and maturity date of the notes as set forth in the Existing

Notes and the Existing Note Purchase Agreements in each case as in effect immediately prior to the Effective Date.

     Each of the Company and the Issuer acknowledges, and the parties hereto agree, that the right of each holder to have maintained its investment in the Notes to the maturity date thereof free from prepayment by the Issuer is a valuable right and that the provision for the payment of a Make-Whole Amount by the Company, in the event that the Notes are prepaid under the terms of this Agreement or are accelerated as a result of an Event of Default under certain circumstances, is intended to provide compensation for the deprivation of such right in connection with the circumstances under which the transactions contemplated by this Agreement (including, without limitation, the Restructuring Transaction) have been agreed and under any circumstances arising out of an Event of Default.

     8.14. Deferred Make-Whole Amount.

          (a) In the event of a prepayment by the Issuer of less than all of the Notes prior to the Bank Refinancing Date, the Make-Whole Amount in respect of such partial repayment shall be deferred (the "Deferred Make-Whole Amount") and payable on the earliest of (i) the prepayment in full of the Notes, (ii) the Bank Refinancing Date, (iii) any enforcement of the Security or any of the Subsidiary Guarantees, (iv) any of the Events of Default described in paragraph (h), (i), (j) or (k) of Section 11, or (v) any of the Notes becoming due and payable, whether automatically or by declaration.

          (b) Interest shall accrue on such Deferred Make-Whole Amount at all times on and after the date on which the Issuer makes the partial repayment in respect of which such Deferred Make-Whole Amount was calculated at the rate of 9.25% per annum and otherwise in the same manner as if such Deferred Make-Whole Amount was principal of the Notes (the "Deferred Make-Whole Interest"), and the Company shall pay such Deferred Make-Whole Interest in full in arrears, on the date on which the Deferred Make-Whole Amount is payable.

     8.15. Payments Subject to Intercreditor Agreement.

     For the avoidance of doubt, all prepayments made by the Company pursuant to this Section 8 shall be made in accordance with, and shall be subject to the terms of, the terms of the Intercreditor Agreement.

     9. AFFIRMATIVE COVENANTS.

     9.1. Prior to the Put Elimination Date.

     Prior to the Put Elimination Date, the Issuer and the Company jointly and severally covenant that so long as any of the Notes are outstanding:

          9.1.1. Compliance with Law.

          The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations material to the ownership of their respective properties or to the conduct of their respective businesses to which each of them is subject, including without limitation Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations material to the ownership of their respective properties or to the conduct of their respective businesses.

          9.1.2. Corporate Existence, etc.

          Subject to Section 10.1.4, each of the Issuer and the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.1.3 and 10.1.4, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its other Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its
     Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

          9.1.3. Consents and Licenses.

          The Company and its Subsidiaries will obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every material consent, authorization, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary under applicable law for the continued due performance of all their obligations under this Agreement, the Notes, the Subsidiary Guarantees and the Security Documents, and in the case of any such Security Documents, prior to the execution of such Security Documents.

          9.1.4. Proceeds from Syndicated Loan Agreement.

          The Company will ensure that the proceeds of drawings under the Syndicated Loan Agreement are used exclusively for general corporate purposes.

          9.1.5. Pari Passu.

          Except as preferences and priorities are created in favor of, and allocated among the Banks and the Noteholders pursuant to the

     Intercreditor Agreement, the Common Security Trust Deed and the Security Documents, the Company will ensure that (a) the Obligors' respective obligations under the Notes, this Agreement and the Guarantees will at all times rank at least pari passu with all of the Obligors' other outstanding unsecured and unsubordinated Indebtedness (including, without limitation, borrowings under the Syndicated Loan Agreement), except for those obligations that are mandatorily preferred by law and not by contract, and
     (b) the Security will have at all times first ranking priority, and will not be subject at any time to any prior ranking or pari passu ranking Encumbrances other than Permitted Encumbrances (except as specifically stated in the Security Memorandum).

          9.1.6. Tax.

          The Company and the Issuer will ensure that each Obligor maintains its tax residence in the jurisdiction of incorporation and is not resident or liable to tax in any other jurisdiction.

          9.1.7. Pension Schemes.

          The Company will ensure that it and each of its Subsidiaries contributes to the pension schemes from time to time applying to their employees in the United States, except to the extent it could not result in material liability, and elsewhere at the rate required of them under all applicable laws or, if greater, in accordance with the terms governing such pension schemes provided that nothing in this Agreement shall prevent a member of the Group terminating its liability to contribute to a pension scheme in accordance with its terms, amending a pension scheme and/or establishing new pension arrangements or amending a pension scheme.

          9.1.8. Interest Rate Hedging and Foreign Exchange Hedging.

          The Company will ensure that with effect from the Effective Date the Hedging Strategy is implemented by the entry into of appropriate Derivatives Contracts from time to time and will ensure that no member of the Group enters into any other Derivatives Contract which is speculative or does not relate to the hedging of exposures or liabilities of members of the Group incurred in the ordinary course of trading.

          9.1.9. ERISA.

               (a) The Company will promptly and in any event within thirty days after the filing thereof with the Internal Revenue Service of the United States, deliver to the Noteholders copies of each Schedule B (Actuarial Information) to the Annual Report (IRS Form 5500 Series) if required with respect to each Plan covered by Title IV of ERISA other than a Multiemployer Plan.

               (b) The Company will promptly and in any event within ten Business Days after any Obligor knows or has reason to know that any ERISA Event (i) has occurred or (ii) will occur in the case of any ERISA Event which requires advance notice under Section 4043(b)(3) of ERISA, to deliver to the Noteholders a statement of the treasurer or chief financial officer of the Parent or such other member of the Group or ERISA Affiliate describing such ERISA Event and the action, if any, which such member of the Group or such ERISA Affiliate proposes to take with respect thereto.

               (c) The Company will promptly and in any event within five Business Days after receipt thereof by the Obligor or ten Business
          Days after receipt thereof by any member of the Group or any ERISA Affiliate other than the Obligor, to deliver to the Noteholders copies of each notice from PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

               (d) ensure that, during the term of this Agreement, neither any Subsidiary incorporated in the United States nor any ERISA Affiliate shall agree to contribute, or assume any obligation to contribute, to any Multiemployer Plan without notifying the Noteholders.

          9.1.10. Margin Stock.

          The Company will ensure that no amounts raised under the Syndicated Loan Agreement will be used, directly or indirectly, to purchase or carry margin stock.

          9.1.11. Guarantees and Security from Material Subsidiaries.

               (a) The Company will procure, to the extent consistent with the principles agreed in the Security Memorandum:

                    (i) that documentation,  in form and substance  satisfactory to the Noteholders (acting reasonably), supplemental to and/or incorporating provisions substantially the same as the Subsidiary Guarantees and/or such other relevant Security Documents, and such ancillary documentation as the Noteholders may reasonably require, shall be executed and delivered to the Noteholders by any Material Subsidiary incorporated in (or formed under the laws of) England and

               Wales, the United States of America, Germany or the Netherlands which has not already granted a Subsidiary Guarantee and Encumbrances in accordance with the Security Memorandum (in each case together with legal opinions relating thereto in form and substance satisfactory to the Noteholders (acting reasonably)) as soon as is reasonably practicable and in any event within 45 days of such requirement arising under this subclause (i), to the intent that each such Material Subsidiary shall guarantee the obligations of the Obligors under this Agreement, the Notes, the Subsidiary Guarantees and the Security Documents and create Encumbrances securing such obligations in accordance with the Security Memorandum; and

                    (ii) that the immediate  holding  company of every member of the  Group  required  to  provide  security  and/or  a  guarantee pursuant to this Section  9.1.11  (each a "relevant  Subsidiary")
               executes and delivers to the Noteholders, as soon as is reasonably practicable and in any event on or before the deadline under this Section 9.1.11 for the execution and delivery of such security and/or guarantee by its relevant Subsidiary, documentation, in form and substance reasonably satisfactory to the Noteholders which creates an Encumbrance over the shares in such relevant Subsidiary (if such shares are not already the subject of an Encumbrance created by a Security Document which is governed by the laws of the jurisdiction of incorporation or formation of such relevant Subsidiary executed by such holding company) and, in the case of relevant holding companies incorporated or formed in England and Wales only, a fixed and floating charge over all the assets and undertaking of any such holding company governed by the laws of England and Wales (if such assets and undertaking are not already the subject of such fixed and floating charge created by a Security Document) and a guarantee of the obligations of the Obligors under the this Agreement, the Notes, the Subsidiary Guarantees and the Security Documents (if such guarantee has not already been executed) together with such ancillary documentation as the Noteholders may reasonably require and legal opinions, in each case in form and substance satisfactory to the Noteholders (acting reasonably).

               (b) For the avoidance of doubt, the refinancing of the Syndicated Loan Agreement shall not give rise to any obligation of the
          Noteholders  to  release  any  Guarantee  or  Security  unless the Put
          Elimination Date shall have occurred and such refinancing is not secured. On the Put Elimination Date, all Security (but not any

          Guarantees) shall be released (and the Intercreditor Agreement terminated) by the Noteholders so long as the Company has provided the Noteholders with evidence in form and substance satisfactory to the Noteholders that such refinancing of the Syndicated Loan Agreement is wholly unsecured and does not require priority treatment.

               (c) For purposes of this Section 9.1.11, "holding company" means, in relation to a Person, an entity of which that Person is a Subsidiary.

          9.1.12. Preference Shares.

          The Company will ensure that preference shares will be redeemed by the Group no earlier than their stated maturity as at the date of this Agreement (which in the case of Lighthouse and its Subsidiaries are set out in Schedule 9.1.12) or, in the case of preference shares issued in accordance with Section 10.1.8, no earlier than their stated maturity as at the date of their issue.

          9.1.13. Environmental.

          The Company will ensure that each member of the Group will comply with all Environmental Laws and all authorizations required by any Environmental Law applicable to its business to the extent that a failure to so comply would be reasonably expected to have a Material Adverse Effect.

          9.1.14. Cash Management Arrangements.

               (a) The Company will ensure that it will use its best endeavours to procure that cash held by members of the Non-Guarantor Group and which is not required to meet working capital liabilities will be repatriated directly or indirectly to the bank account of a member of the Guarantor Group located in England and Wales or the United States, to the extent that such repatriation can be done in a legal and tax-efficient manner and without incurring costs which are disproportionate to the benefit to the Noteholders.

               (b) The Company will procure that the members of the Group will conduct their Cash Pooling Arrangements in the UK, the US and the Euro-Zone with a Bank or Banks, excluding the Cash Pooling Arrangements listed in Schedule 9.1.14 for so long as they continue pursuant to the same terms as and from March 27, 2002 and except as otherwise agreed in writing with the Majority Holders.

               (c) The Company will not permit any member of the Group incorporated or formed in the United States or in England and Wales that is not a Subsidiary Guarantor to be a party to any Cash Pooling Arrangements with any other member or members of the Group, other than where the value of any loans, credit, rights of set-off, guarantee or other Encumbrance provided to such member or members of the Group does not exceed (pound)500,000 and (for the avoidance of doubt) such loans, credit, rights of set-off, guarantee or other Encumbrance constitute Permitted Investments.

     9.2. Following the Put Elimination Date.

     On and after the Put Elimination Date, the Issuer and the Company jointly and severally covenant that so long as any of the Notes are outstanding:

          9.2.1. Compliance with Law.

          The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including without limitation Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          9.2.2. Corporate Existence, etc.

          Subject to Section 10.2.4, each of the Issuer and the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2.3 and 10.2.4, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its other Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its
     Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

          9.2.3. Maintenance of Committed Medium-Term Bank Facilities.

          At all times after the Put Elimination Date, the Company shall maintain Committed Medium-Term Bank Facilities having committed availability levels which, in the aggregate, on any date of determination, are greater than or equal to the aggregate principal amount of the Notes outstanding (provided that the Company shall not be in violation of this covenant if any bank or other financial institution providing such facilities shall be required, by reason of illegality, increased costs or regulatory restriction as set forth in customary banking documentation, to withdraw such facilities).

     9.3. Generally.

     The Issuer and the Company jointly and severally covenant that so long as any of the Notes are outstanding:

          9.3.1. Insurance.

          The Company will and will cause each of its Material Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

          9.3.2. Maintenance of Properties.

          The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if the Company has concluded that such discontinuance is desirable in the conduct of its business and that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          9.3.3. Payment of Taxes and Claims.

          The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed by them in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Encumbrance on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need file a tax return or pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonfiling of all such tax returns and the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          9.3.4. Lines of Business.

          The Company and its Subsidiaries taken as a whole will at all times remain principally engaged in the marketing communications and/or marketing and media services businesses or businesses reasonably related thereto or in furtherance thereof.

          9.3.5.   Additional  Subsidiary  Guarantors;   Release  of  Subsidiary
     Guarantors.

               (a) The Company will cause each of its Subsidiaries that becomes a borrower or a guarantor under or in respect of the Syndicated Loan Agreement, any Committed Medium-Term Bank Facilities or a Bank Credit Facility on or after the Effective Date to become a Subsidiary Guarantor, prior to or concurrently with so becoming a borrower or a guarantor under any such other loan facility, by delivering to each holder of the Notes (and/or the Common Security Trustee for the benefit of the Noteholders, as applicable) (i) a Subsidiary Guarantee duly executed by that Subsidiary, (ii) the documents described in
          Exhibit 9.3.5 and (iii) opinions of reputable counsel in the jurisdiction of organization of that Subsidiary reasonably satisfactory to the Majority Holders and of White & Case LLP or other counsel reasonably satisfactory to the Majority Holders (which opinions shall be reasonably satisfactory to the Majority Holders and may be subject to customary exceptions, qualifications and limitations under the circumstances none of which may relate to the absence of shareholder approval or be material to the practical realization of the benefits of a guarantee of Borrowed Money) to the effect that such Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary and is valid, binding and enforceable in accordance with its terms.

               (b) Any Subsidiary Guarantor which has ceased to be a Subsidiary pursuant to a disposition permitted under the terms of this

          Agreement, the Intercreditor Agreement and the Common Security Trust Deed or which is the subject of a binding agreement under which it is to cease to be a Subsidiary pursuant to a disposition permitted under the terms of this Agreement, the Intercreditor Agreement and the Common Security Trust Deed shall, at the request of the Company, be discharged from all of its obligations and liabilities under its Subsidiary Guarantee by the Majority Holders entering into a release in form and substance reasonably satisfactory to the Majority Holders, and each holder of a Note, by acceptance of such Note, agrees to enter into such a satisfactory release promptly upon request, provided in each case that (i) after giving effect to such release (including without limitation such Subsidiary ceasing to be a Subsidiary Guarantor for purposes of Sections 10.1.1, 10.1.2, 10.2.1 and 10.2.2 of this Agreement) no Default or Event of Default shall have occurred and be continuing, (ii) no amount is then due and payable under the Subsidiary Guarantee of such Subsidiary Guarantor, (iii) such
          Subsidiary Guarantor is not at the time a borrower or a guarantor under the Syndicated Loan Agreement or any other Bank Credit Facility or a guarantor of any other Borrowed Money of the Company or another Subsidiary Guarantor that is not also concurrently being released and
          (iv) such request shall be accompanied by a certificate of a Senior Financial Officer of the Company to the foregoing effect and setting forth the information (including detailed computations) required to establish compliance with the foregoing requirements.

               (c) Notwithstanding anything in this Section 9.3.6 to the contrary, no Designated non-U.S. Subsidiary shall be required to become a Subsidiary Guarantor to the extent that it becomes a borrower or a guarantor under or in respect of the Syndicated Loan Agreement, any Committed Medium-Term Bank Facilities or a Bank Credit Facility on or after the Effective Date provided that the Bank Finance Parties or the banks and lending institutions party to such Committed Medium-Term Bank Facilities or such Bank Facilities agree to share any recoveries with the Noteholders on a pari passu basis pursuant to the terms of an intercreditor agreement in form, scope and substance reasonably satisfactory to the Noteholders.

          9.3.6. Zenith and Facilities Group.

          The Company will ensure that:

               (a) within thirty (30) Business Days after the Effective Date the Zenith SPV shall have acceded to the Facilities Group Joint Venture Agreement and that all of the Group's right, interest and title to shares in Facilities Group shall have been transferred to the Zenith SPV;

               (b) no member of the Group will terminate, amend or vary (or acquiesce in any termination, amendment or variation of) the terms of the Zenith Joint Venture Agreement in a way which might reasonably be expected to adversely affect the Group's rights or interests under or in respect of the put and call options contained therein relating to the Group's shares in the Zenith (except as otherwise expressly required in this Agreement) or which might reasonably be expected to adversely affect (or delay) the amount of receipt of any amount referred to Section 8.7;

               (c) any and all of the Group's right, interest and title in respect of the shares in Zenith will be held at all times by the Zenith SPV;

               (d) the Zenith SPV will not carry out any trading, business or other activity or own any material assets other than holding the shares in Zenith and Facilities Group, acting in relation to the joint ventures constituted by the Zenith Joint Venture Agreement and the Facilities Group Joint Venture Agreement, and complying with the call options or exercising the put options under the Zenith Joint Venture Agreement and will not incur any material liabilities of any nature whatsoever (whether actual or contingent) other than (i) liabilities for reasonable professional fees, (ii) liabilities under the Zenith Joint Venture Agreement and Facilities Group Joint Venture Agreement,
          (iii)  liabilities   under  the  Security   Documents  and  Subsidiary
          Guarantees to which it is party, (iv) liabilities under any loans entered into with the Company in connection with the transfer of the shares in Zenith and Facilities Group from the Company to the Zenith SPV, and (v) liabilities which will arise if it were wound up;

               (e) the Zenith SPV will not transfer or otherwise dispense of any interest in any of the shares it holds from time to time in Zenith other than (i) pursuant to the exercise of a call option or a put option under the Zenith Joint Venture Agreement or (ii) pursuant to a transfer or other disposal to a person which is not a member of the Group and where the Net Proceeds of such transfer or disposal are at least equal to the Net Proceeds which would be received by the Group following the exercise of the put option under the Zenith Joint Venture Agreement at such a time, in each case where the Net Proceeds are applied (prior to the Put Elimination Date) in accordance with
          Section 8.7, and will not create any Encumbrance over any interest in any of the shares it holds from time to time in Zenith except under a Security Document; and

               (f) following the transfer of the shares in Facilities Group to the Zenith SPV, any and all of the Group's right, interest and title in respect of the shares in Facilities Group will be held at all times by the Zenith SPV.

          9.3.7. Executive Order 13224 of September 23, 2001.

          The Company will ensure that no member of the Group will become a person or entity described by Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, Exec. Order No. 13,224 66 Fed. Reg. 49,079 (2001), and neither the Company nor any Subsidiary will knowingly become engaged in any dealings or transactions, or be otherwise associated, with any such persons or entities in violation of such Executive Order.

          9.3.8. Audited Financial Statements for Fiscal Year 2001.

          The Company will deliver to the Noteholders within 5 Business Days after the Effective Date the audited consolidated financial statements of the Group for the Fiscal Year ended December 31, 2001.

          9.3.9. Cordiant Communications Group Australia Pty Limited.

          The Company will deliver to the Noteholders within 3 days after the Effective Date the constitution of Cordiant Communications Group Australia Pty Limited and to procure that Chafma B.V. delivers to the Noteholders within 3 days after the Effective Date the constitution of Cordiant Communications (Australia) Pty Limited.

     10. NEGATIVE COVENANTS.

     10.1. Prior to the Put Elimination Date.

     Prior to the Put Elimination Date, the Issuer and the Company jointly and severally covenant that so long as any of the Notes are outstanding:

          10.1.1. Negative Pledge.

          Save for Permitted Encumbrances, the Company will not permit any Encumbrance by any member of the Group to subsist, arise or be created or extended over all or any part of its present or future undertakings, assets, rights or revenues to secure or prefer any present or future Indebtedness of any member of the Group or any other person.

          10.1.2. Other Borrowed Money and Finance Transactions.

          The Company will not, and will procure that no other member of the Group will, incur or permit to exist on its behalf any obligations in respect of Borrowed Money, including Finance Leases, whether on or off balance sheet, to any person, or any sale and leaseback except for Permitted Borrowed Money.

          10.1.3. No Amalgamation and Merger.

          The Company will not permit an Obligor to amalgamate or merge with any other company or person in circumstances where the Obligor ceases to exist or where any obligation of such Obligor to the Noteholders (or any Encumbrance under any Security Document) is or may be detrimentally affected.

          10.1.4. Disposals.

          The Company will not and will procure that none of its Subsidiaries will sell, transfer, lease, surrender, lend or otherwise dispose of the whole or any part of its present or future undertakings, assets or revenues whether by one or a series of transactions related or not (or enter into any binding commitment to do any of the same (whether conditional or otherwise)) (each a "disposal") except for Permitted Disposals, and so that where the asset or assets the subject of a disposal permitted by this clause (whether as a Permitted Disposal or with the prior written consent of the Majority Holders (but excluding the assets referred to in the last paragraph of clause (c) of the definition of "Permitted Disposals" in the case of any disposal under such clause)) is or are subject to an Encumbrance created by the Security Documents, the consent of the Majority Holders (but without prejudice or responsibility to or in respect of any other requisite consent) shall be granted (and shall be deemed to be granted) for the release of the Encumbrance created by the Security Documents over such assets provided that no Default or Event of Default shall have occurred and be continuing neither remedied nor waived and the Majority Holders shall accordingly instruct the Common Security Trustee to grant the relevant releases.

          10.1.5. Loans and Guarantees.

          The Company will not, and will procure that none of its Subsidiaries will, make any loans, grant any credit (except for normal trade credit in the ordinary course of day-to-day trading) or give any guarantee save for
     (a) Permitted Guarantees to or for the benefit of any Person, and (b) loans or credit to a member of the Guarantor Group or loans or credit from one member of the Non-Guarantor Group to another member of the Non-Guarantor Group and loans or credit constituting Permitted Investments.

          10.1.6. Acquisitions.

          Save for Permitted Acquisitions, the Company will not, and will procure that none of its Subsidiaries will, acquire or make any investment in any companies, joint ventures or partnerships or other persons or acquire any businesses (or interests therein) (or commit to do any of the same (whether conditionally or otherwise)), and for the avoidance of doubt, any such acquired businesses shall be immediately subject to the undertakings in Sections 9.1.11 and 10.1.2.

          10.1.7. Change of Business.

          The Company will not, and will procure that none of its Subsidiaries will make any material change to the general nature of its business which would constitute a material change in the nature of the business of the Group taken as a whole from that carried on at the date of this Agreement.

          10.1.8. Preference Shares.

          The Company will not, and will procure that none of its Subsidiaries will, issue any shares or stock which are redeemable at the option of the holder thereof or which mature or are mandatorily redeemable or which are convertible or exchangeable for Borrowed Money of the Group save as set out in Schedule 9.1.12.

          10.1.9. Transactions Similar to Security.

          The Company will not, and will procure that no other member of the Group will:

               (a) sell or otherwise dispose of any of its assets on terms whereby such asset is or may be leased to, or re-acquired or acquired by, the Parent or any other member of the Group; or

               (b) sell, factor, discount, or dispose of any of its receivables other than the sale, factoring, discounting or disposal of receivables on a non-recourse basis where the aggregate amount of receivables so sold, factored, discounted or disposed does not exceed (pound)500,000 (or its equivalent) in aggregate.

          10.1.10. Rights Issue/Equity Raising.

          The Company will not issue any shares or otherwise acquire any additional capital other than:

               (a) the issue of ordinary shares to the extent permitted (i) as consideration for those acquisitions set out in Schedule 10.1.6 pursuant to the Company's obligations (actual or contingent) as at the Effective Date or (ii) in consideration of Permitted Acquisitions (other than those referred to in subclause (i)); and

               (b) the issue of ordinary shares for cash payable in full on the date of issue and which ordinary shares do not carry any right to a return or to redemption nor any right to be converted into shares carrying such right before all amounts (whether actual or contingent) owing under the Notes have been paid in full, or the granting of an option to call on the Company to issue such shares, and it will at all times procure that no other member of the Group will issue any shares or otherwise acquire any additional capital (or grant any rights to call for the issue or allotment of any of the same) other than the issue of shares by a member of the Group to another member of the Group described in clause (b) of the definition of "Permitted Acquisitions" or constituting Permitted Investments provided that (A) where the existing shares in such member of the Group are subject to an Encumbrance under any of the Security Documents, such additional shares are also subject to such an Encumbrance and (B) where such existing shares are subject to Encumbrances which are structured to avoid an adverse US Tax consequence to the Group, such additional shares shall only be issued to the existing holding company of the issuing member of the Group.

          10.1.11. Dividends and Other Distributions.

          The Parent will not:

               (a) and will procure that no other member of the Group will redeem or purchase or otherwise reduce any of the Parent's share capital or any uncalled capital or unpaid liability in respect thereof or reduce the amount (if any) for the time being standing to the credit of the Parent's share premium account or capital redemption or other undistributable reserve in any manner (other than a partial capital reorganization in order to create distributable reserves where no amount is paid or becomes payable (including, without limitation, by way of set-off, combination of accounts or otherwise) to any shareholder in the Parent as part of such reorganization); or

               (b) declare, pay (including, without limitation, by way of set-off, combination of accounts or otherwise) or permit to accrue any dividend or make any other distribution or payment (whether in cash or in specie), including any interest and/or unpaid dividends, in respect of its equity or any other share capital for the time being in issue except that it may declare and pay a final dividend (but not an interim dividend) in respect of any Fiscal Year after December 31, 2001, provided that:

                    (i) the financial covenants set forth in this Agreement have been tested and passed as at the June 30 financial covenants test date in the following Fiscal Year;

                    (ii) no breach of any of the fiscal  covenants  has occurred and is continuing and no other Default or Event of Default has occurred which is continuing; and

                    (iii)  the  ratio  of  Consolidated   Gross   Borrowings  to
               Consolidated EBITDA was not greater than 3.50:1 on each of two most recent consecutive financial covenants test dates;

                    (iv) the dividend does not exceed 25% of Consolidated Excess
               Cash Flow if the ratio of Consolidated Gross Borrowings to Consolidated EBITDA was not less than 3.25:1 on each of the two most recent consecutive financial covenant test dates; and

                    (v) the dividend does not exceed 50% of Consolidated  Excess
               Cashflow; and

                    (vi) not  later  than 5 and no more  than 15  Business  Days prior to the proposed date for the payment of that dividend the finance director (or, if unavailable for any reason, any other director in each case in such directors' opinion but without personal liability) of the Parent delivers to the Noteholders a certificate in which the Parent certifies (without qualification) that:

                         (A) it proposes to pay a dividend and states the amount
                    of it;

                         (B) no breach of Section 10.3.1  (Financial  Covenants)
                    has occurred and is continuing and no other Default or Event of Default has occurred which is continuing; and

                         (C) in the  opinion  of the board of  directors  of the
                    Parent (acting in good faith and after having regard (inter alia) to the current and projected trading and cash flow position of the Group (such projections being based on reasonable assumptions), and assuming the making of such dividend):

                              (1) no   breach   of   Section  10.3.1  (Financial
                         Covenants) or any Event of Default is reasonably likely to occur either immediately or within the period ending 12 months after the date of the dividend; and

                              (2) the   Group   is  reasonably  likely  to  have
                         sufficient working capital during such 12 month period,

               and such certificate shall be accompanied by (a) a forecast for the period of 6 full months following the proposed payment date showing the projected respective amounts of Consolidated EBITDA, Consolidated Gross Borrowings, Consolidated Net Interest Expenditure, Capital Expenditure and Consolidated Net Worth and their application to the Financial Covenants in respect of each financial covenant test date within such period, such forecast to be based on the knowledge of the Parent and the circumstances then existing at such time together with reasonable assumptions, and (b) a calculation by the Parent of Consolidated Excess Cash Flow for the relevant Fiscal Year (showing the calculations on which it is based) together with a statement from the Auditors as to the amount of the Consolidated Excess Cash Flow confirming that in all material respects the calculation has been made in accordance with the audited consolidated financial statements of the Group for the relevant Fiscal Year and the definition of Consolidated Excess Cash Flow.

          10.1.12. Accounting Policy.

          The Company will not adopt any accounting policy or change the consistency of application of its accounting principles, standards, practises and bases from GAAP (i) unless the revised policy, principle, standard, practice or base adopted from time to time is in accordance with generally accepted accounting practice in the United Kingdom and (ii) provided that prior to any revised policy, principle, standard, practice or base being adopted the Company will notify the Noteholders thereof and, if required by the

     Majority Holders, will negotiate in good faith with the Noteholders in order that the Financial Definitions and financial covenants may be amended as may be necessary to grant to the Noteholders protection comparable to that granted on the Restructuring Date provided that if such negotiations are not concluded to the satisfaction of the Noteholders within 30 days from the commencement of such negotiations (or, if earlier, any date on which any financial statements are due to be delivered under this Agreement) the Company agrees that it will provide either financial statements on the same basis as before or provide financial statements together with a reconciliation of those financial statements to GAAP (such reconciliation, in the case of any audited financial statements, to be prepared by the Auditors and addressed to the Noteholders).

          10.1.13. Accounting Reference Date.

          The Company will not, without the consent of the Majority Holders, change its accounting reference date from December 31.

          10.1.14. Cash Management Arrangements.

          The Company will not permit any member of the Group which is not an Obligor incorporated or formed in the United States or in England and Wales to be a party to any Cash Pooling Arrangements with any other member or members of the Group, other than where the value of any loans, credits, rights of set-off, guarantees or other Encumbrances provided to such members of the Group does not exceed (pound)500,000 and such loans, credits, rights of set-off, guarantees or other Encumbrances constitute Permitted Investments.

     10.2. Following the Put Elimination Date.

     On and after the Put Elimination Date, the Issuer and the Company jointly and severally covenant that so long as any of the Notes are outstanding:

          10.2.1. Encumbrances.

          The Company will not and will not permit any Subsidiary to create, assume, incur or suffer to exist any Encumbrance upon or with respect to any property or assets, whether now owned or hereafter acquired, except for Permitted Encumbrances. Notwithstanding the foregoing and regardless of any Encumbrances otherwise permitted under this Section 10.2.1, the Company will not and will not permit any Subsidiary to create, assume, incur or suffer to exist any floating charges over all assets and undertakings of any member of the Group conferring (whether expressly or by implication) on the chargee a power to appoint any administrative receiver, receiver and/or manager or any other receiver (a "Receiver") (or similar Encumbrances under the laws of any jurisdiction conferring (whether expressly or by implication) similar powers on the chargee to appoint a Receiver) or any Encumbrances on book debts, receivables and any other current assets of the Group (other than the sale, factoring or discounting of receivables on a non-recourse basis which are otherwise Permitted Encumbrances and where the aggregate amount of receivables so sold, factored or discounted does not exceed (pound)500,000 (or its equivalent in aggregate).

          10.2.2. Subsidiary Borrowings.

          The Company will not permit any Subsidiary (other than the Issuer or a Subsidiary Guarantor) to create, incur, assume, guarantee, have outstanding, or otherwise become or remain liable with respect to, any Borrowed Money other than:

               (a) Borrowed Money owing to either the Company or to any Subsidiary Guarantor;

               (b) Borrowed Money of any Persons acquired by any member of the Group pursuant to the acquisition of Diamond Ad Ltd. provided that such Borrowed Money of all such Persons at no time exceeds Korean Won 16,900,000,000 (or its equivalent) in the aggregate;

               (c) Borrowed Money in respect of guarantees issued by banks on behalf of the Group to media authorities in connection with bona fide arrangements for maintenance of media accreditation; and

               (d) Borrowed Money not otherwise permitted by the foregoing clauses (a) through (c), provided that the sum (without duplication) of (i) the aggregate principal amount of all Borrowed Money secured by Encumbrances described in subclause (b)(x)(A) of the definition of "Permitted Encumbrances" and (ii) the aggregate principal amount of Borrowed Money of Subsidiaries (other than the Issuer and Subsidiary Guarantors) outstanding pursuant to the provisions of this Section 10.2.2(d) shall at no time exceed 10% of Consolidated Net Worth.

          10.2.3. Asset Dispositions.

          The Company will not and will not permit any Subsidiary to, directly or indirectly, make any sale, transfer, lease (as lessor), loan or other disposition, in one transaction or a series of transactions, of any property or assets (each an "Asset Disposition") other than

               (a) Asset Dispositions to the Company or a Subsidiary Guarantor;

               (b) Asset Dispositions in the ordinary course of business; and

               (c) other Asset Dispositions, provided that in each case

                    (i) immediately  before and after giving effect thereto,  no
               Default  or  Event  of  Default   shall  have   occurred  and  be
               continuing,

                    (ii) the  aggregate  Relevant  Value of  property  or assets disposed of in such Asset Disposition and all other Asset Dispositions by the Company and its Subsidiaries (other than as permitted by clauses (a) and (b) above) during the then current Fiscal Year (commencing with the Fiscal Year ending on December 31, 2001) does not exceed 10% of Consolidated EBITDA for the preceding Fiscal Year, and

                    (iii) the  aggregate  Relevant  Value of  property or assets disposed of in such Asset Disposition and all other Asset Dispositions made pursuant to this clause (c) since the April 5, 2001 does not exceed 30% of Consolidated EBITDA for the then preceding Fiscal Year and provided further that for purposes of subclauses (ii) and (iii) above there shall be excluded the Relevant Value of property or assets disposed of in an Asset Disposition if and to the extent such Asset Disposition is made for cash, payable in full upon the completion of such Asset Disposition, and the net proceeds realized upon such Asset Disposition are applied by the Company or such Subsidiary, as the case may be, within 180 days after the effective date of such Asset Disposition to (x) reinvest in the business of the Group or (y) the repayment of unsubordinated Borrowed Money (excluding current maturities) of the Issuer, the Company or a Subsidiary Guarantor (and in that connection the Company shall have made an offer to prepay all or a portion of the outstanding Notes in accordance with Section 8.2 in an aggregate principal amount which, when added to the aggregate Make-Whole Amount applicable thereto, is at least equal to a pro rata portion of all such Borrowed Money to be repaid, allocated pro rata among all Notes tendered, and the requirements of this subclause (y) shall be deemed to be satisfied to the extent of Notes purchased pursuant to such offer).

     Forthwith and in any event within 30 days after any Asset Disposition (or series of related Asset Dispositions) the Relevant Value of which (net of amounts the Company expects to be excluded as aforesaid for purposes of subclauses (ii) and (iii) of clause (c) above) exceeds 10% of Consolidated

     EBITDA for the then preceding Fiscal Year, the Company will deliver to each holder of Notes a certificate of a Senior Financial Officer of the Company containing calculations in reasonable detail showing the Company's
     determination  of  such  Relevant  Value,   which   certificate   shall  be
     accompanied by a letter from the Company's independent chartered accountants stating that the Company's calculations agree back to the Group's accounting records and that the method of calculation is in accordance with this Agreement.

          As used in this Section 10.4, the "Relevant Value" of any property or assets that are the subject of an Asset Disposition shall be that portion of Consolidated EBITDA of the Group attributable to such property or assets, calculated by reference to the four consecutive Fiscal Quarters then most recently ended or, in the case of property or assets which are interests in freehold or leasehold property (or buildings and fixtures thereon), shall be the consideration (including any deferred consideration or purchase price adjustment receivable in the then current Fiscal Year) for such Asset Disposition. For purposes of this Section 10.4 any shares of Voting Stock of a Subsidiary that are the subject of an Asset Disposition shall be valued at the greater of (1) the fair market value of such shares as determined in good faith by the Board of Directors of the Company and
     (2) the aggregate Relevant Value of the assets of such Subsidiary multiplied by a fraction of which the numerator is the aggregate number of shares of Voting Stock of such Subsidiary disposed of in such Asset Disposition and the denominator is the aggregate number of shares of Voting Stock of such Subsidiary outstanding immediately prior to such Asset Disposition.

          10.2.4. Transactions with Affiliates.

          The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

          10.2.5. "Off-Balance Sheet" Transactions.

          The Company will not and will not permit any Subsidiary to enter into any Sale-and-Leaseback Transaction, factoring arrangements, asset securitizations and other similar "off-balance" sheet transactions other than the sale, factoring or discounting of receivables on a non-recourse basis where the aggregate amount of receivables so sold, factored or discounted does not exceed (pound)500,000 (or its equivalent) in aggregate.

     10.3. Generally.

     The Issuer and the Company jointly and severally covenant that so long as any of the Notes are outstanding:

          10.3.1. Maintenance of Financial Conditions.

               (a) The Company will not permit the ratio of Consolidated EBITDA to Consolidated Net Interest Expenditure for each period date set out in column A to be less than the corresponding ratio set out in column
          B:

------------------------------------------------- ----------------------
                       A                                     B
           12 month period ending                          Ratio
------------------------------------------------- ----------------------
                 March 31, 2002                            2.50:1
------------------------------------------------- ----------------------
                 June 30, 2002                             1.75:1
------------------------------------------------- ----------------------
               September 30, 2002                          2.50:1
------------------------------------------------- ----------------------
               December 31, 2002                           2.50:1
------------------------------------------------- ----------------------
                 March 31, 2003                            2.75:1
------------------------------------------------- ----------------------
                 June 30, 2003                             3.00:1
------------------------------------------------- ----------------------
               September 30, 2003                          3.25:1
------------------------------------------------- ----------------------
               December 31, 2003                           3.75:1
------------------------------------------------- ----------------------
                 March 31, 2004                            4.00:1
------------------------------------------------- ----------------------
                 June 30, 2004                             4.50:1
------------------------------------------------- ----------------------
               September 30, 2004                          5.00:1
        and each quarter date thereafter
------------------------------------------------- ----------------------

               (b) the Company will not permit the ratio of Consolidated Gross Borrowings as at the end of, to Consolidated EBITDA in respect of, each period set out in column A to be greater than the ratio set out in column B:

------------------------------------------------- -----------------------
                      A                                      B
           12 month period ending                          Ratio
------------------------------------------------- -----------------------
                 March 31, 2002                            5.75:1
------------------------------------------------- -----------------------
                 June 30, 2002                             8.50:1
------------------------------------------------- -----------------------
               September 30, 2002                          4.75:1
------------------------------------------------- -----------------------
               December 31, 2002                           4.75:1
------------------------------------------------- -----------------------
                 March 31, 2003                            4.25:1
------------------------------------------------- -----------------------
                 June 30, 2003                             3.75:1
------------------------------------------------- -----------------------
               September 30, 2003                          3.75:1
------------------------------------------------- -----------------------
               December 31, 2003                           3.50:1
------------------------------------------------- -----------------------
                 March 31, 2004                            3.00:1
------------------------------------------------- -----------------------
                 June 30, 2004                             3.00:1
------------------------------------------------- -----------------------
               September 30, 2004                          2.75:1
        and each quarter date thereafter
------------------------------------------------- -----------------------

               (c) prior to September 30, 2004, the Company will not permit Consolidated Net Worth at any time to be less than (pound)400,000,000.

               (d) on September 30, 2004 and thereafter, the Company will not permit Consolidated Net Worth at any time to be less than the sum of
          (i) the greater of (A) (pound)400,000,000 and (B) 80% of Consolidated Net

          Worth as at September 30, 2004, plus (ii) on a cumulative basis, 50% of positive "profits attributable to ordinary shareholders" (as defined under GAAP) for each Fiscal Quarter beginning with the Fiscal Quarter ended December 31, 2004.

               (e) the Company will not permit the total Capital Expenditure of all members of the Group in any Fiscal Year prior to the Put Elimination Date to exceed the Budgeted Capital Expenditure for such Fiscal Year but so that in respect of any Fiscal Year where the relevant actual Capital Expenditure (less any amount which was carried forward from the previous Fiscal Year) is less than the Budgeted Capital Expenditure for that Fiscal Year, an amount equal to such deficit may be carried over to the following Fiscal Year only (and not otherwise or further) and shall be deemed to be spent before Budgeted Capital Expenditure in that year.

     Each of the financial covenants described in clauses (a) through (d) above is to be tested quarterly on the basis of the Company's management accounts and its annual audited consolidated financial statements. Consolidated EBITDA and Consolidated Net Interest Expenditure shall be calculated on a rolling twelve months basis and Consolidated Gross Borrowings shall be calculated on the basis of the average daily outstandings during the most recent two Fiscal Quarters.

               10.3.2. Maintenance of Most Favored Lender Status.

                    (a) No Obligor shall enter into any modification or amendment to any existing credit facility or other financing document (including, without limitation, the Syndicated Loan Agreement and any Committed Medium-Term Bank Facilities), or enter into any new credit facility or financing document, that contains financial covenants, definitions or default provisions more favorable to the lender or financier thereunder unless the Noteholders are given the option of receiving the benefit of such more favorable provisions at the same time and on the same terms.

                    (b) No Obligor shall enter into any modification or amendment to the Syndicated Loan Agreement that contains covenants, definitions or provisions more favorable to the Banks thereunder unless the holders of the Notes are given the option of receiving the benefit of such more favorable provisions at the same time and on the same terms; or

                    (c) Neither the  Company nor any of its  Subsidiaries  shall provide any additional guarantees to the Banks or any other creditor of the Company, the Issuer or any Subsidiary Guarantor unless such Person has become a Subsidiary Guarantor pursuant to Section 9.3.5.

          10.3.3. Merger, Consolidation, Amalgamation, etc.

          The Company will not and will not permit any of its Subsidiaries to consolidate, amalgamate or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except:

               (a) a Subsidiary (other than the Issuer) may consolidate, amalgamate or merge with any other corporation or convey or transfer all or substantially all of its assets to

                    (i) the  Company,  provided  that the  Company  shall be the continuing, surviving or acquiring corporation (the "surviving corporation"), or a then existing Wholly-Owned Subsidiary, or

                    (ii) any other Person,  provided that (x) if such Subsidiary is a Subsidiary Guarantor and it is not the surviving corporation, the surviving corporation shall be a solvent corporation and shall have (1) executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of all obligations of such Subsidiary under its Subsidiary Guarantee and (2) caused to be delivered to each holder of a Note an opinion of counsel reasonably satisfactory to the Majority Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms of this Agreement and such Subsidiary Guarantee, and (y) immediately after giving effect to such transaction, no Default or Event of Default (including without limitation under Section
               10.1.4 and Section 10.2.3 in case such transaction involves an Asset Disposition) shall have occurred and be continuing;

               (b) the Issuer may consolidate, amalgamate or merge with any other corporation or convey or transfer all or substantially all of its assets to a corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), provided that

                    (i) the surviving corporation (if not the Issuer) shall have
               (x) executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of all obligations of the Issuer under this Agreement, the Other Agreements and the Notes and (y) caused to be delivered to each holder of a Note an opinion of counsel reasonably satisfactory to the Majority Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms of this Agreement, and

                    (ii) immediately after giving effect to such transaction, no
               Default  or  Event  of  Default   shall  have   occurred  and  be
               continuing; and

               (c) the Company may consolidate, amalgamate or merge with any other corporation or convey or transfer all or substantially all of its assets to a corporation organized and existing under the laws of England and Wales, the United States or any State thereof (including the District of Columbia) or any other Permitted Jurisdiction, provided that

                    (i) the  surviving  corporation  (if not the Company)  shall have (x) executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of all obligations of the Company under this Agreement and the Other Agreements and (y) caused to be delivered to each holder of a Note an opinion of counsel reasonably satisfactory to the Majority Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms of this Agreement, and

                    (ii) immediately after giving effect to such transaction, no
               Default  or  Event  of  Default   shall  have   occurred  and  be
               continuing.

     No such conveyance, transfer or lease of substantially all of the assets of the Issuer or the Company shall have the effect of releasing the Issuer or the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.3.3 from its liability under this Agreement or (in the case of the Issuer) the Notes.

     11. EVENTS OF DEFAULT.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) default in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless such default is the direct result of a technical failure by the transmitting bank in transmission of payment on no more than two occasions as long as the Notes are outstanding, in which case the Issuer shall have two Business Days to remedy such default; or

          (b) default in the payment of any interest on any Note for more than five Business Days after the same shall become due and payable; or

          (c) default in the performance of or compliance with any term contained in Section 7.1(d)(xi), Section 7.2.1(e), or Section 10 (other than Section 10.2.4); or

          (d) default:

               (i) prior to the Put Elimination Date in (A) the performance of or compliance with any other term contained in clauses (i), (ii) and
          (iv) of Section 7.1(d) and such default is not remedied within 5 Business Days, (A) the performance of or compliance with any other term contained in Section 7.1 and such default is not remedied within 10 Business Days, or (B) the performance of or compliance with any other covenant, agreement or condition contained herein and such default is not remedied within 10 Business Days, in each case after the earlier of (1) a Responsible Officer of the Issuer or the Company obtaining actual knowledge of such default and (2) the Issuer or the Company receiving written notice of such default from any holder of a Note; or

               (ii) on or after the Put Elimination Date in the performance of or compliance with any other covenant, agreement or condition contained herein and such default is not remedied within 30 Business Days, in each case after the earlier of (1) a Responsible Officer of the Issuer or the Company obtaining actual knowledge of such default and (2) the Issuer or the Company receiving written notice of such default from any holder of a Note; or

          (e) any representation or warranty made in writing by or on behalf of the Issuer, the Company or a Subsidiary Guarantor or by any officer of the Issuer, the Company or a Subsidiary Guarantor in this Agreement or a Subsidiary Guarantee or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) prior to the Put Elimination Date any Borrowed Money of any member of the Group (whether constituting principal, premium, make-whole amount or interest) is not paid when due (or within any applicable grace period expressly contained in the agreement relating to such Borrowed Money in its original terms) or becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable (as principal or as guarantor or other surety) prior to the date when it would otherwise have become due or any creditor of any member of the Group becomes entitled to declare any Borrowed Money of any member of the Group so due and payable or to require cash collateralization or security for any such Borrowed Money (save pursuant to the terms of this Agreement) or any facility or commitment available to any member of the Group relating to Borrowed Money is withdrawn, suspended or cancelled by reason of any default (however described) of the member of the Group concerned unless the amount, or aggregate amount at any one time, of all Borrowed Money in relation to which any of the foregoing events shall have occurred and be continuing is equal to or less than (pound)3,250,000 or its equivalent in the currencies in which the sums are denominated and payable,
     (ii) any "Event of Default" (as defined in the Syndicated Loan Agreement) under the Syndicated Loan Agreement regardless of any waiver thereunder, or
     (iii) a refusal for a period of more than 7 Business Days by the Banks under the Syndicated Loan Agreement or the relevant banks under any Committed Medium-Term Bank Facilities to fund any advance requested by the Company or any other borrower under the Syndicated Loan Agreement or such Committed Medium-Term Bank Facilities (as the case may be), or (iv) the Issuer, the Company or any Subsidiary Guarantor or other Material Subsidiary is in default in the performance of or compliance with any term of any evidence of any Borrowed Money (other than the Notes) that is outstanding in an aggregate principal amount of at least (pound)10,000,000 (or its equivalent in any other currency) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Borrowed Money has become, or has been declared (or one or more Persons are entitled to declare such Borrowed Money to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (v) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Borrowed Money (other than the Notes) that is outstanding in an aggregate principal amount of at least (pound)10,000,000 (or its equivalent in any other currency) to convert such Borrowed Money into equity interests), the Issuer, the Company or any Subsidiary Guarantor or other Material Subsidiary has become obligated to purchase or repay any such Borrowed Money (or one or more Persons are entitled to require such purchase or repayment) before its regular maturity or before its regularly scheduled dates of payment; or

          (g) (i) prior to the Put Elimination Date, any member of the Group fails to make payment in relation to a Derivatives Contract of any sum equal to or greater than (pound)3,250,000 in aggregate at any one time (or its equivalent in the relevant currency of payment) on its due date (taking into account any grace period permitted under the documentation for that Derivatives Contract or, if none stated, within five Business Days of the due date) or the counterparty to a Derivatives Contract becomes entitled to terminate that Derivatives Contract early by reason of default on the part of any member of the Group and the Net Derivatives Liability in the aggregate payable under all affected Derivatives Contracts at the relevant time is equal to or greater than (pound)3,250,000 (or its equivalent in the relevant currency) or (ii) on and after the Put Elimination Date, any member of the Group fails to make payment in relation to a Derivatives Contract of any sum equal to or greater than (pound)10,000,000 in aggregate at any one time (or its equivalent in the relevant currency of payment) on its due date (taking into account any grace period permitted under the documentation for that Derivatives Contract or, if none stated, within five Business Days of the due date) or the counterparty to a Derivatives Contract becomes entitled to terminate that Derivatives Contract early by reason of default on the part of any member of the Group and the Net Derivatives Liability in the aggregate payable under all affected Derivatives Contracts at the relevant time is equal to or greater than (pound)10,000,000 (or its equivalent in the relevant currency); or

          (h) the Issuer, the Company or any Subsidiary Guarantor or other Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (i) (i) prior to the Put Elimination Date, an encumbrancer takes possession of all or a substantial part of the assets or undertakings of the Issuer, the Company or any Subsidiary Guarantor or other Material Subsidiary and any such action is not discharged within 14 days, (ii) on and after the Put Elimination Date, an encumbrancer takes possession of all or a substantial part of the assets or undertakings of the Issuer, the Company or any Subsidiary Guarantor or other Material Subsidiary and any such action is not discharged within 60 days, (iii) prior to the Put Elimination Date, a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Issuer, the Company or any Subsidiary Guarantor or other Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Issuer, the Company or any such Subsidiary Guarantor or other Material Subsidiary, or any such petition shall be filed against the Issuer, the Company or any such Subsidiary Guarantor or other Material Subsidiary and such petition shall not be dismissed within 14 days, or (iv) on and after the Put Elimination Date, a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Issuer, the Company or any Subsidiary Guarantor or other Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Issuer, the Company or any such Subsidiary Guarantor or other Material Subsidiary, or any such petition shall be filed against the Issuer, the Company or any such Subsidiary Guarantor or other Material Subsidiary and such petition shall not be dismissed within 60 days; or

          (j) any kind of composition, scheme of arrangement, compromise or other similar arrangement in respect of the Issuer, the Company or any Subsidiary Guarantor or other Material Subsidiary and its respective creditors generally (or any class of creditors) is entered into or made other than an agreement under section 425 of The Companies Act 1985, as amended, for the purposes of a solvent merger or amalgamation of any such Material Subsidiary); or

          (k) any event occurs with respect to the Issuer, the Company, a Subsidiary Guarantor or a Material Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in paragraph (h),
     (i) or (j) above, provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in paragraph (h), (i) or (j) above; or

          (l) (i) prior to the Put Elimination Date, a final judgment or judgments for the payment of money are rendered against any Obligor or Material Subsidiary which judgments in each case are not, within 14 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 14 days after the expiration of such stay, (ii) prior to the Put Elimination Date a final judgment or judgments for the payment of money aggregating in excess of (pound)10,000,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and its Subsidiaries which judgments in each case are not, within 14 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 14 days after the expiration of such stay, or (iii) on and after the Put Elimination Date a final judgment or judgments for the payment of money aggregating in excess of (pound)10,000,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and its Subsidiaries which judgments in each case are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (m) (i) prior to the Put Elimination Date, the Parent Guarantee or any Subsidiary Guarantee or any Security Document shall cease to be in full force and effect as an enforceable instrument and, in the case of a Subsidiary Guarantee, the related Subsidiary Guarantor shall not have executed and delivered a new, valid guarantee, or the Company, the Issuer or any Subsidiary Guarantor (or any Person at their authorized direction or on their behalf) shall assert in writing that the Parent Guarantee, any Security Document or any Subsidiary Guarantee of such Subsidiary is unenforceable or invalid in any material respect, or (ii) on and after the Put Elimination Date, the Parent Guarantee or any Subsidiary Guarantee or any Security Document shall cease to be in full force and effect as an enforceable instrument and, in the case of a Subsidiary Guarantee, the related Subsidiary Guarantor shall not have executed and delivered a new, valid guarantee within 30 days after a Responsible Officer of the Company obtains knowledge thereof, or the Company, the Issuer or any Subsidiary Guarantor (or any Person at their authorized direction or on their behalf) shall assert in writing that the Parent Guarantee, any Security Document or any Subsidiary Guarantee of such Subsidiary is unenforceable or invalid in any material respect; or

          (n) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $2,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any

     Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

          (o) prior to the Put Elimination Date, a meeting is convened by any Material Subsidiary or Obligor for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital or to comply with section 142 of the Companies Act 1985 other than (i) in connection with the redemption of preference shares at their scheduled maturity as permitted under this Agreement or (ii) with the written consent of the Majority Holders; or

          (p) prior to the Put Elimination Date, any Material Subsidiary or Obligor suspends or ceases or threatens to suspend or cease to carry on all or a material part of its business other than as otherwise permitted by this Agreement or on terms previously agreed by the Majority Holders; or

          (q) prior to the Put Elimination Date, all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Material Subsidiary or Obligor are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government other than for full consideration.

As used in Section 11(n), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

     12. REMEDIES ON DEFAULT, ETC.

     12.1. Acceleration.

          (a) If an Event of Default with respect to the Issuer or the Company described in paragraph (h), (i), (j) or (k) of Section 11 (other than an Event of Default described in clause (i) of paragraph (h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, the Majority Holders may at any time at its or their option, by notice or notices to the Issuer, declare all the Notes then outstanding to be immediately due and payable.

          (c) If any Event of  Default  described  in  paragraph  (a) and (b) of
     Section 11 has occurred and is continuing, any holder or holders of Notes then outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Issuer and the Company acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer (except as herein specifically provided) and that the provision for payment of a Make-Whole Amount by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     12.2. Other Remedies.

     If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     12.3. Rescission.

     At any time after any Notes have been declared due and payable pursuant to paragraph (b) and (c) of Section 12.1, the Required Holders, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than the non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 19, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     12.4. No Waivers or Election of Remedies, Expenses, etc.

     No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Issuer and the Company under Section 17, the Issuer will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including without limitation reasonable attorneys' fees, expenses and disbursements.

     13. PARENT GUARANTEE

     13.1. Guarantee.

          (a) Guaranteed Obligations. The Parent hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

               (i) the punctual payment when due, whether at stated maturity, by prepayment, by acceleration or otherwise, of all obligations of the Issuer arising under this Agreement and the Notes, whether for principal, interest (including without limitation interest on any overdue principal, Make-Whole Amount, PIK Management Fees, Deferred Make-Whole Interest, Change of Control Fees, and interest at the rate specified in the Agreement and interest accruing or becoming owing both prior to and subsequent to the commencement of any bankruptcy, reorganization or similar proceeding involving either the Issuer or the Company), Make-Whole Amount, fees, expenses, indemnification or otherwise, and

               (ii) the due and punctual performance and observance by the Issuer of all covenants, agreements and conditions on its part to be performed and observed under this Agreement and the Notes.

The obligations guaranteed by this Parent Guarantee are sometimes called the "Guaranteed Obligations".

     Without limiting the generality of the foregoing, this Parent Guarantee guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by any other

Person to any holder of a Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Person.

          (b) Guarantee Absolute. This Parent Guarantee constitutes a present and continuing guarantee of payment and not of collection and the Parent guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of this Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any holder of a Note with respect thereto. The obligations of the Parent under this Parent Guarantee are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Parent to enforce this Parent Guarantee, irrespective of whether any action is brought against the Issuer or any other Person liable for the Guaranteed Obligations or whether the Issuer or any other such Person is joined in any such action or actions. The liability of the Parent under this Parent
     Guarantee shall be primary, absolute, irrevocable, and unconditional irrespective of:

               (i) any lack of validity or enforceability of any Guaranteed Obligation, this Agreement the Notes or any agreement or instrument relating thereto;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Agreement the Notes or this Parent Guarantee;

               (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure by the Parent or other Person liable, or any other guarantee, for all or any of the Guaranteed Obligations;

               (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Issuer or any other Subsidiary;

               (v) any change, restructuring or termination of the corporate structure or existence of the Issuer or any other Subsidiary; or

               (vi) any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense, offset or counterclaim available to, or a discharge of, the Issuer or the Parent.

     This Parent Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any holder of a Note or any other Person upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

          (c) Waivers by the Parent. The Parent hereby irrevocably waives, to the extent permitted by applicable law:

               (i) promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Parent Guarantee;

               (ii) any requirement that any holder of a Note or any other Person protect, secure, perfect or insure any Encumbrance or any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any collateral;

               (iii) any defense, offset or counterclaim arising by reason of any claim or defense based upon any action by any holder of a Note;

               (iv) any duty on the part of any holder of a Note to disclose to the Parent any matter, fact or thing relating to the business, operation or condition of any Person and its assets now known or hereafter known by such holder; and

               (v) any rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligations or require suit against the Issuer or the Parent or any other Person.

     13.2. Subrogation and Contribution.

     The Parent shall not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights, remedies, powers, privileges or Encumbrances of any holder of a Note or any other beneficiary against the Issuer or any other obligor on the Guaranteed Obligations or any collateral or other security, or (b) any right of recourse, reimbursement, contribution, indemnification, or similar right against the Issuer, and the Parent hereby waives any and all of the foregoing rights, remedies, powers, privileges and the benefit of, and any right to participate in, any collateral or other security given to any holder of a Note or any other beneficiary to secure payment of the Guaranteed Obligations, until such time as the Guaranteed Obligations have been indefeasibly paid in full.

     14. TAX INDEMNIFICATION.

     All payments whatsoever under the Parent Guarantee will be made by the Company in lawful currency of the United States of America free and clear of, and without liability or withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a "Taxing Jurisdiction"), unless the withholding or deduction of such Tax is compelled by law.

     If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Company under the Parent Guarantee, the Company will pay such additional amounts as may be necessary in order that the net amounts paid to each holder pursuant to the terms of the Parent Guarantee after such deduction or withholding (including without limitation any required deduction or withholding of Tax on or with respect to such additional amount), shall equal the amounts then due and payable under the terms of the Parent Guarantee, provided that no payment of any additional amounts shall be required to be made for or on account of:

          (a) any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Parent Guarantee or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the Parent Guarantee or the receipt of payments thereunder, including without limitation such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been engaged in a trade or business therein or having an establishment office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Company, after the Effective Date, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of the Parent Guarantee are made to, the Taxing Jurisdiction imposing the relevant Tax;

          (b) any Tax that would not have been imposed but for the failure of such holder to qualify as a resident of the United States for purposes of a tax treaty between the United States and the Taxing Jurisdiction or the failure of such holder to comply with any reporting or filing requirement under such tax treaty (unless such failure to comply (i) is attributable solely to the failure of the Company to provide notice or copies of any Form (as defined below) in accordance with the procedures described in the immediately succeeding paragraph or (ii) occurs notwithstanding compliance by such holder with such procedures);

          (c) any Taxes on such holder's net income or net profits;

          (d)  any  Tax  which  is  payable   otherwise  than  by  deduction  or
     withholding  from  payments  made  under  or  with  respect  to the  Parent
     Guarantee;

          (e) any estate, inheritance, gift, sales, transfer, personal property or similar Tax; or

          (f) any combination of clauses (a) through (e) above;

provided further that no such additional amounts shall be payable in respect of the Parent Guarantee held by (x) any holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the Parent Guarantee or (y) any holder who is not a resident of the United States or with respect to any payment all or any part of which represents income which is not subject to United States tax as income of a resident of the United States.

     By acceptance of any Note, the holder of such Note agrees to assist the Company in complying with administrative requirements imposed by any Governmental Authority in a Taxing Jurisdiction in connection with applicable law of such Taxing Jurisdiction, including without limitation an applicable tax treaty, it being agreed as between the holders of the Parent Guarantee and the Company that compliance with any such administrative requirements shall be the sole responsibility of the Company. In furtherance of the foregoing, by such acceptance, each such holder agrees that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Company all such forms, certificates, documents and returns provided to such holder by the Company (collectively "Forms") required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide the Company with such information with respect to such holder as the Company may reasonably request in order to complete any such Forms, provided that nothing in this Section 14 shall require any holder to provide information with respect to any such Form if in the opinion of such holder such Form would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that, except as described below in respect of the transfer of any Note, each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Company or mailed to the appropriate taxing authority within 60 days following a written request of the Company (which request shall be accompanied by copies of such Form). On or before the Effective Date the Company will furnish each Noteholder with copies of United Kingdom Inland Revenue Form FD-13 (the appropriate Form currently required to be filed in the United Kingdom pursuant to clause (b) of the first paragraph of this Section 14), and in connection with the transfer of any Note the Company will furnish the transferee of such Note with copies of all Forms then required. For the avoidance of doubt, each Noteholder acknowledges that the information required to be provided in the current version of United Kingdom Inland Revenue Form FD-13 does not involve the disclosure of tax return or other information that is confidential or proprietary to any Noteholder.

     The Company will furnish the holders of Notes, within the period of payment permitted by applicable law, an official receipt, if any, issued by the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

     15. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     15.1. Registration of Notes.

     The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     15.2. Transfer and Exchange of Notes.

     Upon surrender of any Note at the principal executive office of the Issuer for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within ten Business Days thereafter the Issuer shall execute and deliver, at the Issuer's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred or registered in denominations of less than $500,000 or any integral multiple of $10,000 in excess thereof, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000 or such integral multiple. Unless any transferee specifies to the contrary prior to the registration of such transfer, such transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in paragraph (a), (c) , (d) or (e) of Section 6.2; and no transfer under any other circumstances shall be effected unless and until the transferee has made a representation to the Issuer substantially identical to that set forth in
Section 6.2(b) (in respect of which the Issuer agrees to respond within five Business Days) or provided other assurances satisfactory to the Issuer that such transfer would not involve a prohibited transaction (as such term is defined in section 406(a) of ERISA and section 4975(c)(1)(A)-(D) of the Code). The Noteholders shall not be liable for any damages in connection with any such representation or assurances provided to the Issuer by any transferee.

     15.3. Replacement of Notes.

     Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Noteholder or any other Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest shall have been paid thereon.

     16. PAYMENTS ON NOTES.

     16.1. Place of Payment.

     Subject to Section 16.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the principal office of Citibank, N.A. in New York City. The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in the United States or the principal office of a bank or trust company in the United States.

     16.2. Home Office Payment.

     So long as any Noteholder or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 16.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Noteholder's name in Schedule A, or by such other method or at such other address as such Noteholder shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Noteholder shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section
16.1. Prior to any sale or other disposition of any Note held by such Noteholder or its nominee such Noteholder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 15.2. The Issuer will afford the benefits of this
Section 16.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by such Noteholder under this Agreement and that has made the same agreement relating to such Note as such Noteholder has made in this Section 16.2.

     17. EXPENSES, ETC.

     17.1. Transaction Expenses.

     Whether or not the transactions contemplated hereby are consummated, the Issuer and the Company jointly and severally agree to pay all costs and expenses (including reasonable attorneys' fees of special counsel and, if reasonably required, local or other counsel) incurred by each Noteholder in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including without limitation:
(a) the costs and
expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any Subsidiary Guarantee or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any Subsidiary Guarantee, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Issuer, the Company or any Subsidiary Guarantor or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Issuer and the Company jointly and severally agree to pay, and jointly and severally agree to save each Noteholder harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by the Noteholders).

     In furtherance of the foregoing, on the Effective Date the Issuer will pay or cause to be paid the fees and disbursements and other charges (including estimated unposted disbursements and other charges as of the Effective Date) of Willkie Farr & Gallagher and Bingham Dana LLP, special counsel to the
Noteholders, which are reflected in the statement of such special counsel submitted to the Issuer at least one Business Day prior to the Effective Date. The Issuer will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements and other charges of such special counsel in connection with the transactions hereby contemplated (including disbursements and other charges unposted as of the Effective Date to the extent such disbursements and other charges exceed estimated amounts paid as aforesaid).

     17.2. Survival.

     The obligations of the Issuer and the Company under this Section 17 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

     18. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Notheholder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any
Noteholder or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Issuer or the Company pursuant to this Agreement shall be deemed representations and warranties of the Issuer or the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the

Noteholders and the Issuer and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

     19. AMENDMENT AND WAIVER.

     19.1. Requirements.

     This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Issuer and the Company and the Majority Holders, except that (a) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5, 6, 7.1, or 23, or any defined term (as it is used therein), will be effective as to any Noteholder unless consented to by such Noteholder in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest, Deferred Make-Whole Interest, PIK Management Fees, Change of Control Fees or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend or waive any of Sections 8, 11(a), 11(b), 12, 13, 14, 19 or 22.

     19.2. Solicitation of Holders of Notes.

          (a) Solicitation. The Issuer and the Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Issuer and the Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 19 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment. Neither the Issuer nor the Company will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     19.3. Binding Effect, etc.

     Any amendment or waiver consented to as provided in this Section 19 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Issuer and the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Issuer or the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     19.4. Notes held by the Issuer, etc.

     Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Issuer, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

     20. NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (a) if to any Noteholder or its nominee, to such Noteholder or it at the address specified for such communications in Schedule A, or at such other address as such Noteholder or it shall have specified to the Issuer and the Company in writing,

          (b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Issuer and the Company in writing,

          (c) if to the Issuer, to the Issuer at 498 Seventh Avenue, New York, NY 10018, to the attention of The Secretary, or at such other address as the Issuer shall have specified to the holder of each Note in writing, or

          (d) if to the Company, to the Company at 121-141 Westbourne Terrace, London, W2 6JR, England, to the attention of Group Treasurer, or at such other address as the Company shall have specified to the holder of each
     Note in writing.

          (e) Notices under this Section 20 will be deemed given only when actually received.

     21. REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Noteholders on the Effective Date (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Noteholders, may be reproduced by the Noteholders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Noteholders may destroy any original document so reproduced. Each of the Issuer and the Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Noteholders in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 21 shall not prohibit the Issuer or the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

     22. CONFIDENTIAL INFORMATION.

     For the purposes of this Section 22, "Confidential Information" means information delivered to the Noteholders by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Noteholders as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to any Noteholder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by any Noteholder or any person acting on its behalf, (c) otherwise becomes known to any Noteholder other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to the Noteholders under Section 7 that are otherwise publicly available. Each Noteholder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to it, provided that such Noteholder may deliver or disclose Confidential Information to (i) its directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes and whose duties require them to maintain the confidentiality of such information),
(ii) its financial advisors and other professional advisors who agree, or whose duties require them, to hold confidential the Confidential Information substantially in accordance with the terms of this Section 22, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Noteholder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (v) any Person from which such Noteholder offers to purchase any security of the Issuer or the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
22), (vi) any federal or state regulatory authority having jurisdiction over it,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about its investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Noteholder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Noteholder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Noteholder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under its Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 22 as though it were a party to this Agreement. On reasonable request by the Issuer or the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Issuer and the Company embodying the provisions of this
Section 22. Each Noteholder's obligations under this Section 22 will survive the payment or transfer of any Note held by such Noteholder and the termination of this Agreement.

     23. SUBSTITUTION OF NOTEHOLDERS.

     Each Noteholder shall have the right to substitute any one of its Affiliates as the acquiror of the Notes that it has agreed to acquire hereunder, by written notice to the Issuer and the Company, which notice shall be signed by both such Noteholder and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Noteholder" is used in this Agreement (other than in this Section 23), such word shall be deemed to refer to such Affiliate in lieu of the original Noteholder. In the event that such Affiliate is so substituted as a Noteholder hereunder and such Affiliate thereafter transfers to the original Noteholder all of the Notes then held by such Affiliate, upon receipt by the Issuer and the Company of notice of such transfer, wherever the word "Noteholder" is used in this Agreement (other than in this Section 23), such word shall no longer be deemed to refer to such Affiliate, but shall refer to the original Noteholder, and the original Noteholder shall have all the rights of an original holder of the Notes under this Agreement.

     24. MISCELLANEOUS.

     24.1. Successors and Assigns.

     All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including without limitation any subsequent holder of a Note) whether so expressed or not.

     24.2. Construction.

     Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     24.3. Jurisdiction and Process; Waiver of Jury Trial; Judgment Currency.

          (a) Each of the Issuer and the Company irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each of the Issuer and the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (b) Each of the Issuer and the Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 24.3(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it is or may be subject) by a suit upon such judgment.

          (c) Each of the Issuer and the Company consents to process being served in any suit, action or proceeding of the nature referred to in
     Section 24.3(a) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address specified in Section 20 or at such other address of which the Noteholders shall then have been notified pursuant to said Section or, in the case of the Company, to the Issuer, as its agent for the purpose of accepting service of any process in the United States. Each of the Issuer and the Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

          (d) Nothing in this Section 24.3 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Issuer or the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          (e) The Company hereby irrevocably appoints the Issuer to receive for it, and on its behalf, service of process in the United States, and the Issuer hereby accepts such appointment and the appointment of each Subsidiary Guarantor from time to time delivering a Subsidiary Guarantee, as provided in Section 10 of such Subsidiary Guarantee.

          (f) EACH OF THE ISSUER, THE COMPANY AND EACH HOLDER OF A NOTE WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE OTHER AGREEMENTS, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

          (g) Any payment on account of an amount that is payable hereunder or under the Notes by the Issuer or the Company in U.S. Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Issuer or the Company, shall constitute a discharge of the obligation of the Issuer or the Company under this Agreement or the Notes only to the extent of the amount of U.S. Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such holder, the Issuer and the Company jointly and severally agree to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term "London Banking Day" shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

     24.4. Payments Due on Non-Business Days.

     Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.2 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount (if any) or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     24.5. Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the fullest extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

     24.6. Accounting Terms.

     Notwithstanding any changes in GAAP or the interpretation or application thereof subsequent to December 31, 1999, all financial covenants herein (including those contained in Section 10) shall be calculated in accordance with (and compliance shall be determined solely by reference to) Fixed GAAP. In the event that there should occur after December 31, 1999 any such changes in GAAP or the interpretation or application thereof which would have a quantifiable effect on the calculation of the financial covenants, the Company agrees to provide to each holder of a Note, in addition to the financial information described in Section 7, such supplemental financial information with respect to the relevant accounting periods (calculated in accordance with Fixed GAAP) affected by such changes as is reasonably necessary to allow the holders of Notes to verify compliance with the financial covenants. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with Fixed GAAP.

     24.7. Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     24.8. Governing Law.

     This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     If each of you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between each Noteholder, the Issuer and the Company.

                                      Very truly yours,

                                      CORDIANT FINANCE, INC.

                                      By: /s/ Michael J. Kopsak
                                         ---------------------------------------
                                         Name: Michael J. Kopsak
                                         Title: Vice President

                                      CORDIANT COMMUNICATIONS GROUP PLC

                                      By: /s/ Andrew Boland
                                         ---------------------------------------
                                         Name: Andrew Boland
                                         Title: Deputy Finance Director


    Signature Page to Cordiant amended and Restated Note Purchase Agreement

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: /s/ Marie Fioramonti
-----------------------------------
   Name: Marie Fioramonti
   Title: Vice President

HARTFORD LIFE INSURANCE COMPANY
By: Prudential Private Placement Investors, L.P., as Investmetn Advisor
      By: Prudential Private Placement Investors, Inc., General Partner

By: /s/ Marie Fioramonti
-----------------------------------
   Name: Marie Fioramonti
   Title: Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By: /s/ Marie Fioramonti
-----------------------------------
   Name: Marie Fioramonti
   Title: Vice President

PRUCO LIFE INSURANCE COMPANY

By: /s/ Marie Fioramonti
-----------------------------------
   Name: Marie Fioramonti
         Title: Vice President

USG ANNUITY & LIFE COMPANY
By: ING Investment Management LLC, as Agent

By: /s/ Fred C. Smith
-----------------------------------
   Name: Fred C. Smith
   Title: Executive Vice President

EQUITABLE LIFE INSURANCE COMPANY OF IOWA
By: ING Investment Management LLC, as Agent

By: /s/ Fred C. Smith
-----------------------------------
   Name: Fred C. Smith
   Title: Executive Vice President

    Signature Page to Cordiant amended and Restated Note Purchase Agreement

GOLDEN AMERICAN LIFE INSURANCE COMPANY
By: ING Investment Management LLC, as Agent

By: /s/ Fred C. Smith
-----------------------------------
   Name: Fred C. Smith
   Title: Executive Vice President

RELIASTER LIFE INSURANCE COMPANY
By: ING Investment Management LLC, as Agent

By: /s/ Fred C. Smith
-----------------------------------
   Name: Fred C. Smith
   Title: Executive Vice President

HARTFORD LIFE INSURANCE COMPANY
By: Hartford Investment Services, Inc.
      Its Agent and Attorney-in-Fact

By: /s/ Kurt H. Nyman
-----------------------------------
   Name: Kurt H. Nyman
   Title: Vice President

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
By: Hartford Investment Services, Inc.
      Its Agent and Attorney-in-Fact

By: /s/ Kurt H. Nyman
-----------------------------------
   Name: Kurt H. Nyman
   Title: Vice President

MASSACHUSETTS MUTUAL INSURANCE COMPANY
By: David L. Babson & Company Inc., its Investment Adviser

By: /s/ Elizabeth A. Perenick
-----------------------------------
   Name: Elizabeth A. Perenick
   Title: Managing Director

AMERICAN UNITED LIFE INSURANCE COMPANU

By: /s/ Christopher D. Pahlke
-----------------------------------
   Name: Christopher D. Pahlke
   Title: Vice President

    Signature Page to Cordiant amended and Restated Note Purchase Agreement

THE STATE LIFE INSURANCE COMPANY

By: /s/ Christoopher D. Pahlke
----------------------------------
   Name: Christopher D. Pahlke
   Title: Vice President






    Signature Page to Cordiant amended and Restated Note Purchase Agreement

                                                                      SCHEDULE A

     This Schedule A shows the names and addresses of the Noteholders under the foregoing Amended and Restated Note Purchase Agreement and the principal amounts of Notes held by each.

                                                                                          Principal Amount of
Name and Address of Noteholder                                                                Notes Held
------------------------------                                                            -------------------

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA                                                  $56,062,000

(1) All payments on account of Notes shall be made by wire transfer of immediately available funds for credit to:

         Account No. 890-0304-391
         The Bank of New York
         New York, New York
         (ABA No.:  021-000-018)

         Each such wire transfer shall set forth the name of the Company, PPN
         21851# AA 0, a description of the Note: "7.61% Guaranteed Senior Notes due April _, 2011 and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

(2)      Address for all notices relating to payments:

         The Prudential Insurance Company of America
         c/o Prudential Capital Group
         Gateway Center Three
         100 Mulberry Street
         Newark, New Jersey  07102
         Attention:  Manager, Investment Operations Group
         Telephone:  973-802-5260
         Fax:  973-802-8055

(3)      Address for all other communications and notices:

                                  Schedule A-1

         The Prudential Insurance Company of America
         c/o Prudential Capital Group
         Two Prudential Plaza
         180 N. Stetson Street - Suite 5600
         Chicago, IL  60601
         Attention:  Managing Director
         Telephone:  312-540-4233
         Fax:  312-540-4222

(4)      Recipient of telephonic prepayment notices:

         Manager, Investment Structuring and Pricing
         973-367-7398 (Telephone)
         973-802-9425 (Telecopy)

(5)      Tax Identification No.: 22-1211670

                                  Schedule A-2

                                                                                          Principal Amount of
Name and Address of Noteholder                                                                Notes Held
------------------------------                                                            -------------------

HARTFORD LIFE INSURANCE COMPANY                                                              $5,000,000

(1) All payments on account of Notes held by such Noteholder shall be made before 12:00 noon (New York City time) by wire transfer of immediately available funds for credit to:

         A/C # 900-9-000200
         for F/C/T G06641-CRC
         JP Morgan Chase
         New York, NY
         10004 ABA No. 021-000-021

         with sufficient information (including the name of the Company, PPN
         21851# AA 0, a description of the Note: "7.61% Guaranteed Senior Notes due 2011" and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

(2)      Address for all notices relating to payments:

         Hartford Investment Management Company
         c/o Portfolio Support
         PO Box 1744
         Hartford, CT 06133-1744
         Fax: 860-297-8875/8876

(3)      Address for all other communications and notices:

         Hartford Life Insurance Company
         c/o Prudential Private Placement Investors, L.P.
         Four Gateway Center
         100 Mulberry Street
         Newark, New Jersey  07102-4077
         973-802-8608 (Telephone)
         973-624-6432 (Telecopy)
         Attention:  Mr. Albert Trank,
                     Senior Vice President
         Telephone:  973-624-6432
         Fax:  973-802-8608

                                  Schedule A-3

(4)      Recipient of telephonic prepayment notices:

         Manager, Investment Structuring and Pricing
         973-367-7398 (Telephone)
         973-802-9425 (Telecopy)

(5)      Tax Identification No.: 06-0974148


                                  Schedule A-4

                                                                                          Principal Amount of
Name and Address of Noteholder                                                                Notes Held
------------------------------                                                            -------------------

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY                                                   $2,938,000

(1) All payments on account of Notes held by such Noteholder shall be made before 12:00 noon (New York City time) by wire transfer of immediately available funds for credit to:

         Account No. 890-0340-754
         The Bank of New York
         New York, New York
         (ABA No.:  021-000-018)
         Ref: Pruco Life of New Jersey Account

         with sufficient information (including the name of the Company, PPN
         21851# AA 0, a description of the Note: "7.61% Guaranteed Senior Notes due 2011" and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

(2)      Address for all notices relating to payments:

         Pruco Life Insurance Company of New Jersey
         c/o Investment Operations Group
         Gateway Center Three
         100 Mulberry Street
         Newark, New Jersey  07102-4077
         Attention:  Manager, Trade Management Group
         Telephone:  973-367-3141
         Fax:  973-802-9425

(3)      Address for all other communications and notices:

         Pruco Life Insurance Company of New Jersey
         c/o Prudential Capital Group
         Two Prudential Plaza
         180 North Stetson St., Suite 5600
         Chicago, IL 60601-6716
         Attn: Managing Director
         Telephone: 312-540-4233
         Fax: 312-540-4222

                                  Schedule A-5

(4)      Recipient of telephonic prepayment notices:

         Manager, Investment Structuring and Pricing
         973-367-7398 (Telephone)
         973-802-9425 (Telecopy)

(5)      Tax Identification No.: 22-2426019


                                  Schedule A-6

                                                                                          Principal Amount of
Name and Address of Noteholder                                                                Notes Held
------------------------------                                                            -------------------

PRUCO LIFE INSURANCE COMPANY                                                                  $1,000,000

(1) All payments on account of Notes held by such Noteholder shall be made before 12:00 noon (New York City time) by wire transfer of immediately available funds for credit to:

         Account No. 890-0304-421
         The Bank of New York
         New York, New York
         (ABA No.:  021-000-018)
         Ref:  Pruco Life of Arizona Account

         With sufficient information (including the name of the Company, PPN
         21851# AA 0, a description of the Note: "7.61% Guaranteed Senior Notes
         2011" and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

(2)      Address for all notices relating to payments:

         Pruco Life Insurance Company
         c/o Investment Operations Group
         Gateway Center Three
         100 Mulberry Street
         Newark, New Jersey  07102
         Attention:  Manager, Trade Management Group
         Telephone:  973-367-3141
         Fax:  973-802-9425

(3)      Address for all other communications and notices:

         Pruco Life Insurance Company
         c/o Prudential Capital Group
         Two Prudential Plaza
         180 North Stetson St., Suite 5600
         Chicago, IL  60601-6716
         Attn:  Managing Director
         Fax:  312-540-4222

(4)      Recipient of telephonic prepayment notices:


                                  Schedule A-7

         Manager, Investment Structuring and Pricing
         973-367-7398 (Telephone)
         973-802-9425 (Telecopy)

(5)      Tax Identification No.: 22-1944557


                                  Schedule A-8

                                                                                          Principal Amount of
Name and Address of Noteholder                                                                Notes Held
------------------------------                                                            -------------------

USG ANNUITY & LIFE COMPANY                                                                   $24,000,000

(1) All payments on account of Notes held by such Noteholder shall be made by wire transfer of immediately available funds for credit to:

         The Bank of New York
         ABA #021000018
         BNF: IOC566 - Income Collections
         Attn:  William Cashman
         Re: USG Annuity & Life Company -
         Account # 368520
         Reference:  21851# AA 0

         Each such wire transfer shall set forth the name of the Corporation, the full title (including the Coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

 (2)     Address for all notices relating to payments:

         ING Investment Management LLC
         5780 Powers Ferry Road, NW,
         Suite 300
         Atlanta, Georgia  30327-4349
         Attention:  Securities Accounting
         Fax: (770) 690-4899

(3)      Address for all other communications and notices:

         ING Investment Management LLC
         100 Washington Avenue South
         Minneapolis, MN  55401
         Attn:  Gary Jacobson
         Phone:  612-372 5200
         Fax:  612-372-3561

         with copy to:

                                  Schedule A-9

         ING Investment Management LLC
         5780 Powers Ferry Road, NW, Suite 300
         Atlanta, Georgia  30327-4349
         Phone:  770-690-4857
         Fax:  770-690-4899

(4)      Tax Identification No: 73-0663836


                                 Schedule A-10

                                                                                          Principal Amount of
Name and Address of Noteholder                                                                Notes Held
------------------------------                                                            -------------------

EQUITABLE LIFE INSURANCE COMPANY OF IOWA                                                     $12,000,000

(1) All payments on account of Notes held by such Noteholder shall be made by wire transfer of immediately available funds for credit to:

         The Bank of New York
         ABA #021000018
         BNF: IOC566 - Income Collections
         Attn:  William Cashman
         Re:  Equitable Life Insurance Company of Iowa - Account # 068071
         Reference:  21851# AA 0

         Each such wire transfer shall set forth the name of the Corporation, the full title (including the Coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)      Address for all notices relating to payments:

         ING Investment Management LLC
         5780 Powers Ferry Road, NW, Suite 300
         Atlanta, Georgia  30327-4349
         Attention:  Securities Accounting
         Fax: (770) 690-4899

(3)      Address for all other communications and notices:

         ING Investment Management LLC
         100 Washington Avenue South
         Minneapolis, MN  55401
         Attn:  Gary Jacobson
         Phone:  612-372 5200
         Fax:  612-372-3561

         with copy to:

                                 Schedule A-11

         ING Investment Management LLC
         5780 Powers Ferry Road, NW, Suite 300
         Atlanta, Georgia  30327-4349
         Phone:  770-690-4857
         Fax:  770-690-4899

(4)      Tax Identification No: 42-0236150


                                 Schedule A-12

                                                                                          Principal Amount of
Name and Address of Noteholder                                                                Notes Held
------------------------------                                                            -------------------

GOLDEN AMERICAN LIFE INSURANCE COMPANY                                                       $12,000,000

(1) All payments on account of Notes held by such Noteholder shall be made by wire transfer of immediately available funds for credit to:

         The Bank of New York
         ABA #021000018
         BNF: IOC566 - Income Collections
         Attn:  William Cashman
         Re:  Golden American Life Insurance Company
         (MVA Acct.) - Account #136374
         Reference:  21851# AA 0

         Each such wire transfer shall set forth the name of the Corporation, the full title (including the Coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)      Address for all notices relating to payments:

         ING Investment Management LLC
         5780 Powers Ferry Road, NW, Suite 300
         Atlanta, Georgia  30327-4349
         Attention:  Securities Accounting
         Fax: (770) 690-4899

(3)      Address for all other communications and notices:

         ING Investment Management LLC
         100 Washington Avenue South
         Minneapolis, MN  55401
         Attn:  Gary Jacobson
         Phone:  612-372 5200
         Fax:  612-372-3561

         with copy to:

                                 Schedule A-13

         ING Investment Management LLC
         5780 Powers Ferry Road, NW, Suite 300
         Atlanta, Georgia  30327-4349
         Phone:  770-690-4857
         Fax:  770-690-4899

(4)      Tax Identification No: 41-0991508


                                 Schedule A-14

                                                                                          Principal Amount of
Name and Address of Noteholder                                                                Notes Held
------------------------------                                                            -------------------

RELIASTAR LIFE INSURANCE COMPANY                                                             $12,000,000

(1) All payments on account of Notes held by such Noteholder shall be made by wire transfer of immediately available funds for credit to:

         BK OF NYC
         IOC 566 - INST'L CUSTODY
         Bank ABA #021000018
         Acct. #187035
         Acct. Name: ReliaStar Life Insurance Company
         Ref:  [21851# AA 0, Name, Maturity]

         Each such wire transfer shall set forth the name of the Corporation, the full title (including the Coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)      Address for all notices relating to payments:

         ING Investment Management LLC
         5780 Powers Ferry Road, NW, Suite 300
         Atlanta, Georgia  30327-4349
         Attention:  Securities Accounting
         Fax: (770) 690-4899

(3)      Address for all other communications and notices:

         ING Investment Management LLC
         100 Washington Avenue South
         Minneapolis, MN  55401
         Attn:  Gary Jacobson
         Phone:  612-372 5200
         Fax:  612-372-3561

         with copy to:

                                 Schedule A-15

         ING Investment Management LLC
         5780 Powers Ferry Road, NW, Suite 300
         Atlanta, Georgia  30327-4349
         Phone:  770-690-4857
         Fax:  770-690-4899

(4)      Tax Identification No.: 41-0451140


                                 Schedule A-16

                                                                                          Principal Amount of
Name and Address of Noteholder                                                                Notes Held
------------------------------                                                            -------------------

HARTFORD LIFE INSURANCE COMPANY                                                              $10,000,000
                                                                                             $ 5,000,000

(1)      All payments by wire transfer of immediately available funds to:

         JP Morgan Chase
         4 New York Plaza
         New York, NY 10004
         ABA No. 021000021
         Chase NYC/Cust
         A/C # 900-9-000200 for F/C/T - G06609-LCA ($10,000,000 Note) -
            G06616-LSO ($5,000,000 Note)
         Attn: Bond Interest/Principal-Cordiant Finance
         PPN 21851# AA 0
         Prin $_____________ Int $_______________

         with sufficient information to identify the source and application of such funds.

(2)      Address for all notices in respect of payment:

         Hartford Investment Management Company
         c/o Portfolio Support
         P.O. Box 1744
         Hartford, CT 06144-1744
         Fax:     860-297-8875/8876

(3)      Address for all other communications:

         Hartford Investment Management Company
         c/o Investment Department-Private Placements
         P.O. Box 1744
         Hartford, CT 06144-1744
         Fax: 860-297-8884

(4)      Tax Identification No.:  06-0974148

                                 Schedule A-17

                                                                                          Principal Amount of
Name and Address of Noteholder                                                                Notes Held
------------------------------                                                            -------------------

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY                                                  $10,000,000

(1)      All payments by wire transfer of immediately available funds to:

         JP Morgan Chase
         4 New York Plaza
         New York, NY  10004
         ABA No. 021000021
         Chase NYC/Cust
         A/C # 900-9-000200 for F/C/T G06586-ITT
         Attn: Bond Interest/Principal-Cordiant Finance
         PPN 21851# AA 0
         Prin $_____________ Int $_______________

         with sufficient information to identify the source and application of such funds.

(2)      Address for all notices in respect of payment:

         Hartford Investment Management Company
         c/o Portfolio Support
         P.O. Box 1744
         Hartford, CT 06144-1744
         Fax: 860-297-8875/8876

(3)      Address for all other communications:

         Hartford Investment Management Company
         c/o Investment Department-Private Placements
         P.O. Box 1744
         Hartford, CT 06144-1744
         Fax: 860-297-8884

 (4)     Tax Identification No.:  39-1052598

                                 Schedule A-18

                                                                                          Principal Amount of
Name and Address of Noteholder                                                                Notes Held
------------------------------                                                            -------------------

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY                                                  $16,000,000

(1) All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as Cordiant Finance, Inc. interest and principal) as follows:

         Citibank, N.A.
         111 Wall Street
         New York, NY 10043
         ABA No. 021000089
         For MassMutual Long Term Pool
         Account No. 4067-3488
         Re:     Description of security, principal and interest split

         With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413)
         744-5104 or 413-744-5718

(2)      All notices and communications to be addressed to:

         Massachusetts Mutual Life Insurance Company
         c/o David L. Babson & Company, Inc.
         1500 Main Street Suite 800
         Springfield, MA  01115
         Attn:  Securities Investment Division

(3) Notices with respect to payments and corporate actions to be addressed as provided in clause (2) above:

         Attention:  Securities Custody and Collection
                     Department F 381

                     Telephone: (413) 226-1803 or (413) 226-1839

                     Routing Code: S431


                                 Schedule A-19

(4)      Tax Identification Number:  04-1590850

                                 Schedule A-20


                                                                                          Principal Amount of
Name and Address of Noteholder                                                                Notes Held
------------------------------                                                            -------------------

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY                                                  $4,000,000

(1) All payments on account of the Notes shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds (identifying each payment as Cordiant Finance, Inc. interest and principal) as follows:

         JP Morgan Chase
         4 Chase MetroTech Center
         ABA No. 021000021
         For MassMutual Pension Management
         Account No. 910-2594018
         Re:     Description of security, principal and interest split

         With telephone advice of payment to the Securities Custody and Collection Department of David L. Babson & Company Inc. at (413)
         744-5104 or 413-744-5718

(2)      All notices and communications to be addressed to:

         Massachusetts Mutual Life Insurance Company
         c/o David L. Babson & Company, Inc.
         1500 Main Street
         Springfield, MA  01115
         Attn:  Securities Investment Division

(3) Notices with respect to payments and corporate actions to be addressed as provided in clause (2) above:

          Attention:  Securities Custody and Collection
                      Department F 381

                      Telephone: (413) 226-1803 or (413) 226-1839

                      Routing Code: S431

                                 Schedule A-21

(4)      Tax Identification Number:  04-1590850


                                 Schedule A-22


                                                                                          Principal Amount of
Name and Address of Noteholder                                                                Notes Held
------------------------------                                                            -------------------

AMERICAN UNITED LIFE INSURANCE COMPANY                                                       $4,500,000

(1)      All payments by wire transfer of immediately available funds to:

         Bank of New York
         Attn:  P&I Department
         One Wall Street, 3rd Floor
         Window A
         New York, NY  10286
         ABA #021000018
         BF:  IOC566

         Payments should contain sufficient information to identify the breakdown of principal and interest and should identify the full description of the Notes and the payment date.

(2)      Address all notices regarding payments and all other communications to:

         American United Life Insurance Company
         One American Square
         Indianapolis, IN 46282

(3)      Tax Identification Number:  35-0145825

                                 Schedule A-23


                                                                                          Principal Amount of
Name and Address of Noteholder                                                                Notes Held
------------------------------                                                            -------------------

THE STATE LIFE INSURANCE COMPANY                                                             $500,000

(1)      All payments by wire transfer of immediately available funds to:

         Bank of New York
         Attn: P&I Department
         One Wall Street, 3rd Floor
         Window A
         New York, NY 10286
         ABA #021000018
         BF: IOC566
         State Life, c/o American United Life

         Payments should contain sufficient information to identify the breakdown of principal and interest and should identify the full description of the Notes and the payment date.

(2)      Address all notices regarding payments and all other communications to:

         American United Life Insurance Company
         One American Square
         Indianapolis, IN 46282

(3)      Tax Identification Number:  35-0684263

                                 Schedule A-24

                                                                      SCHEDULE B

                                  DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Acquired Subsidiary Borrowed Money" means all Borrowed Money of any Person which becomes a Subsidiary after the April 5, 2001 and which (a) is outstanding on the date such Person becomes a Subsidiary (or such corporation is at the time contractually bound, in writing, to incur such Borrowed Money) and (b) has not been (or is not being) incurred, extended or renewed in contemplation of such Person becoming a Subsidiary.

     "Affiliate" means, at any time, (a) with respect to any Person (including without limitation the Issuer or the Company), any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Issuer or the Company, any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Agreement in Principle" means the agreement dated March 28, 2002 made between the Parent, the Issuer, the Noteholders and the Bank Finance Parties for the purpose (inter alia) of agreeing the principal terms of the Restructuring Transaction.

     "Annual Budget" means in respect of each Fiscal Year of the Group, a budget for such Fiscal Year (broken down on a monthly basis) the form (but not the content) of which is in the agreed form as updated on a quarterly basis during each relevant Fiscal Year.

     "Asset Disposition" is defined in Section 10.2.3.

     "Associated Person" means, in relation to any person, a person who is (i) acting in concert (as defined in the City Code on Takeovers and Mergers (United Kingdom)) with that person or (ii) a connected person (as defined in section 839 of the United Kingdom Income and Corporation Taxes Act 1988) of that person.

     "Auditors"   means  KPMG  Audit  Plc  or  such  other   auditing   firm  of
international standing as may be approved by the board of directors of the Company

                                  Schedule B-1

(after prior consultation with the Noteholders) and which has agreed to provide the Auditor's Reports.

     "Auditors Report" means, in respect of any Fiscal Year, the report from the Auditors delivered, or as the case may be, to be delivered under Section 7.1(d)(v) and Section 7.2.1(c)(B).

     "Authority" is defined in Section 7.3.

     "Bank Agent" means HSBC Investment Bank plc or such other person as may be appoint for the Banks pursuant to the Syndicated Loan Agreement.

     "Bank Arrangers" means collectively, The Bank of New York and HSBC Investment Bank plc, together with their successors and assigns acting in such capacity.

     "Bank Control Payment Date" is defined in Section 8.9(c).

     "Bank Credit Facility" means (a) each credit, loan or borrowing facility (individually a "facility") identified as such in Schedule 5.15, and each extension of such facility, and (b) any other facility (including any renewal or extension of a then existing facility) entered into on or after April 5, 2001 by the Company or any Subsidiary in a principal amount equal to or greater than $20,000,000 (or the equivalent in any other currency, determined as of the date of the financial closing of such credit facility based on the exchange rate of such other currency for U.S. dollars), but excluding any such facility entered into solely for cash management or similar purposes in the ordinary course of business that provides a netting or cash pooling arrangement by and among the Company and/or one or more Subsidiaries in respect of the Indebtedness under such facility. If any such facility entered into after April 5, 2001 provides for both a cash management netting arrangement as described above and other Indebtedness not subject to netting arrangements, the determination of whether such facility constitutes the Bank Credit Facility will be based solely upon such other Indebtedness.

     "Bank Documents" means the Agreement in Principle, the Restructuring Deed, the Syndicated Loan Agreement, the letters entered into from time to time by the Company setting out the terms of any fees to be paid by the Company to a Bank Finance Party in connection with the providing of the facilities (including any overdraft facility), the security documentation entered into in connection therewith, and any other documents with the Common Security Trustee and the Company agree shall be Bank Documents.

     "Bank Finance Parties" means the Bank Agent, the Bank Arrangers, the Banks, the Swingline Bank, the Overdraft Bank, the Security (Bank) Trustee and the Common Security Trustee.

                                  Schedule B-2

     "Bank Refinancing Date" means the earlier of (a) November 8, 2004 or (b) the date any refinancing or repayment in full of the Syndicated Loan Agreement is consummated.

     "Banks" means, collectively, the banks and financial institutions party to the Syndicated Loan Agreement, together with their respective successors and assigns.

     "Bid Bond" means a bid, performance or advance payment bond or guarantee issued by a financial institution to a client or prospective client of a member of the Group in connection with a contract for which that member of the Group is bidding or which has been awarded to that member of the Group.

     "Borrowed Money" means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument, (iii) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution, (iv) acceptance or documentary credit facilities, (v) receivables sold or discounted (otherwise than on a non-recourse basis), (vi) deferred payments for assets or services acquired where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of the asset or services acquired (excluding credit granted in the ordinary course of trading for a period not exceeding 120 days (or in the case of Greece, Spain and Italy, not exceeding 180 days) and deferred consideration payments in respect of Permitted Acquisitions or Permitted Investments and certain deferred consideration obligations listed on Schedule 10.1.6, (vii) the capital element of Finance Leases and hire purchase contracts, (viii) (except for the purposes of the definition of "Consolidated Gross Borrowings") Derivatives Contracts, (ix) any preference or other shares which are mandatorily redeemable or redeemable at the option of the holder thereof (other than certain preference shares listed on Schedule 9.1.12),
(x) any other transaction (including without limitation forward sale or purchase agreements where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of the asset or services acquired) having the commercial effect of a borrowing or raising of money or of any of
(ii) to (ix) above and (x) guarantees in respect of Indebtedness of any person falling within any of (i) to (x) above.

     "Bridge Debenture" means the composite guarantee and debenture dated April 5, 2002 between the Company, certain of the Company's Subsidiaries and HSBC Investment Bank PLC as bridge security trustee.

     "Bridge Loan Agreement" means the (pound)20,000,000 Loan Agreement dated April 5, 2002 between the Company, the banks and financial institutions named therein, The Bank of New York and HSBC Investment Bank PLC as bridge

                                  Schedule B-3
arrangers, and HSBC Investment Bank PLC as bridge agent and bridge security trustee.

     "Budgeted Capital Expenditure" means Capital Expenditure incurred or to be incurred in a Fiscal Year up to a maximum of:

-------------------     -----------------
Fiscal Year ending              Amount
-------------------     -----------------
December 31, 2002       (pound)10,000,000
-------------------     -----------------
December 31, 2003       (pound)17,500,000
------------------      -----------------
December 31, 2004       (pound)20,000,000
------------------      -----------------

     "Business Day" means (a) for the purposes of Section 8.13 and the definition of "Modified Make-Whole Amount" only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or London, England are required or authorized to be closed.

     "Capital Expenditure" means any expenditure which should be treated as capital expenditure in the audited consolidated financial statements of the Group in accordance with Fixed GAAP.

     "Cash Pooling Agreements" means arrangements for the pooling of the balances of any two or more Group member's bank accounts pursuant to which arrangements any such member of the Group grants a guarantee, rights of set-off or any other Encumbrance or transfers cash between the relevant bank accounts pursuant to an intra-Group loan.

     "Change of Control" shall occur if a person (whether alone or together with any Associated Persons) becomes the beneficial owner of shares in the issued share capital of the Company carrying the right to exercise more than 50% of the votes exercisable at a general meeting of the Company or more than one-half in nominal value of the equity share capital of the Company.

     "Change of Control Amount" means, with respect to any preyament of any Note upon a Change of Control, an amount equal to the excess, if any, of the Modified Make-Whole Amount calculated over the Make-Whole Amount in respect thereof, provided that the Change of Control Amount shall in no event be less than zero.

                                  Schedule B-4

     "Change of Control Fee" is defined in Section 8.9(d).

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "Committed Medium-Term Bank Facilities" means loan or other credit facilities (other than letter of credit or documentary credit facilities) providing for revolving or term loans pursuant to a written commitment by a bank or other financial institution for which the period until maturity or termination of such commitment and the borrowings thereunder have, at the date of determination, at least 364 days remaining and which are not capable of being demanded or withdrawn at any time during such period (other than following an event of default thereunder).

     "Common Security Trust Deed" is defined in Section 2.4(b).

     "Common Security Trustee" means HSBC Investment Bank plc in its capacity as security trustee under the Security Agency and Priority Agreement and the Security Documents, together with its successors and assigns in such capacity.

     "Composite Guarantee" means the Composite Guarantee dated on or about the Effective Date between the Company, certain of the Company's Subsidiaries and the Common Security Trustee.

     "Composite Guarantee and Debenture" means the Composite Guarantee and Debenture dated on or about the Effective Date between the Company, certain of the Company's Subsidiaries.

     "Company" or "Parent" means Cordiant Communications Group plc (Registered No. 1320869), whose registered office is at 121-141 Westbourne Terrace, London W2 6JR.

     "Compliance   Certificate"  means  a  certificate  in  form  and  substance satisfactory to the Majority Holders delivered to the Noteholders in accordance with Section 7.1(d)(iv) and Section 7.2.2.

     "Confidential Information" is defined in Section 22.

     "Consolidated EBITDA" means, in respect of any period, the consolidated trading profits, but before:

          (a) exceptional items and extraordinary items (each as separately identified in the relevant profit and loss account);

          (b) profits and losses on disposals of capital assets;

                                  Schedule B-5

          (c) amortisation of goodwill and other intangible assets;

          (d) depreciation and impairment;

          (e) Consolidated Gross Interest Expenditure and interest received or receivable; and

          (f) Taxes;

of the Group for such period and after taking into account the applicable share of any profit or loss of any joint venture or other person which is not a Subsidiary of the Company and after deducting (to the extent otherwise included) profits (or adding back losses) attributable to minority interests in members of the Group and after deducting (to the extent not otherwise deducted) Property Payments.

     "Consolidated Excess Cash Flow" means, in respect of any Fiscal Year the Consolidated EBITDA of the Group for such period:

after the addition of (if not already added):

          (a) cash dividends received from investments in joint ventures and other persons which are not Subsidiaries of the Company (after Taxes);

          (b) Tax rebates received in cash which the Group is entitled to retain; and

          (c) any other non-cash items expensed in arriving at Consolidated EBITDA,

after the deduction of (if not already deducted):

          (i) payments in respect of Capital Expenditure;

          (ii) payments of cash exceptional and extraordinary items;

          (iii) Group Taxes paid;

          (iv) any other non-cash items credited in arriving at Consolidated EBITDA,

          (v) Consolidated Net Interest Expenditure;

          (vi) all cash dividends paid by the Company and all cash dividends paid in respect of minority interests in other members of the Group;

          (vii) all  repayments  and  prepayments  of the Notes and all  amounts
     applied  in  repayment  and   cancellation  of  the  facilities  under  the
     Syndicated

                                  Schedule B-6

     Loan Agreement (where crediting cash to a cash collateral account pending such application is deemed to be such an actual prepayment) except for mandatory repayments or prepayments of the Notes or the facilities under the Syndicated Loan Agreement in accordance with the terms of the Syndicated Loan Agreement and/or this Agreement (as applicable) to the extent that the proceeds from the relevant transaction which give rise to such repayments or prepayments are excluded in determining Consolidated EBITDA for the period;

          (viii) the principal amount of rental payments in respect of Finance Leases;

          (ix)  all  cash  consideration  paid  for  acquisitions   constituting
     Permitted Acquisitions (including, without limitation, by way of earnouts or deferred consideration); and

          (x) all amounts paid in connection with employee share option schemes,

and excluding the applicable share of any loss or profit of any joint venture or other person which is not a Subsidiary of the Company included in arriving at Consolidated EBITDA,

in each case for, or paid during, such Fiscal Year and all calculated on a consolidated basis.

     "Consolidated Gross Borrowings" means the aggregate principal or capital amount of all Borrowed Money incurred by the Group (including any fixed or minimum premium payable on final repayment) plus the aggregate principal element of Borrowed Money secured by any Encumbrance over all or any part of the undertaking, property, assets, rights or revenues of any member of the Group except that:

          (a) moneys owing by one member of the Group to another member of the Group shall not be taken into account;

          (b) to avoid double counting, no guarantee of a liability which is already taken into account shall itself be taken into account;

          (c) no liability shall be taken into account more than once in any computation;

          (d) Consolidated Gross Borrowings expressed in or calculated by reference to a currency other than Sterling shall be converted into Sterling by reference to the rate of exchange used by the Company for the conversion of such currency in accordance with the management policy of converting such

                                  Schedule B-7
     amounts on a daily basis or, if the relevant currency was not thereby involved, by reference to the rate of exchange or approximate rate of exchange ruling on such date and determined on such basis as the Majority Holders may determine or approve;

          (e) the principal amount of Consolidated Gross Borrowings deemed to be outstanding in relation to Finance Leases or hire purchase agreements shall be the present value of the minimum lease or hire payments discounted at the interest rate implicit in the relevant lease or hire purchase agreement;

          (f) Indebtedness in respect of cash collateralized guarantees issued by a Bank or any of its associates or any bank under any replacement facility in respect thereof on behalf of the Group to media authorities shall not be taken into account;

          (g) Indebtedness of the Group in respect of the guarantees issued by banks on behalf of the Group to media authorities in Korea and the United Kingdom shall not be taken into account; and

          (h) without duplication, debit balances at any bank or financial institutions under the cash management arrangements of the Group shall be taken into account net of the credit balances of the Group at such bank or financial institution to the extent that such credit balances are subject to contractual set-off against such debt balances (both before and after insolvency) under such cash management arrangements.

     "Consolidated Gross Interest Expenditure" means, in respect of a period, the aggregate amount (calculated on a consolidated basis) of all continuing, regular or periodic costs, charges and expenses accrued during that period in respect of Consolidated Gross Borrowings, including:

          (a) any acceptance commission paid or payable in respect of any bills of exchange or other negotiable instruments;

          (b) any initial issue discount allowed on the issue of debentures (to the extent relating to that period when amortized over the term of such debentures); and

          (c) the interest component of rentals under Finance Leases,

but excluding:

          (i) arrangement and other one-off fees (including the "restructuring fees" and "PIK management fees" (and interest thereon) referred to in, and pursuant to the terms of, the Syndicated Loan Agreement and the PIK Management Fees (as defined below)), to the extent relating to that period

                                  Schedule B-8
     when   amortised  over  the  term  of  the  relevant   Consolidated   Gross
     Borrowings); and

          (ii) amounts discounted for FRS12 or SSAP24 purposes to the extent they are non-cash items.

     "Consolidated Net Interest Expenditure" means, in respect of a period, the Consolidated Gross Interest Expenditure accrued for that period net of credit interest accrued by the Group during such period.

     "Consolidated Net Worth" means, as of the date of any determination thereof, the consolidated total capital and reserves of the Group based on the balance sheet, as determined in accordance with Fixed GAAP, and as adjusted by adding back any write off or amortization of acquisition goodwill and any acquisition goodwill debited to a reserve.

     "Control  Event" means the  occurrence of any one or more of the following:
(a) the announcement, by or on behalf of any person or Associated Person or Associated Persons, in accordance with Rule 25 of the City Code on Takeovers and Mergers (United Kingdom), of a firm intention to make an offer to the holders of the ordinary shares of the Company or of a proposal for a scheme of arrangement, which offer or proposal, if accepted or approved (as the case may be) by the requisite number(s) of holders and if the other conditions thereto were satisfied or waived, would result in a Change of Control or (b) the making of an offer to the holders of the ordinary shares of the Company or the proposing of a scheme of arrangement, which offer or proposal, if accepted or approved (as the case may be) by the requisite number(s) of holders and if the other conditions thereto were satisfied or waived, would result in a Change of Control (but, for the avoidance of doubt, "Control Event" shall not include any preliminary approach or negotiations by any person or group of persons to or with the Company in respect of any such offer).

     "Control Prepayment Date" is defined in Section 8.9(b).

     "Control Response Date" is defined in Section 8.9(c).

     "Default" means an event or condition the occurrence or existence of which would, with the giving of notice or the lapse of time, or both, become an Event of Default.

     "Default Rate" means that rate of interest that is the greater of (i) 9.61% per annum and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its base or prime rate.

     "Deferred Make-Whole Amount" is defined in Section 8.14(a).

                                  Schedule B-9

     "Deferred Make-Whole Interest" is defined in Section 8.14(b).

     "Derivatives Contract" means a contract, agreement or transaction which is:

          (k) a rate swap, basis swap, commodity swap, forward rate transaction, commodity option, equity (or equity or other index) swap or option, bond option, interest rate option, foreign exchange transaction, cap, collar or floor, currency swap, currency option or any other similar transaction; and/or

          (l) any combination of such transactions,

in each case, whether on-exchange or otherwise.

     "Designated non-U.S. Subsidiary" is defined in Section 5.4(a).

     "Dollars" or "$" means the lawful currency of the United States.

     "Effective Date" is defined in Section 3.

     "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, trust arrangement for the purpose of providing security or other security interest of any kind securing any obligation of any Person or any other arrangement having the effect of conferring rights of set-off and includes any agreement to create any of the foregoing.

     "ERISA  Event"  means  means  (i)(A) any  reportable  event,  as defined in
Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event for the purposes of this paragraph regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); or (B) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in
Section  4001(a)(13) of ERISA,  of a Plan,  and an event  described in paragraph
(9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (ii) the filing of a notice of intent to terminate any plan under Section 4041(a)(2) of ERISA in a distress termination under Section 4041(c) of ERISA; (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; and (iv) an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any plan, which upon the occurrence of any of the events described in paragraphs (i) to (iv)

                                 Schedule B-10

(inclusive) above would reasonably be expected to result in a material liability of any member of the Group or any ERISA Affiliate.

     "Existing Note Purchase Agreements" is defined in Section 1.1.

     "Existing Notes" is defined in Section 1.1.

     "Existing Parent Guarantee" is defined in Section 1.2.

     "Existing Subsidiary Guarantors" is defined in Section 1.3.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "equity share capital" has the meaning given to it in Section 744 of the Companies Act 1985.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414(b) and (c) of the Code.

     "Euro-Zone" means each country that is a Participating Member State.

     "Event of Default" is defined in Section 11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Existing Subsidiary Guarantees" is defined in Section 1.3.

     "Facilities   Group"  means  The  Facilities   Group  Limited,   a  company
incorporated in England and Wales with registered number 00294029.

     "Facilities  Group  Joint  Venture   Agreement"  means  the  Joint  Venture
Agreement dated December 11, 1997 between the Company and Publicis Group S.A. relating to Facilities Group.

                                 Schedule B-11

     "Finance Documents" means, collectively, the Agreement in Principle, this Agreement, the Notes, the Common Security Trust Deed, the Guarantees, the
Subsidiary Guarantor Consents, the Security Documents, and any and all other agreements, documents and instruments relating thereto or hereto to which any one or more of the Noteholders, any Obligor or any other Subsidiary is a party.^^

     "Finance Lease" means a lease treated as a finance lease pursuant to Fixed GAAP (including, for the avoidance of doubt, SSAP 21).

     "Financial Model" is defined in Section 4.14(a).

     "Fiscal Half-Year" means, in respect of each Fiscal Year, each of the periods (each comprising six successive months) ending on or about June 30 and December 31.

     "Fiscal Quarter" means each fiscal period for the Group of three successive months beginning on the day after a Quarter Day and ending on the following Quarter Day.

     "Fiscal Year" means each fiscal period for the Group beginning on 1st January and ending on 31 December in that year.

     "Fixed GAAP" means GAAP as applied to the Group's accounts for the Fiscal Year ending December 31, 1999.

     "Foreign Plan" means each plan that is maintained, sponsored or otherwise contributed to by the Company or any Subsidiary and that provides retirement or welfare benefits and is maintained outside the United States primarily for the benefit of individuals substantially all of whom are or were "nonresident aliens", as defined in section 7701(b) of the Code.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United Kingdom.

     "Governmental Authority" means

          (m) the government of

               (i) the United States of America or any State thereof or the United Kingdom or any other political subdivision of any thereof, or

               (ii) any  jurisdiction  in which the  Company  or any  Subsidiary
          conducts  all  or  any  part  of  its   business,   or  which  asserts
          jurisdiction over any properties of the Company or any Subsidiary, or

          (n) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                                 Schedule B-12

     "Group" means the Company and its Subsidiaries from time to time and "member of the Group" means any one of them.

     "Group Structure Charts" means the charts, in the agreed form, which set out the structure of the Group.

     "Guaranteed Obligations" is defined in Section 13.1(a).

     "Guarantees" is defined in Section 2.3 and includes the Composite Guarantee and Debenture and the Composite Guarantee.

     "Guarantor Group" means the Issuer, the Company and the Guarantors.

     "Guarantors" is defined in Section 2.3.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including without limitation obligations incurred through an agreement, contingent or otherwise, by such Person:

          (o) to purchase such indebtedness or obligation or any property constituting security therefor;

          (p) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (q) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (r) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

     In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining,

                                 Schedule B-13
production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including without limitation asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "Hedging Strategy Letter" is defined in Section 4.11.

     "holder"  means,  with  respect to any Note,  the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section
15.1. Unless the context otherwise requires, each holder of a Note shall also be a holder of the Parent Guarantee for purposes of Sections 13 and 14.

     "Indebtedness" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

     "Information Package" means collectively, "The Information Disclosure for Lenders" dated December 14, 2001, the financial report prepared by KPMG dated January 2001 addressed to (among others) the Company and the Noteholders, the Financial Model, the Group Structure Charts, the "Guarantor Group Revenue & EBITDA Analysis (as at January 31, 2002) dated February 1, 2002, the "Earnout Projections - 2002 to 2004 (as at December 31, 2001) dated February 4, 2002, the "Customer Memorandum" dated January 31, 2002, and the presentation documentation provided by the Company with its presentation on or about March 19, 2002.

     "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding (together with one or more of its Affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding), and
(c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Intellectual Property Rights" means any patent, trade mark, service mark, registered design, trade name or copyright required to carry on the business of any member of the Group.

     "Intercreditor Agreement" means the intercreditor agreement entered into on or about the Effective Date between, among others, the Obligors, the Noteholders and the Bank Finance Parties.

     "Majority Holders" means, at any time, the holders of at least a majority in unpaid principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Issuer or any of its Affiliates).

                                 Schedule B-14

     "Make-Whole Amount" is defined in Section 8.13.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a reference to any effect, event or circumstance (on its own or in combination with other effect, events or circumstances):

          (a) which is, or is reasonably likely to be, materially adverse to (i) the ability of any Obligor to perform any of its obligations under any of the Finance Documents, or (ii) the business, assets or financial condition of the Group taken as a whole; or

          (b) which results in, or is reasonably likely to result in, any of the Finance Documents not being legal, valid and binding on, and, enforceable substantially in accordance with their terms, against any party thereto.

     "Material Subsidiary" means:

          (a) any member of the Group which is party to any Bank Documents or is an Obligor; and

          (b) any other Subsidiary of the Company:

               (i) whose EBITDA, together with that of its Subsidiaries, is equal to or exceeds 3 % of the Consolidated EBITDA of the Group (where EBITDA shall be construed appropriately in respect of such member of the Group by reference to the definition of EBITDA); or

               (ii)  whose   gross   revenues,   together   with  those  of  its
          Subsidiaries, is equal to or exceeds 3 % of the consolidated gross revenues of the Group; or

               (iii) to which has been transferred (whether by one transaction or a series of transactions, related or not) all or substantially all of the assets of another member of the Group which, immediately prior to that transaction or any of the transactions in that series, was a Material Subsidiary as determined under paragraphs (i) or (ii) above; or

               (iv) which is a holding company of a Material Subsidiary determined under paragraphs (i) through (iii) above,

                                 Schedule B-15
          as determined by reference to the then latest quarterly management accounts, the latest audited consolidated financial statements for the time being of the Group delivered under this Agreement and such other financial statements of the relevant members of the Group (prepared on the same basis as such financial statements delivered in accordance with this Agreement in respect of the same period to which such other financial statements relate) as are necessary for the relevant compliance certificate to be duly completed and delivered in accordance with Section 7, provided that (1) in the case of a member of the Group acquired after the end of the period to which the then latest financial statements of the Group delivered pursuant to this Agreement relate, the reference to such then latest financial statements shall (until financial statements have been delivered under such clauses for the period in which such acquisition is made) be deemed to be a reference to a consolidation (in accordance with Fixed
          GAAP) of such then latest financial statements and the latest financial statements of such acquired member of the Group for such period and (2) a report of the Company's auditors to the holders of the Notes that a Subsidiary of the Company is or is not a Material Subsidiary (in accordance with this definition) when delivered (as part of the report of the Company's auditors or otherwise) shall be conclusive and binding on the parties hereto.

     "Modified Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Modified Make-Whole Amount shall in no event be less than zero. For the purposes of determining the Modified Make-Whole Amount, the following terms have the following meanings:

          "Applicable Margin" means 0.50% (50 basis points).

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.9.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                                 Schedule B-16

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, the sum of the Applicable Margin plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on (x) the Bloomberg Financial Markets News screen PX1 or the equivalent screen provided by Bloomberg Financial Markets News, or (y) if such on-line market data is not at the time provided by Bloomberg Financial Markets News, on the display designated as "Page 500" on the Telerate service (or such other display as may replace Page 500 on the Telerate service), in any case for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called
     Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by
     (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Average Life.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.9 or 12.1.

                                 Schedule B-17

          "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 8.9.

          The Modified Make-Whole Amount shall be calculated for any prepayment or repayment of the Notes based on the interest rate, interest payment and mandatory prepayment schedule and maturity date of the notes as set forth in the Notes and this Agreement.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "Net Derivatives Liability" means, at any time, the net liability (if any) at such time of the members of the Group taken as a whole in respect of Derivatives Contracts determined by reference to the amounts which would be payable or receivable by the members of the Group pursuant to the terms of such Derivatives Contracts if such Derivatives Contracts were terminated at such time.

     "Net Proceeds" means, the full amount of proceeds received by a member of the Group in respect thereof less the reasonable costs incurred by the relevant member of the Group in relation thereto for which purpose (a) such proceeds shall be taken to include, in addition to consideration directly attributable to the disposal of such asset or such matter, any amount owing to and set-off by the relevant purchaser or other relevant third party, and (b) any proceeds received otherwise than in cash will be treated as Net Proceeds only upon the subsequent realization of cash from such proceeds. For purposes of this definition, "reasonable costs incurred by the relevant member of the Group" includes reasonable legal fees, agents' commissions, auditors' fees, registration fees and Taxes paid or properly provided for in accordance with GAAP (where such Tax is likely to become payable within the following 18 months, or, only in the case of (i) any exercise of the put or call options under the Zenith Joint Venture Agreement or any other disposal of shares (or other interests) in Zenith or (ii) any flotation of, or sale or other disposal of all or substantially all of its assets and undertakings by, Zenith or any of its Subsidiaries, where the Company demonstrates to the reasonable satisfaction of the Majority Holders that such Tax will become payable after such period).

     "New Money" is defined in the Intercreditor Agreement.

     "New Money Commitments" is defined in the Intercreditor Agreement.

     "New Subsidiary Guarantees" is defined in Section 2.3 and includes the Composite Guarantee and Debenture and the Composite Guarantee.

     "New Subsidiary Guarantors" is defined in Section 2.3.

                                 Schedule B-18

     "Non-Guarantor Group" means those members of the Group which are not members of the Guarantor Group.

     "Noteholders" is defined in the introductory paragraph of this Agreement.

     "Notes" is defined in Section 2.1(a).

     "Obligor" means the Issuer, the Company, the Subsidiary Guarantors and the Security Providers.

     "OECD" means the "Organization for Economic Co-operation and Development", the economic organization currently comprising 29 nations formed by the signing of a convention in Paris on December 14, 1960.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Issuer or the Company, as the case may be, whose responsibilities extend to the subject matter of such certificate.

     "Overdraft Bank" means HSBC Bank plc as overdraft bank under the Syndicated Loan Agreement with their successors in title.

     "Parent Guarantee" is defined in Section 2.2.

     "Participating Member State" means a member state of the European Union that has adopted or adopts the single currency in accordance with the Treaty.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in Section 4002 of ERISA or any successor thereto.

     "Permitted Acquisitions" means:

          (a) those acquisitions set out in Schedule 10.1.6;

          (b) investments in the then existing Subsidiary Guarantors (or a member of the Group or a newly formed entity which in each case simultaneously becomes a Subsidiary Guarantor) and investments by a member of the Group which is not a Subsidiary Guarantor in another member of the Group which is not a Subsidiary Guarantor;

          (c) Permitted Investments (as defined below); and

          (d) the acquisition of related businesses (including companies where the liability of its shareholders is limited to their respective share capital in such company but not other entities) provided that:

               (i) the consideration (without double counting within the Group), including, without limitation, any deferred consideration

                                 Schedule B-19

          (whenever payable), and the obligations in respect of Borrowed Money of any such company immediately following its acquisition or repaid directly or indirectly by any member of the Group or otherwise assumed by the Group and taking the value of any non-cash consideration at the higher of its stated value under the agreement(s) for the acquisition in question and the market value of such consideration on the date such agreement(s) were entered into by the Group, in respect of all such acquisitions by the Group (other than consideration constituted by ordinary shares in the Parent issued or transferred to the relevant vendor (or as it may direct)) shall not exceed $2,000,000 (or its equivalent in any other currency) in aggregate in any Fiscal Year; and

               (ii) the consideration constituted by ordinary shares in the Company issued or transferred to the relevant vendor (or as it may direct)) in respect of any single acquisition shall not exceed $20,000,000 (or its equivalent); and

               (iii) the finance director of the Company delivers a certificate to the holders of Notes at least 5 Business Days before any member of the Group enters into any commitment (conditional or otherwise) to make such an acquisition in which the finance director of the Company confirms that in his opinion (but without any personal liability on the part of such finance director):

                    (A) the  Company  is  basing  such  certificate  on the most recent financial information relating to such business which has been obtained by the Company (acting prudently and reasonably) and the Group's latest forecasts and projections (which are fair and reasonable and have taken full and proper account of the business to be so acquired (including, without limitation, all contingent liabilities relating to the business to be so acquired);


                    (B) the business to be so acquired is not  insolvent  and is
               EBITDA positive (as determined in accordance with the definition of Consolidated EBITDA above, but adjusted to exclude the effect of historic non-recurring costs which will no longer be incurred by that business following its acquisition);

                    (C) such  acquisition  is not,  and the Company is not aware
               (after due enquiry) of any matter or event which is, reasonably likely to result in a breach of Section 10.3.1 or an Event of Default under paragraphs (a), (b), (f), (g), (h), (i), (j), (k)

                                 Schedule B-20
               and (l) either immediately or within the period ending 12 months after the date of such acquisition;

                    (D) the  Group  is  reasonably  likely  to  have  sufficient working capital during the period ending 12 months after the date of such acquisition;

                    (E) after taking into account any Capital Expenditure incurred by the Group in making such acquisition, the Group will still be able, in compliance with the financial covenants in this Agreement, to undertake sufficient Capital Expenditure so as to properly maintain its businesses during the period ending 12 months after the date of such acquisition;

                    (F) in the case of acquisitions by members of the Group that are not Subsidiary Guarantors, such acquisition is not funded directly or indirectly by any Subsidiary Guarantor, other than to the extent such funding is a Permitted Investment; and

                    (G) no  Default or Event of Default  has  occurred  which is continuing and no Default or Event of Default will arise as a result of such acquisition; and

               (iv) no Default or Event of Default has occurred which is continuing and no Default or Event of Default will arise as a result of such acquisition,

          and for the avoidance of doubt, any such acquired businesses shall be immediately subject to the provisions of Section 9.1.11 and Section 10.

     "Permitted Borrowed Money" means:

          (a) Borrowed Money arising from normal trade credit;

          (b) the Borrowed Money of any persons acquired by any member of the Group pursuant to the acquisition of Diamond Ad Ltd. provided that such Borrowed Money at no time exceeds Korean Won 16,900,000,000 (or its equivalent) in aggregate;

          (c) any Borrowed Money of any person (other than pursuant to the acquisition of Diamond Ad Ltd. or the acquisition of Lighthouse Global Network Inc.) acquired by any member of the Group after the date of Syndicated Loan Agreement, where such Borrowed Money was existing at the time of such acquisition and was not incurred in contemplation of, or in connection with, that acquisition and where no member of the Group other than the person so acquired has any obligation (actual or contingent) in

                                 Schedule B-21
     respect of such Borrowed Money (and where such Borrowed Money is permitted under clause (d) of the definition of "Permitted Acquisitions") and is repaid or otherwise discharged within 30 days of such acquisition;

          (d) Borrowed Money not exceeding Australian Dollars 10,000,000 in aggregate in respect of working capital facilities made available in Australia to members of the Group;

          (e) without duplication, Borrowed Money in respect of debit balances at any bank or financial institution under the cash management arrangements of the Group (net of the credit balances of the Group at such bank or financial institution to the extent that such credit balances are subject to contractual set-off against such debit balances (both before and after insolvency under such cash management arrangements) where the aggregate of all such net debit balances of the Group does not exceed (pound)5,000,000 (or its equivalent);

          (f) Borrowed Money in respect of the Syndicated Loan Agreement (under the terms as in effect on the Effective Date or as such terms may be amended in accordance with the Intercreditor Agreement) and the Finance Documents;

          (g) Indebtedness in respect of Finance Leases provided that the aggregate amount of the principal element of the Indebtedness under such Finance Leases does not exceed (pound)2,000,000 (or its equivalent) at any time;

          (h) performance bonds issued by a member of the Group in respect of the obligations (other than any payment obligations) of another member of the Group in the ordinary course of trading;

          (i) derivatives contracts entered into in accordance with the Hedging Strategy Letter;

          (j) Borrowed Money owed by one member of the Group to another member of the Group (to the extent otherwise permitted under this Agreement);

          (k) Borrowed Money of in respect of guarantees issued by banks on behalf of members of the Group to media authorities in Korea and the United Kingdom in each case in connection with bona fide arrangements for maintenance of media accreditation in accordance with normal industry practice; and

          (l) Borrowed Money in addition to that permitted by clauses (a) through (k) above not exceeding (pound)16,000,000 (or its equivalent) in aggregate at any given time.

                                 Schedule B-22

     "Permitted Disposals" means:

          (a) the disposal of stock-in-trade in the ordinary course of day to day trading;

          (b) any disposal for cash on arm's length terms where the aggregate of the greater of the consideration and the market value of all such disposals does not exceed (pound)10,000,000 (or its equivalent) provided that the aggregate Net Proceeds of such disposal are applied as (and to the extent) required by the Section 8.5; and

          (c) any disposal by:

               (i) a member of the Group to a Subsidiary Guarantor; and

               (ii) a member of the Group which is not a Subsidiary Guarantor to another member of the Group which is not a Subsidiary Guarantor,

     but so that in each case where any such asset is shares, other ownership interests in any person or entity, real property or real estate (or related insurance policies), receivables (including intra-Group debts) or, in each case, rights or claims in respect of any such asset and is subject or is expressed to be subject to an Encumbrance pursuant to any Security Documents such disposal shall only be permitted if either (x) the Majority Holders are satisfied that the Subsidiary Guarantee given by the disposee of the obligations of the Obligors under (inter alia) the Syndicated Loan Agreement, the Notes and the Security Documents are not limited to a greater extent than that given by the disposer and that either (1) such Encumbrance is not prejudiced as a result of such disposal or (2) the asset concerned becomes subject to a fully enforceable, legally binding Encumbrance in favour of the Common Security Trustee, the Banks and the holders of the Notes on terms substantially equivalent to or better than the Encumbrances under the Security Documents prior to such disposal or (y) the Majority Holders give their prior written consent;

          (d) dealings with trade debtors with respect to book debts in the ordinary course of trading;

          (e) disposals of cash on arm's length terms not otherwise prohibited by this Agreement and the Security Documents;

          (f) disposals which constitute Permitted Investments (as defined below); and

                                 Schedule B-23

          (g) disposals by the Zenith SPV with respect to any of the shares it holds Zenith permitted under this Agreement provided that the proceeds of such disposals are applied in accordance with Section 8.7, and so that where the asset or assets the subject of a disposal permitted under this definition (whether pursuant to clause (a) through (g) above or with the prior written consent of the Majority Holders (but excluding the assets referred to in the last paragraph of clause (c) above in the case of any disposal under such clause)) is or are subject to an Encumbrance created by the Security Documents, the consent of the Majority Holders (but without prejudice or responsibility to or in respect of any other requisite consent) shall be granted (and shall be deemed to be granted) for the release of the Encumbrance created by the Security Documents over such assets provided that no Default or Event of Default shall have occurred and be continuing neither remedied nor waived and the Majority Holders shall accordingly instruct the Common Security Trustee to grant the relevant releases.

     "Permitted Encumbrances" means:

          (a) prior to the Put Elimination Date:

               (i) any Encumbrance constituting Security in favor of the Banks and the Noteholders;

               (ii) any right of set-off arising by operation of law in the ordinary course of trading;

               (iii)  any  Encumbrance  created  in  favour  of a Bank  over the relevant bank accounts in connection with any bona fide cash management and/or netting arrangements for the Group which constitute Permitted Investments;

               (iv) any lien arising with respect to Taxes of the Group;

               (v) any Encumbrance which the Majority Holders has at any time in writing agreed shall be a Permitted Encumbrance;

               (vi) certain Encumbrances listed on Schedule 10.1.1 securing the amount set opposite the relevant Encumbrance in such schedule, but not any increase in such amount;

               (vii) any Encumbrance given by a member of the Group in connection with bona fide arrangements for the maintenance of media accreditation of any member of the Group provided that such members of the Group purchase media (and give such Encumbrances) only in accordance with normal industry practice;

                                 Schedule B-24

               (viii) any Encumbrance on assets acquired after the date of the Effective Date or on assets of a company which becomes a Subsidiary after the Effective Date (which Encumbrances were in existence at the date of acquisition or such company becoming a Subsidiary, but were not created in contemplation thereof) but in each case only if the maximum amount thereby permitted from time to time to be secured has not been increased on account of, or since the date of, the acquisition of such asset or the date on which such company becomes a Subsidiary and provided that the same is discharged in full within 30 days of the date of the relevant acquisition or such company becoming a Subsidiary;

               (ix) any Encumbrance (a "New Encumbrance") created by any member of the Group in substitution for any Encumbrance referred to in paragraph (vi) above (an "Existing Encumbrance") provided that (A) such Existing Encumbrance is irrevocably and unconditionally discharged no later than the time of creation of the New Encumbrance,
          (B) the New Encumbrance relates only to the same assets as the Existing Encumbrance and (C) the Indebtedness secured by the New Encumbrance does not exceed the Indebtedness secured by the Existing Encumbrance;

               (x) any Encumbrance created in favour of a plaintiff or a defendant in any action, or the court or tribunal before which such action is brought, as security for costs for expenses where any member of the Group is prosecuting or defending such action in the bona fide interest of such member and/or any other member of the Group provided that the total amount secured does not exceed (pound)500,000;

               (xi) the trust established in accordance with the terms of the letters dated August 21, 1997 to beneficiaries of the support agreement dated 1st October 1, 1987 and made between the Company and Ted Bates Worldwide Inc.;

               (xii) liens arising by operation of law or by way of contract in the ordinary course of business to the extent that the same would otherwise arise by operation of law, and not incurred in connection with the raising of finance;

               (xiii) any Encumbrance constituted by a permitted Finance Lease;

               (xiv) any pledge of documents of title relevant to the asset as security for the liabilities of a member of the Group in respect of a documentary credit facility taken out in the ordinary course of business;

                                 Schedule B-25

               (xv) any retention of title to goods supplied to any member of the Group where that retention is required by the supplier in the ordinary course of its trading activities and on customary terms;

               (xvi) any Encumbrance granted by a member of the Group over any rent deposits as security for rental payments to be made by such member of the Group under or pursuant to any lease of premises used for its business; and

               (xvii) any Encumbrance not otherwise permitted pursuant to paragraphs (i) to (xvi) above (inclusive) and securing Indebtedness in aggregate not exceeding (pound)2,000,000, and

          (b) on the Put Elimination Date and thereafter:

               (i) any right of set-off arising by operation of law in the ordinary course of trading;

               (ii) any Encumbrance arising with respect to Taxes of the Group that at the time are not required to be paid pursuant to Section 9.3.3;

               (iii) any Encumbrance given by a member of the Group in connection with bona fide arrangements for the maintenance of media accreditation of any member of the Group provided that such members of the Group purchase media only in accordance with normal industry practice;

               (iv) the trust established in accordance with the terms of the letters dated 21st August 1997 to beneficiaries of the support agreement dated October 1, 1987 and made between the Company and Ted Bates Worldwide Inc.;

               (v) any Encumbrance over any rent deposits as security for rental payments to be made by any member of the Group under or pursuant to any lease of premises used for its business;

               (vi) any Encumbrance existing on April 5, 2001 and either securing in the aggregate less than $1,000,000 (or its equivalent in any other currency) or described in Schedule 5.15;

               (vii) Encumbrances in respect of property (or the revenues from operations conducted exclusively with such property) acquired or constructed or improved by the Company or a Subsidiary after April 5, 2001, which are created at the time of or within 180 days after acquisition or completion of construction or improvement of such

                                 Schedule B-26
          property to secure all or any part of the purchase price of such property or cost of construction of such property, provided that in any such case

                    (A) no such  Encumbrance  shall extend to or cover any other property of the Company or such Subsidiary, as the case may be, and

                    (B) the aggregate principal amount of the obligations secured by all such Encumbrances in respect of any such property shall not exceed the cost of such property and any improvements then being financed;

               (viii) any Encumbrance on assets acquired after April 5, 2001 or on assets of a Person which becomes a Subsidiary after April 5, 2001 (which Encumbrances were in existence at the date of acquisition or of such Person becoming a Subsidiary, but were not created in contemplation thereof) but in each case only if the maximum amount thereby permitted from time to time to be secured has not been increased on account of, or since the date of, the acquisition of such asset or the date on which such Person becomes a Subsidiary and provided that the same is discharged in full within six months of the date of the relevant acquisition or such Person becoming a Subsidiary;

               (ix) any Encumbrance (a "New Encumbrance") created by any member of the Group in substitution for any Encumbrance referred to in clause
          (vi) above (an "Existing Encumbrance") provided that (A) such Existing Encumbrance is irrevocably and unconditionally discharged no later than the time of creation of the New Encumbrance, (B) the New Encumbrance relates only to the same assets as the Existing Encumbrance and (C) the Indebtedness secured by the New Encumbrance does not exceed the Indebtedness secured by the Existing Encumbrance; and

               (x) Encumbrances that would not otherwise fall within the definition of Permitted Encumbrances pursuant to clauses (i) through
          (ix) above, securing obligations of the Issuer, the Company or a Subsidiary, provided that the sum (without duplication) of (A) the aggregate unpaid principal amount of Borrowed Money (including in respect of Finance Leases) of the Issuer, the Company and all Subsidiary Guarantors secured by Encumbrances referred to in this definition of Permitted Encumbrances plus (B) the aggregate unpaid principal amount of Borrowed Money of Subsidiaries (other than the Issuer and Subsidiary Guarantors) outstanding pursuant to Section 10.2.2(d), does not at any time exceed 10% of Consolidated Net Worth.

                                 Schedule B-27

     "Permitted Guarantees" means:

          (a)  any  Guaranty  created  pursuant  to the  terms  of  the  Finance
     Documents;

          (b) any Guaranty which the Majority Holders have at any time in writing agreed shall be a Permitted Guarantee;

          (c) any Guaranty given by a member of the Group of the obligations of any Subsidiary Guarantor, any Guaranty given by a member of the Group which is not a Subsidiary Guarantor of the obligations of another member of the Group which is also not a Subsidiary Guarantor and any Guarantees which constitutes a Permitted Investment (as defined below);

          (d)  certain  Guarantees  given by  members  of the  Group  listed  on
     Schedule 10.1.2 guaranteeing the amount set opposite the relevant guarantee on such schedule, but not any increase in such amount;

          (e) any Guaranty given by a company which becomes a Subsidiary after the Effective Date (which Guaranty was in existence at the date such company becomes a Subsidiary and was not created in contemplation thereof) but only if the maximum amount guaranteed has not been increased on account of or since the date on which such company becomes a Subsidiary and provided that the same is discharged within 30 days of the relevant company becoming a Subsidiary;

          (f) any Guaranty given by a company in the Group in favor of a bank in connection with any bona fide cash management and/or netting arrangements for the Group which constitute Permitted Investments;

          (g) any Guaranty given by a member of the Group in connection with bona fide arrangements for the maintenance of media accreditation of any member of the Group provided that such members of the Group purchase media (and give such Guarantees) only in accordance with normal industry practice;

          (h) any indemnity given by a member of the Group required by a bank as part of its normal terms and conditions for transacting business indemnifying such bank against costs and losses it may sustain as a consequence of accepting telephone or facsimile instructions from such member of the Group;

          (i) any counter indemnity given by any member of the Group in connection with a Bid Bond; and

                                 Schedule B-28

          (j) any Guaranty in addition to that permitted by paragraphs (a) through (i) above that is permitted under Section 10.1.2 as it relates to paragraph (l) of the definition of "Permitted Borrowed Money".

     "Permitted Investments" means (i) investments in the shares of (or other ownership interests in), (ii) loans or credit granted to, (iii) disposals to (not otherwise permitted under clauses (a) to (e) inclusive of the definition of "Permitted Disposals" or clause (g) of the definition of "Permitted Disposals", and (iv) guarantees of the Indebtedness of, any member of the Group which is not a Subsidiary Guarantor (or such investments in establishing a new entity which once formed is a member of the Group which is not a Subsidiary Guarantor) where the aggregate of such investments, loans, credit, disposals, and guarantees made in the relevant Fiscal Year, together (without double counting) with the Pooling Borrowed Money (as defined below) at any relevant time during such Fiscal Year, at no time exceeds:

          (a)(pound)20,000,000 (or its equivalent) during the Fiscal Year ending December 31, 2002; or

          (b)(pound)15,000,000 (or its equivalent) during each subsequent Fiscal Year.

provided that, for the purposes of this definition:

          (i) "Pooling Borrowed Money" means, at any relevant time, the aggregate of the Borrowed Money of any members of the Group which are not Subsidiary Guarantors under any cash management arrangements in respect of which any Subsidiary Guarantor grants any guarantee, rights of set-off or any other Encumbrance;

          (ii) the value attributable to a disposal of an asset shall be the market value of the disposed asset; and


          (iii) the relevant aggregate limit applicable during a Fiscal Year shall be increased by the amount of (A) any repayment, release or cancellation (whether in whole or in part) of loans, credits and guarantees previously taken into account for the purpose of determining compliance with "Permitted Investments" during such Fiscal Year and (B) cash proceeds (to the extent not already taken into account pursuant to clause (A) above), (net of related costs and Taxes) received by a Guarantor from a member of the Group which is not a Guarantor in such Fiscal Year under a series of related transactions involving an investment in such non-Guarantor made by such Guarantor within 13 months of such receipt and previously taken into account for the purpose of determining compliance with "Permitted

                                 Schedule B-29

     Investments" (to the extent that such net cash proceeds do not exceed the amount of such investment so taken into account).

     "Permitted Jurisdiction" means (a) the United States of America, (b) the United Kingdom and (c) any other country that on the date hereof is a member of the OECD (other than Greece or Turkey).

     "Permitted Loans" means loans or credit to a Subsidiary Guarantor or loans or credit from one member of the Group which is not a Subsidiary Guarantor to another member of the Group which is not a Subsidiary Guarantor and loans or credit constituting Permitted Investments.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "PIK Management Fee" is defined in Section 8.1(b)(i).

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any liability.

     "Prepayment Event" means (a) the borrowing or raising of Borrowed Money (including, without limitation, any public or private issue of debt securities) by any member of the Group that either is not intended to effect, or is in fact in an amount that is insufficient to effect the repayment in full and cancellation of the facilities under the Syndicated Loan Agreement, and (b) the sale or other disposal of all or substantially all of the assets and undertakings of the Group.

     "Preferred Stock", as applied to any Person, means shares or equity interests of such Person that shall be entitled to preference or priority over any other shares or equity interests of such Person in respect of either the payment of dividends or the distribution of assets upon liquidation, or both.

     "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, inchoate or otherwise.

     "Property Payments" means the aggregate amount of (i) the payments made by any member of the Group pursuant to leases of unoccupied land or buildings of which such member of the Group is a lessor and (ii) the amount by which payments under a lease of land or buildings of which a member of the Group is a lessee exceeds the amount of rental received by such member of the Group in respect of such land or buildings from any other person.

                                 Schedule B-30

     "PTE" is defined in Section 6.2.

     "Put Elimination Conditions" is defined in Section 8.8(f).

     "Put Elimination Date" means the date on which the Company's obligations under clauses (a) through (e) of Section 8.8 are eliminated pursuant to Section 8.8(f).

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued on March 13, 1984 by the United States Department of Labor.

     "Quarter Days" means 31 March, 30 June, 30 September and 31 December in any year.

     "Receiver" is defined in Section 10.2.1.

     "Refinancing Prepayment Date" is defined in Section 8.8(b).

     "Refinancing Response Date" is defined in Section 8.8(c).

     "Required Holders" means, at any time, the holders of at least 66 2/3% in unpaid principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Issuer or any of its Affiliates).

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Issuer or the Company, as the case may be, with responsibility for the administration of the relevant portion of this Agreement.

     "Restructuring Deed" means the restructuring deed dated on or about the Effective Date made between the Company and certain of its Subsidiaries and the Bank Finance Parties pursuant to which the Syndicated Loan Agreement was executed.

     "Restructuring Transaction" is defined in Section 2.1(a).

     "Sale-and-Leaseback Transaction" means a transaction or series of transactions pursuant to which the Company or any Subsidiary shall sell or transfer to any Person (other than the Company or a Subsidiary Guarantor) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any Subsidiary Guarantor shall rent or lease as lessee, or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

                                 Schedule B-31

     "Security" means the security expressed to be created in favor of the Security Trustee pursuant to the Security Documents.

     "Security (Bank) Trustee" means HSBC Investment Bank plc and its successors in title as security trustee under the Syndicated Loan Agreement.

     "Security Documents" means the Composite Guarantee and Debenture and each other document entered into by any one or more of the Company and its Subsidiaries creating or expressed to create an Encumbrance over all or any part of its assets in respect of the obligations of any one or more of such Persons under this Agreement, the Notes or the Syndicated Loan Agreement.

     "Security Memorandum" is defined in Section 4.12.

     "Security Providers" is defined in Section 2.4(a).

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Issuer or the Company, as the case may be.

     "Sterling" and "(pound)" mean the lawful currency for the time being of the United Kingdom.

     "Subsidiary" means, as to any Person, any corporation or other business entity a majority of the combined voting power of all Voting Stock of which is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Guarantee" is defined in Section 2.3 and includes the Composite Guarantee and the Composite Guarantee and Debenture.

     "Subsidiary Guarantor" is defined in Section 2.3.

     "Subsidiary Guarantor Consent" is defined in Section 4.5.

     "Swingline Bank" means The Bank of New York as swingline under the Syndicated Loan Agreement together with its successors in title.

     "Syndicated Loan Agreement" means the Loan Agreement dated 19 April 2002 and made between the Company, certain of Company's Subsidiaries, the Bank Arrangers, the Banks, the Bank Agent, the Security (Bank) Trustee, the Common Security Trustee, The Bank of New York as Swingline Bank and HSBC Bank plc as Overdraft Bank.

                                 Schedule B-32

     "Tax" and collectively "Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof.

     "Taxing Jurisdiction" is defined in Section 14.

     "Treaty" means the Treaty establishing the European Economic Community being the Treaty of Rome of 25 March 1957 as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed on 7 February 1992 and came into force on 1 November 1993) as amended, varied or supplemented from time to time.

     "UK Listing Authority" means the Financial Services Authority acting in its capacity as competent authority for purposes of the United Kingdom Financial Services Act 1986.

     "Voting Stock" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

     "Wholly-Owned Subsidiary" means, at any time, any Subsidiary all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

     "Zenith" means Zenith Optimedia Limited (registered no. 3423055).

     "Zenith Guarantee" means the guarantee given by the Company to HSBC Investment Bank plc as Security Trustee in respect of the (pound)21,500,000 facility agreement dated September 30, 1997 and made between (inter alios) Zenith, HSBC Investment Bank plc as agent and security trustee and the banks referred to therein, as the same is in effect on December 31, 2000 and without any increase in the amount guaranteed.

     "Zenith Joint Venture Agreement" is defined in Section 4.21(a).

     "Zenith SPV" is defined in Section 4.21(a).

                                 Schedule B-33

                                                                     EXHIBIT 2.1


                                 [FORM OF NOTE]

                             CORDIANT FINANCE, INC.
              AMENDED AND RESTATED GUARANTEED SENIOR NOTE DUE 2011

No. R-[__]                                                    New York, New York
U.S. $[_______]                                                           , 20__
PPN: 21851# AA 0

     FOR VALUE RECEIVED, the undersigned, CORDIANT FINANCE, INC., a Delaware corporation (the "Issuer"), hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] DOLLARS on April 5, 2011, with interest and other amounts as provided in the Note Purchase Agreement (defined below). Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed thereto in the Note Purchase Agreement.

     Payments of principal of, interest on and any PIK Management Fees, any Change of Control Fee and Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at said principal office of Citibank, N.A. in New York City or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

     This Note is one of a series of Amended and Restated Guaranteed Senior Notes issued pursuant to the Amended and Restated Note Purchase Agreement dated as of April 19, 2002 (as from time to time amended, the "Note Purchase Agreement") entered into by the Issuer and Cordiant Communications Group plc (the "Parent") with the respective Noteholders listed in Schedule A thereto and is entitled to the benefits thereof, including the unconditional guarantee by the Parent of the obligations of the Issuer under this Note. This Note is also entitled to the benefits of certain Subsidiary Guarantees and Security referred to in the Note Purchase Agreement and is subject to the terms and provisions of an Intercreditor Agreement dated April __, 2002 among, inter alia, the holders of the Notes and certain other creditors of the Issuer and the Parent. Each transferee of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 22 of the Note Agreements. Each transferee of this Note will also be deemed, by its acceptance hereof, to have made the representation set forth in paragraph (a), (c), (d) or
(e) of Section 6.2 of the Note Purchase Agreement unless such transferee advises the Issuer prior to the registration of such transfer that such transferee cannot make such representation, in which event such transferee shall be required to comply with the requirements of Section 15.2 of the Note Purchase Agreement as to matters relating to possible prohibited

                                 Exhibit 2.1-1
transactions under ERISA and the Code (as respectively defined in the Note Purchase Agreement).

     This Note is a registered Note and, subject to the terms and conditions and as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount (or, if less, the then unpaid principal amount) will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

     The Issuer will make required prepayments of principal on the dates and in the amounts specified in the Note Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including without limitation any applicable Make-Whole Amount, PIK Management Fees, Defined Make-Whole Interest and/or Change of Control Fee) and with the effect provided in the Note Purchase Agreement.

     This Note shall be construed and enforced in accordance with, and the rights of the holder hereof shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                      CORDIANT FINANCE, INC.

                                      By
                                        ----------------------------------------
                                        Title:

                                 Exhibit 2.1-2

                                                                     EXHIBIT 1.2


                               GUARANTEE AGREEMENT

     GUARANTEE AGREEMENT dated as of __________, 20__, made by ________________________, a _________________ [ ] (the "Guarantor"), in favor of the holders from time to time of the Guaranteed Obligations referred to below (individually a "Holder" and sometimes collectively the "Obligees").

     WHEREAS, Cordiant Finance, Inc. (the "Issuer") and Cordiant Communications Group plc, a public limited company organized under the laws of England and Wales (the "Parent Guarantor"), have entered into an Amended and Restated Note Purchase Agreement dated as of April __, 2002 (as amended or otherwise modified from time to time, the "Note Agreement" and terms defined therein and not otherwise defined herein are being used herein as so defined) with the institutions listed in Schedule A thereto (collectively, together with their successors and assignors, the "Noteholders", with respect to the $175,000,000 aggregate principal amount of the Issuer's Amended and Restated Guaranteed Senior Notes due 2011 held by the Noteholders (the "Notes") and pursuant to which the Parent Guarantor has unconditionally guaranteed the obligations of the Issuer under the Note Agreement and the Notes pursuant to the terms of the Parent Guarantee contained in the Note Agreement; and

     WHEREAS, it is a requirement of the Note Agreement that the Guarantor shall execute and deliver this Guarantee Agreement; and

     WHEREAS, the Guarantor is a Subsidiary of the Parent Guarantor and the Guarantor will derive substantial direct and indirect benefit from the execution and delivery of this Guarantee Agreement.

     NOW, THEREFORE, in consideration of the premises the Guarantor hereby agrees as follows:

     SECTION 1. Guarantee. The Guarantor unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the due and punctual performance and observance by the Parent Guarantor of all covenants, agreements and conditions on its part to be performed and observed under the Parent Guarantee (all such obligations are called the "Guaranteed Obligations").

The Guarantor also agrees to pay, in addition to the amount stated above, any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by any Obligee in enforcing any rights under this Guarantee Agreement or in connection with any amendment of this Guarantee Agreement.

     Without limiting the generality of the foregoing, this Guarantee Agreement guarantees, to the extent provided herein, the payment of all amounts which

                                 Exhibit 1.2-1
constitute part of the Guaranteed Obligations and would be owed by any other Person to any Obligee but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Person.

     SECTION 2.  Guarantee  Absolute.  The  obligations  of the Guarantor  under
Section 1 of this Guarantee Agreement constitute a present and continuing guaranty of payment and not of collectability and the Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Parent Guarantee, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Obligee with respect thereto. The obligations of the Guarantor under this Guarantee Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee Agreement, irrespective of whether any action is brought against the Parent Guarantor or any other Person liable for the Guaranteed Obligations or whether the Parent Guarantor or any other such Person is joined in any such action or actions. The liability of the Guarantor under this Guarantee Agreement shall be primary, absolute, irrevocable, and unconditional irrespective of:

          (a)  any  lack  of  validity  or   enforceability  of  any  Guaranteed
     Obligation, the Note Agreement, any Note, the Parent Guarantee or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Note Agreement, any Note, the Parent Guarantee or this Guarantee Agreement;

          (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure by the Guarantor or other Person liable, or any other guarantee, for all or any of the Guaranteed Obligations;

          (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Parent Guarantor or any Subsidiary;

          (e)  any  change,   restructuring  or  termination  of  the  corporate
     structure or existence of the Parent Guarantor or any other Subsidiary; or

          (f) any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense, offset or counterclaim available to, or a discharge of, the Parent Guarantor or the Guarantor.

                                 Exhibit 1.2-2

     This Guarantee Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Obligee or any other Person upon the insolvency, bankruptcy or reorganization of the Parent Guarantor or otherwise, all as though such payment had not been made.

     SECTION 3. Waivers. The Guarantor hereby irrevocably waives, to the extent permitted by applicable law:

          (a) promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guarantee Agreement;

          (b) any requirement that any Obligee or any other Person protect, secure, perfect or insure any Encumbrance or any property subject thereto or exhaust any right or take any action against the Parent Guarantor or any other Person or any collateral;

          (c) any defense, offset or counterclaim arising by reason of any claim or defense based upon any action by any Obligee;

          (d) any duty on the part of any Obligee to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of any Person and its assets now known or hereafter known by such Obligee; and

          (e) any rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligations or require suit against the Parent Guarantor or the Guarantor or any other Person.

     SECTION 4. Waiver of Subrogation and Contribution. The Guarantor shall not assert, enforce, or otherwise exercise (A) any right of subrogation to any of the rights, remedies, powers, privileges or Encumbrances of any Obligee or any other beneficiary against the Parent Guarantor or any other obligor on the Guaranteed Obligations or any collateral or other security, or (B) any right of recourse, reimbursement, contribution, indemnification, or similar right against the Parent Guarantor, and the Guarantor hereby waives any and all of the foregoing rights, remedies, powers, privileges and the benefit of, and any right to participate in, any collateral or other security given to any Obligee or any other beneficiary to secure payment of the Guaranteed Obligations, until such time as the Guaranteed Obligations have been indefeasibly paid in full.

                                 Exhibit 1.2-3

     SECTION 5. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

     The Guarantor is a [corporation/limited liability company/other entity to be described] duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. The execution, delivery and performance of this Guarantee Agreement have been duly authorized by all necessary action on the part of the Guarantor, and this Guarantee Agreement constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by
(a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     The execution, delivery and performance by the Guarantor of this Guarantee Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Encumbrance in respect of any property of the Guarantor or any Subsidiary of the Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Guarantor or any Subsidiary of the Guarantor is bound or by which the Guarantor or any Subsidiary of the Guarantor or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any Subsidiary of the Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any Subsidiary of the Guarantor.

     No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guarantee Agreement.

     SECTION 6. Amendments, Etc. No amendment or waiver of any provision of this Guarantee Agreement and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Majority Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all Obligees, (A) limit the liability of or release the Guarantor hereunder, (B) postpone any date fixed for, or change the amount of, any payment hereunder or
(C) change the percentage of Notes the holders of which are, required to take any action hereunder.

                                 Exhibit 1.2-4

     SECTION 7. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and sent (A) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (B) by registered or certified mail with return receipt requested (postage prepaid), or (C) by a recognized overnight delivery service (with charges prepaid). Such notice if sent to the Guarantor shall be addressed to it at the address of the Guarantor provided below its name on the signature page of this Guarantee Agreement or at such other address as the Guarantor may hereafter designate by notice to the Obligees. Any notice or other communication herein provided to be given to the Obligees shall be deemed to have been duly given if sent as aforesaid to each of the registered holders of the Notes at the time outstanding at the address for such purpose of such holder as it appears on the Note register maintained by the Issuer in accordance with the provisions of Section 14.1 of the Note Agreement.

     SECTION 8. No Waiver; Remedies. No failure on the part of any Obligee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9. Continuing Guarantee. This Guarantee Agreement is a continuing guarantee of payment and performance and shall (A) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement, (B) be binding upon the Guarantor, its successors and assigns and (C) inure to the benefit of and be enforceable by the Obligees and their successors, transferees and assigns.

     SECTION 10. Jurisdiction and Process; Waiver of Jury Trial. The Guarantor irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guarantee Agreement. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     The Guarantor consents to process being served in any suit, action or proceeding of the nature referred to in this Section by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Guarantor at its address specified in Section 7 or at such other address of which the Obligees shall then have been notified pursuant to said Section or to the Issuer, as

                                 Exhibit 1.2-5
its agent for the purpose of accepting service of any process in the United States, at the Issuer's address specified in Section 20 of the Note Agreement. The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to the Guarantor. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any recognized courier or overnight delivery service.

     Nothing in this Section 10 shall affect the right of any Obligee to serve process in any manner permitted by law, or limit any right that the Obligees may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     THE GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTEE AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

     SECTION 11. Tax Indemnification.

     All payments whatsoever under this Guarantee Agreement will be made by the Guarantor in the lawful currency of the United States of America free and clear of, and without liability or withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a "Taxing Jurisdiction"), unless the withholding or deduction of such Tax is compelled by law.

     If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Guarantor under this Guarantee Agreement, the Guarantor will pay such additional amounts as may be necessary in order that the net amounts paid to each Obligee pursuant to the terms of this Guarantee Agreement, after such deduction or withholding (including any required deduction or withholding of Tax on or with respect to such additional amount), shall equal the amounts then due and payable under the terms of this Guarantee Agreement to the Parent Guarantor, provided that no payment of any additional amounts shall be required to be made for or on account of:

          (a) any Tax that would not have been imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation or any Person other than the Holder to whom this Guarantee Agreement or any amount payable hereunder is attributable for the purposes

                                 Exhibit 1.2-6
     of such Tax) and the Taxing Jurisdiction, other than the mere holding of this Guarantee Agreement or receipt of payments hereunder, including without limitation such Holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been engaged in a trade or business therein or having an establishment office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Guarantor, after the Effective Date, opening an office in, moving an office, or reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Guarantee Agreement are made to, the Taxing Jurisdiction imposing the relevant Tax;

          (b) any Tax that would not have been imposed but for the failure of such Holder to qualify as a resident of the United States for purposes of a tax treaty between the United States and the Taxing Jurisdiction or the failure of such Holder to comply with any reporting or filing requirement under such tax treaty (unless such failure to comply (i) is attributable solely to the failure of the Guarantor to provide notice or copies of any Form (as defined below) in accordance with the procedures described in the immediately succeeding paragraph or (ii) occurs notwithstanding compliance by such Holder with such procedures); or

          (c) any Taxes on such holder's net income or net profits;

          (d) any Tax which is payable otherwise than by deduction or witholding from payments made under or with respect to any Note;

          (e) any estate, inheritance, gift, sales, transfer, personal property or similar Tax; or

          (f) any combination of clauses (a) through (e) above;

     provided further that no such additional amounts shall be payable to (i) any Holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the Holder or (ii) any Holder who is not a resident of the United States or with respect to any payment all or any part of which represents income which is not subject to United States tax as income of a resident of the United States.

     By acceptance of any Note,  the Holder of such Note as the  beneficiary  of the Parent Guarantee agrees to assist the Guarantor in complying with administrative requirements imposed by any Governmental Authority in a Taxing Jurisdiction in connection with applicable law of such Taxing Jurisdiction, including without

                                 Exhibit 1.2-7
limitation an applicable tax treaty, it being agreed as between the Holders of the Notes as beneficiaries of the Parent Guarantee and the Guarantor that compliance with any such administrative requirements shall be the sole responsibility of the Parent Guarantor and the Guarantor. In furtherance of the foregoing, by such acceptance, each such Holder agrees that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Parent Guarantor or the Guarantor all such forms, certificates, documents and returns provided to such Holder by the Parent Guarantor or the Guarantor (collectively "Forms") required to be filed by or on behalf of such Holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide the Parent Guarantor or the Guarantor with such information with respect to such Holder as the Parent Guarantor or the Guarantor may reasonably request in order to complete any such Forms, provided that nothing in this Section 11 shall require any Holder to provide information with respect to any such Form if in the opinion of such Holder such Form would involve the disclosure of tax return or other information that is confidential or proprietary to such Holder, and provided further that, except as described below in respect of the transfer of any Note, each such Holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such Holder to the Parent Guarantor or the Guarantor or mailed to the appropriate taxing authority within 60 days following a written request of the Parent Guarantor or the Guarantor (which request shall be accompanied by copies of such Form).

     The Guarantor will furnish the Holders, within the period of payment permitted by applicable law, an official receipt, if any, issued by the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

     Section 12. Judgment Currency.

     Any payment on account of an amount that is payable hereunder by the Guarantor in U.S. Dollars which is made to or for the account of any Obligee in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Guarantor, shall constitute a discharge of the Guarantor's obligation under this Guarantee Agreement only to the extent of the amount of U.S. Dollars which such Obligee could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such Obligee, the Guarantor agrees, to the fullest extent permitted by law, to indemnify and save

                                 Exhibit 1.2-8
harmless such Obligee from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guarantee Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Obligee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order. As used herein the term "London Banking Day" shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

     SECTION 13. Governing Law. This Guarantee Agreement shall be construed and enforced in accordance with, and the rights of the Guarantor and the Obligees shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

                                      [GUARANTOR]

                                      By
                                        ----------------------------------------
                                        Title:

                                        Address:

                                        Attention:

                                        Telephone:

                                        Telecopy:

                                 Exhibit 1.2-9

                                                                    EXHIBIT 4.12


                   Memorandum of Agreed Principles of Security

1         Introduction

1.1       This Memorandum is entered into pursuant to:

1.1.1 the restructuring deed dated on or about the date of this Memorandum between, amongst others, Cordiant Communications Group plc as Parent
          (1), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 1 thereto as Borrowers
          (2), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 2 thereto as Original Guarantors (3), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 2 thereto as Overdraft Guarantors (4), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 3 thereto as Additional Overdraft Borrowers (5) The Bank of New York and HSBC Investment Bank plc as Arrangers (6), the banks and financial institutions whose respective names and addresses are set out in schedule 3 thereto as Banks (7), HSBC Investment Bank plc as Agent, Security Trustee and Common Security Trustee (8), The Bank of New York as Swingline Bank (9) and HSBC Bank plc as Overdraft Bank
          (9) (the "Restructuring Deed");

1.1.2 the loan agreement for facilities of up to(pound)155,871,146.52 dated 4 July 2000 between, amongst others, Cordiant Communications Group plc as Parent (1), the companies whose respective names, registered numbers (if any) and registered offices are set out in schedule 1 thereto as Borrowers (2) The Bank of New York and HSBC Investment Bank plc as Arrangers (3), the banks and financial institutions whose respective names and addresses are set out in schedule 2 thereto as Banks (4), HSBC Investment Bank plc as Agent, Security Trustee and Common Security Trustee (5), The Bank of New York as Swingline Bank
          (6) and HSBC Bank plc as Overdraft Bank (7) as amended from time to time and as amended and restated pursuant to the Restructuring Deed (the "Credit Agreement");

1.1.3 the note purchase agreements dated as of 5 April 2001 (the "Existing Note Purchase Agreements") among Cordiant Finance Inc. as Issuer (1), Cordiant Communications Group plc as Parent Guarantor (2) and the purchasers listed on Schedule A thereto (3) pursuant to which the

                                 Exhibit 4.12-1

          Issuer issued US$175,000,000 Guaranteed Senior Notes due 2011 (the "Existing Notes");

1.1.4 the Amended and Restated Note Purchase Agreement dated on or about the date of this Memorandum (the "Amended and Restated Note Purchase Agreement") among the Issuer (1), the Parent (2) and the Noteholders (as defined in the Amendment and Restated Note Purchase Agreement) (3) amending the Existing Note Purchase Agreement and the Existing Notes;

1.1.5 the intercreditor agreement dated on or about the date of this Memorandum between, amongst others, Cordiant Communications Group plc as Parent (1), the banks and financial institutions set out in schedule 2 thereto as Existing Banks (2) and the Noteholders set out in schedule 3 thereto as Existing Noteholders (3) (the "Intercreditor Agreement"); and

1.1.6 the common security trust deed dated on or about the date of this Memorandum between, amongst others, Cordiant Communications Group plc as Parent (1), HSBC Investment Bank plc as Common Security Trustee
          (2),  the  banks  and  financial  institutions  set  out in  part A of schedule 3 thereto as Banks (3), and the Noteholders set out in part B of schedule 3 thereto as Noteholders.

1.2 Terms defined in the Intercreditor Agreement shall, unless the context otherwise requires, have the same meaning where used in this Memorandum, and the term "Restructuring Date" when used herein shall mean the effective date of the Restructuring Deed and the Amended and Restated Note Purchase Agreement.

1.3       This Memorandum:

1.3.1 is the Security Memorandum as defined in the Credit Agreement and the Amended and Restated Note Purchase Agreement;

1.3.2 sets out a list of the guarantees that have been provided by certain members of the Group prior to the Restructuring Date which secure the obligations of certain of the Obligors to the Banks under the Credit Agreement and the obligations of Cordiant Finance Inc. under the Amended and Restated Note Purchase Agreement; and

1.3.3 sets out the Parent's agreement with the Agent, the Noteholders and Common Security Trustee as to the guarantees and security that are to be executed and delivered to the Common Security Trustee by certain of the members of the Group to secure the obligations of the Obligors under the Funding Agreements under paragraph 3.2 of schedule 5 to

                                 Exhibit 4.12-2
          the Restructuring Deed and paragraph 4.5 of the Amended and Restated Note Purchase Agreement and in accordance with the terms of the Credit Agreement and the Amended and Restated Note Purchase Agreement.

2         Existing guarantees

2.1       the Credit Agreement ("Existing Bank Guarantees"):

2.1.1 Guarantee given by Atlas Advertising Limited in favour of the Security Trustee dated 30 August 2000.

2.1.2 Guarantee given by Bates Europe Limited in favour of the Security Trustee dated 30 August 2000.

2.1.3 Guarantee given by Bates UK Limited in favour of the Security Trustee dated 30 August 2000.

2.1.4 Guarantee given by Cordiant Communications Group Plc in favour of the Security Trustee dated 30 August 2000.

2.1.5 Guarantee given by ICM International Limited in favour of the Security Trustee dated 30 August 2000.

2.1.6 Guarantee given by The Decision Shop Limited in favour of the Security Trustee dated 30 August 2000.

2.1.7 Guarantee given by Bates Advertising USA Inc. in favour of the Security Trustee dated 30 August 2000.

2.1.8 Guarantee given by Bates Churchill Advertising Inc. in favour of the Security Trustee dated 30 August 2000.

2.1.9 Guarantee given by Bates Churchill Public Relations Inc. in favour of the Security Trustee dated 30 August 2000.

2.1.10 Guarantee given by Bates Healthworld Inc. in favour of the Security Trustee dated 30 August 2000.

2.1.11 Guarantee given by Cordiant US Holdings Inc. in favour of the Security Trustee dated 30 August 2000.

2.1.12 Guarantee given by Bates Worldwide (Delaware) Inc. in favour of the Security Trustee dated 30 August 2000.

2.1.13 Guarantee given by CCG.XM Inc. in favour of the Security Trustee dated 30 August 2000.

                                 Exhibit 4.12-3

2.1.14 Guarantee given by Falk Healthworld Inc. in favour of the Security Trustee dated 30 August 2000.

2.1.15 Guarantee given by Healthworld Corporation Inc. in favour of the Security Trustee dated 30 August 2000.

2.1.16 Guarantee given by Cordiant Communications Group Australia Pty. Limited in favour of the Security Trustee dated 30 August 2000.

2.1.17 Guarantee given by Bates Deutschland Holdings GmbH in favour of the Security Trustee dated 30 August 2000.

2.1.18 Guarantee given by Lighthouse Global Network Inc. in favour of the Security Trustee dated 3 October 2000.

2.1.19 Guarantee given by Fitch Inc. in favour of the Security Trustee dated 3 October 2000.

2.1.20 Guarantee given by Morgen Walke Associates Inc. in favour of the Security Trustee dated 3 October 2000.

2.1.21 Deed of Cross Guarantee dated 11 September 2000 in favour of the Overdraft Bank given by the Original Overdraft Borrowers.

2.2 The following guarantees have been provided, and will continue to be provided, to secure the obligations owing to Noteholders under the Amended and Restated Note Purchase Agreement ("Existing Noteholder Guarantees"):

2.2.1 Guarantee given by Cordiant Communications Group Plc in favour of the Noteholders dated 5 April 2001 (as contained in Section 13 of the Amended and Restated Note Purchase Agreement).

2.2.2 Guarantee given by Atlas Advertising Limited in favour of the Noteholders dated 5 April 2001.

2.2.3 Guarantee given by Bates Europe Limited in favour of the Noteholders dated 5 April 2001.

2.2.4 Guarantee given by Bates UK Limited in favour of the Noteholders dated 5 April 2001.

2.2.5 Guarantee given by ICM International Limited in favour of the Noteholders dated 5 April 2001.

2.2.6 Guarantee given by The Decision Shop Limited in favour of the Noteholders dated 5 April 2001.

                                Exhibit 4.12-4

2.2.7 Guarantee given by Bates Advertising USA Inc. in favour of the Noteholders dated 5 April 2001.

2.2.8 Guarantee given by Bates Churchill Advertising Inc. in favour of the Noteholders dated 5 April 2001.

2.2.9 Guarantee given by Bates Churchill Public Relations Inc. in favour of the Noteholders dated 5 April 2001.

2.2.10 Guarantee given by Bates Healthworld Inc. in favour of the Noteholders dated 5 April 2001.

2.2.11 Guarantee given by Cordiant US Holdings Inc. in favour of the Noteholders dated 5 April 2001.

2.2.12 Guarantee given by Bates Worldwide (Delaware) Inc. in favour of the Noteholders dated 5 April 2001.

2.2.13 Guarantee given by CCG.XM Inc in favour of the Noteholders dated 5 April 2001.

2.2.14 Guarantee given by Falk Healthworld Inc in favour of the Noteholders dated 5 April 2001.

2.2.15 Guarantee given by Healthworld Corporation Inc. in favour of the Noteholders dated 5 April 2001.

2.2.16 Guarantee given by Cordiant Communications Group Australia Pty. Limited in favour of the Noteholders dated 5 April 2001.

2.2.17 Guarantee given by Bates Deutschland Holdings GmbH in favour of the Noteholders dated 5 April 2001.

2.2.18 Guarantee given by Lighthouse Global Network Inc. in favour of the Noteholders dated 5 April 2001.

2.2.19 Guarantee given by Fitch Inc. in favour of the Noteholders dated 5 April 2001.

2.2.20 Guarantee given by Morgan Walke Associates Inc. in favour of the Noteholders dated 5 April 2001.

2.3 The parties to this Memorandum agree that any proceeds received by the Security Trustee or any other Bank Finance Party or the Noteholders pursuant to any of the Existing Bank Guarantees or any of the Existing Noteholder Guarantees (as the case may be) shall be applied in accordance with the terms of the Intercreditor Agreement.

                                 Exhibit 4.12-5

3         Initial Security Documents

3.1 Subject to and in accordance with the provisions of the Restructuring Deed, the Credit Agreement, the Amended and Restated Note Purchase Agreement, the Intercreditor Agreement and the Common Security Trust Deed the Parent agrees that the guarantee and security documents (the "Initial Security Documents") and any additional documents set out in this paragraph 3 shall be executed and delivered to the Common
          Security Trustee by the parties thereto (other than the Common Security Trustee) as a condition precedent to the Restructuring Date (except for the Australian share pledges set out in paragraph 3.10 which shall be provided as a condition subsequent to the Restructuring Date not more than 3 Banking Days after the Restructuring Date, and the provisions of this Memorandum shall be read subject to this exception).

3.2 Each Initial Security Document shall secure all amounts owing to the Creditors under or in connection with the Funding Agreements unless otherwise specifically limited in this paragraph 3 or as limited in accordance with paragraph 5.2.

3.3       Each Initial Security Document shall be provided together with:

3.3.1 all other documents ancillary thereto necessary (in the sole discretion of the Common Security Trustee acting in good faith) to grant in favour of the Common Security Trustee a first priority perfected security interest in the asset or property intended to be charged by the relevant Initial Security Document;

3.3.2 such other documents as the Common Security Trustee may require (in its sole discretion acting in good faith) in connection with the due execution, delivery, legality, validity, enforceability or admissibility in evidence of the relevant Initial Security Document (including, without limitation, directors' certificates, certificates of incorporation, memorandum and articles of association or other constitutional documents, board minutes or other corporate or management resolutions, local law legal opinions, shareholders resolutions, powers of attorney, companies register of shareholders, lists of authorised signatories etc.); and

3.3.3 such other document as the Common Security Trustee may require (in its sole discretion acting in good faith) to protect the interests of the Creditors under the Funding Agreements and to protect the interests of the Creditors in connection with the asset or property intended to be charged by the relevant Initial Security Document.

                                 Exhibit 4.12-6

3.4 Any necessary consents, authorisations, licenses, declarations and approvals required in connection with the execution, delivery, validity, enforceability and admissibility in evidence of each Initial Security Document shall be obtained prior to their execution and a certified copy of any such shall be provided to the satisfaction of the Common Security Trustee.

3.5 Any notarisation, filing, recording, registration or enrolment of each Initial Security Document and any stamp, registration or similar tax or charge payable on or in relation to each Initial Security Document necessary in each case to ensure the legality, validity, enforceability or admissibility in evidence of each Initial Security Document shall be made or paid as the case may be promptly and within any time limits stipulated for such matters.

3.6       English Guarantees and Security

3.6.1 A Composite Guarantee and Debenture governed by English law to be given by the companies listed below (including a guarantee to be given by, and first ranking fixed and floating charges over all the assets and undertaking of, each of the companies). The Composite Guarantee and Debenture will contain a fixed charge over the issued share capital of each of the companies where its shareholder/s is/are also a party to the Composite Guarantee and Debenture. However, the charge over all the assets and undertaking of the company listed at (ww) below shall not include a charge over its shareholding in Zenith Optimedia Group Limited until such time as a written consent to such a charge has been obtained from Publicis Groupe S.A.. In addition, the charge over all the assets and undertaking of the companies listed at
          (a) and (ww) below shall not include a charge over either of their shareholding in Facilities Group Limited until such time as a written consent to such a charge has been obtained from Publicis Groupe S.A.

          (a)  Cordiant Communications Group plc;

          (b)  Cordiant Group Limited;

          (c)  Bates Overseas Holdings Limited;

          (d)  Bates Europe Limited;

          (e)  Cordiant (US) Holdings Limited;

          (f)  Garrott Dorland Crawford Holdings Limited;

          (g)  Atlas Advertising Limited;

                                 Exhibit 4.12-7

          (h)  Bates UK Limited;

          (i)  Swotplus Limited;

          (j)  Deckchair Studio Limited;

          (k)  Ted Bates Holdings Limited;

          (l)  The Decision Shop Limited;

          (m)  Healthworld UK Holdings Limited;

          (n)  Bates Healthworld Limited;

          (o)  PSD Associates Limited;

          (p)  Bamber Forsyth Limited;

          (q)  Fitch Limited;

          (r)  Fitch International Limited;

          (s)  Fitch Worldwide Limited;

          (t)  Business Communications International Group Limited;

          (u)  C&FD (Holdings) Limited;

          (v)  Corporate & Financial Design Limited;

          (w)  Financial Dynamics Holdings Limited;

          (x)  Financial Dynamics Limited;

          (y)  Bulletin International Limited;

          (z)  Bulletin International (UK) Limited;

          (aa) ICM International Limited;

          (bb) PCI Livedesign Limited;

          (cc) Cordiant Overseas Holdings Limited;

          (dd) Cordiant Property Holdings Limited;

          (ee) XMSS Limited;

                                 Exhibit 4.12-8

          (ff) Colwood Healthworld Limited;

          (gg) Fitch Design Consultants Limited;

          (hh) Healthworld Holdings Limited;

          (ii) Milton Marketing Group Limited;

          (jj) Headcount Worldwide Field Marketing Limited;

          (kk) Lighthouse Holdings (UK) Limited;

          (ll) Clarion Communications PR Limited;

          (mm) CCG.XM Holdings Limited;

          (nn) CCG.XM;

          (oo) Milton Marketing Limited;

          (pp) Connect Five Limited;

          (qq) Connect Six Limited;

          (rr) Propose Two Limited;

          (ss) Secure Two Limited;

          (tt) Connect One Limited;

          (uu) N.A.S.A. 2.0 London Limited;

          (vv) Scholz & Friends London Limited;

          (ww) Sonic Sun Limited; and

          (xx) CCG.XM (UK) Limited.

3.6.2     Healthworld International Holdings Inc. to provide:

          (a) an English law share charge over 65% of the issued share capital of Healthworld Holdings Limited to secure all amounts owing to the Creditors under or in connection with the Funding Agreements; and

          (b) an English law share charge over the remaining 35% of the. issued share capital of Healthworld Holdings Limited to secure all amounts owing to the Creditors under or in connection with

                                Exhibit 4.12-9
               the Funding Agreements except that it shall not secure directly or indirectly any amounts owing to the Creditors by members of the Group incorporated in the US under or in connection with the Funding Agreements.

3.6.3     Lighthouse Global Network Inc. to provide:

          (a) an English law share charge over 65% of the issued share capital of Lighthouse Holdings (UK) Limited to secure all amounts owing to the Creditors under or in connection with the Funding Agreements; and

          (b) an English law share charge over the remaining 35% of the issued share capital of Lighthouse Holdings (UK) Limited to secure all amounts owing to the Creditors under or in connection with the Funding Agreements except that it shall not secure directly or indirectly any amounts owing to the Creditors by members of the Group incorporated in the US under or in connection with the Funding Agreements.

3.6.4     CCG.XM Holdings Inc. to provide:

          (a) an English law share charge over 65% of the issued share capital of CCG.XM Holdings Limited to secure all amounts owing to the Creditors under or in connection with the Funding Agreements; and

          (b) an English law share charge over the remaining 35% of the issued share capital of CCG.XM Holdings Limited to secure all amounts owing to the Creditors under or in connection with the Funding Agreements except that it shall not secure directly or indirectly any amounts owing to the Creditors by members of the Group incorporated in the US under or in connection with the Funding Agreements.

3.6.5 N.A.S.A. 2.0 GmbH to provide an English law share charge over all of the issued share capital of N.A.S.A. 2.0 London Limited.

3.6.6 A Composite Guarantee governed by English law to be given by the companies listed below:

          (a)  Cordiant US Holdings, Inc.;

          (b)  Healthworld Corporation.;

          (c)  Bates Healthworld Inc.;

                                Exhibit 4.12-10

          (d)  Healthworld International Holdings Inc.;

          (e)  Bates Worldwide (Delaware) Inc.;

          (f)  Bates Advertising USA Inc.;

          (g)  Bates Churchill Public Relations Inc.;

          (h)  Bates Churchill Advertising Inc.;

          (i)  Interactive Edge Inc.;

          (j)  Lighthouse Global Network Inc.;

          (k)  Fitch Inc.;

          (l)  The Leonhardt Group Inc.;

          (m)  Morgen Walke Associates Inc.;

          (n)  Primo Angela Inc.;

          (o)  CCG.XM Holdings Inc.;

          (p)  CCG.XM Inc.;

          (q)  Microarts Corporation;

          (r)  Falk Healthworld Inc.;

          (s)  The Decision Shop Inc.;

          (t)  S&S McC AND McC Inc.;

          (u)  Channelex Inc.;

          (v)  DWP Bates Technology.;

          (w)  Cordiant Finance Inc.;

          (x)  Peclers Paris North America, Inc.;

          (y)  Drummer Associates Inc.

          (z)  Cordiant Holdings GmbH;

          (aa) Bates Deutschland Holding GmbH;

                                Exhibit 4.12-11

          (bb) Bates Germany Werbeagentur GmbH;

          (cc) XCEED! Agentur Fur Medianberatung Und Innovative Kommunikation GmbH;

          (dd) EMC Starke & Gerlach GmbH;

          (ee) N.A.S.A. 2.0 GmbH;

          (ff) Chafma BV;

          (gg) Cordiant Finance B.V.;

          (hh) Cordiant Communications (Australia) Pty Limited; and

          (ii) Cordiant Communications Group Australia Pty Limited.

3.7       US Security

          U.S. pledges over the shares of the companies listed at (a) to (y) inclusive in paragraph 3.6.6 of this Memorandum.

3.8       German Security

3.8.1 German pledges over the shares of the companies listed at (z) to (ee) Inclusive in paragraph 3.6.6 of this Memorandum.

3.8.2 An Abstract Acknowledgement of Indebtedness executed by Cordiant Communications Group plc.

3.9       Dutch Security

3.9.1 Dutch pledges over the shares of the companies listed at (ff) and (gg) in paragraph 3.6.6 of this Memorandum.

3.9.2     Dutch  pledge  over  Chafma  B.V.'s  shareholding  in Bates  Nederland
          Holding B.V.

3.9.3 Second ranking Dutch charge over the bank accounts of Cordiant Finance B.V. with ABN Amro Bank N.V.

3.10      Australian Security

3.10.1    Australian   pledge  over  the  shares  of   Cordiant   Communications
          (Australia) Pty. Limited.

                                Exhibit 4.12-12

3.10.2 Australian pledge over Cordiant Communication Group plc's shareholding in Cordiant Communications Group Australia Pty. Limited.

4         Additional Security Documents

4.1 In accordance with and subject to the Credit Agreement, the Amended and Restated Note Purchase Agreement, the Intercreditor Agreement and the Common Security Trust Deed the Parent agrees to procure that guarantees and security (the "Additional Security Documents") and any additional documents set out in this paragraph 4 shall be executed and delivered to the Common Security Trustee by:

          (a) each Material Subsidiary (as defined in the Credit Agreement and the Amended and Restated Note Purchase Agreement) incorporated in England and Wales, the US, Germany and the Netherlands (each a "Non-Borrower Material Subsidiary") and by each of its direct and indirect holding companies (to the extent that such security has not already been provided by each such Non-Borrower Material Subsidiary and each such direct or indirect holding company), subject to the exceptions in paragraph 4.9; and

          (b) each Material Subsidiary, wherever it is incorporated, which executes and delivers to the Agent after the Restructuring Date a Borrower Accession Agreement or an Overdraft Borrower Accession Agreement in accordance with clause 18.11 of the Credit Agreement (each an "Additional Borrower Material Subsidiary") and by each of its direct and indirect holding companies (to the extent that such security has not already been provided by each such Additional Borrower Material Subsidiary and each such direct or indirect holding company).

4.2 Each Additional Security Document shall secure all amounts owing to the Creditors under or in connection with the Funding Agreements unless limited in accordance with paragraph 5.2.

4.3       Each Additional Security Document shall be provided together with:

4.3.1 all other documents ancillary thereto necessary (in the sole discretion of the Common Security Trustee acting in good faith) to grant in favour of the Common Security Trustee a first priority perfected security interest in the asset or property intended to be charged by the relevant Additional Security Document;

                                Exhibit 4.12-13

4.3.2 such other documents as the Common Security Trustee may require (in its sole discretion acting in good faith) in connection with the due execution, delivery, legality, validity, enforceability or admissibility in evidence of the relevant Additional Security Document (including, without limitation, directors' certificates, certificates of incorporation, memorandum and articles of association or other constitutional documents, board minutes or other corporate or management resolutions, local law legal opinions, shareholders resolutions, powers of attorney, companies register of shareholders, lists of authorised signatories etc.); and

4.3.3 such other document as the Agent (as defined in the Credit Agreement), Noteholders or Common Security Trustee may require (in its sole discretion acting in good faith) to protect the interests of the Creditors under the Funding Agreements and to protect the interests of the Creditors in connection with the asset or property intended to be charged by the relevant Additional Security Document.

4.4 Any necessary consents, authorisations, licenses, declarations and approvals required in connection with the execution, delivery, validity, enforceability and admissibility in evidence of each Additional Security Document shall be obtained prior to their execution and a certified copy of any such shall be provided to the satisfaction of the Common Security Trustee.

4.5 Any notarisation, filing, recording, registration or enrolment of each Additional Security Document and any stamp, registration or similar tax or charge payable on or in relation to each Additional Security Document necessary in each case to ensure the legality, validity, enforceability or admissibility in evidence of each Additional Security Document shall be made or paid as the case may promptly and within any time limits stipulated for such matters.

4.6 Guarantees and Security to be provided by Material Subsidiaries Incorporated In England and Wales

          Each Non-Borrower Material Subsidiary and each Additional Borrower Material Subsidiary incorporated in England and Wales must provide an English law guarantee and an English law Debenture (charging all of its assets and undertaking).

4.7 Guarantees and Security to be provided by Material Subsidiaries incorporated in all jurisdictions (other than England and Wales)

                                Exhibit 4.12-14

          Each Non-Borrower Material Subsidiary incorporated in England and Wales, the US, Germany and the Netherlands and each Additional Borrower Material Subsidiary incorporated in a jurisdiction other than England and Wales must provide an English law guarantee.

4.8 Guarantees and Security to be provided by the direct and Indirect holding companies of Material Subsidiaries

          The immediate holding company of every member of the Group required to provide security and/or a guarantee pursuant to this paragraph 4 (including this paragraph 4.8) must provide a pledge over the shares in such member of the Group (governed by the laws of the jurisdiction in which such member of the Group is formed) and an English law guarantee and if it is incorporated in England and Wales, an English law Debenture (charging all of its assets and undertaking).

4.9 Agreed exceptions to the Guarantee and Security Documents to be provided by Non-Borrower Material Subsidiaries and their holding companies

4.9.1 Scholz & Friends AG and any of its existing subsidiaries as at the Restructuring Date that are or become Non-Borrower Material Subsidiaries are not required to provide guarantees and security in accordance with this paragraph 3 except where Scholz & Friends AG becomes a wholly owned subsidiary of the Group.

4.9.2 Bates Nederland Holding BV and any of its existing subsidiaries as at the Restructuring Date that are or become Non-Borrower Material Subsidiaries are not required to provide guarantees and security in accordance with this paragraph 3 except where Bates Nederland Holding BV becomes a wholly owned subsidiary of the Group.

5         Security Principles

5.1 Subject to the due execution of all relevant Initial Security Documents and Additional Security Documents, completion of relevant perfection formalities within statutorily prescribed time limits, payment of all registration fees and documentary taxes, any other rights arising by operation of law, obtaining any relevant foreign legal opinions and subject to any qualifications set out in this Memorandum, the Restructuring Deed, the Credit Agreement, the Amended and Restated Note Purchase Agreement, the Intercreditor Agreement and the Common Security Trust Deed and any relevant foreign legal opinions obtained and subject further to the security principles set out in paragraph 4.2, it is further acknowledged that, pursuant to each Initial

                                Exhibit 4.12-15

          Security Document and each Additional Security Document, the Creditors shall:

5.1.1 (in the case of those of the Initial Security Documents and Additional Security Documents containing a guarantee) receive the benefit of a guarantee by the relevant member of the Group of the payment of all monies and discharge of all liabilities owing or incurred to the Creditors under or pursuant to the Funding Agreements (subject to paragraph 5.2 below);

5.1.2 (in the case of those of the Initial Security Document and Additional Security Documents creating pledges or charges over shares in a company or other entity) obtain a first priority valid charge or analogous or equivalent encumbrance over all of the shares in issue at any time in that company or other entity to which such Initial Security Document or Additional Security Document relates and such Initial Security Document or Additional Security Document shall be governed by the laws of the jurisdiction in which such company or entity is formed;

5.1.3 (in the case of those of the Initial Security Documents and Additional Security Documents creating security over any other property, assets and/or undertaking) obtain a first priority valid charge or analogous or equivalent encumbrance over all of such property, assets and/or undertaking (except for the second ranking Dutch bank account charge listed at paragraph 3.9.3 above); and

5.1.4 be able, through the agency of the Common Security Trustee as appropriate, to enforce such security as is created by way of an Initial Security Document or Additional Security Document without any restraint from either (i) the constitutional documents of the relevant Obligor or (ii) any company which is or whose assets are the subject of such Initial Security Document or Additional Security Document (but subject to any statutory rights which that company may have to challenge such enforcement) or (iii) any shareholders of the foregoing not party to the relevant Initial Security Document or Additional Security Document.

5.2 It is further agreed that financial assistance, corporate benefit, US fraudulent preference, thin capitalisation rules and similar principles of law affecting the rights of creditors or otherwise, and tax laws which have adverse implications for a member or members of the Group, and any other issue agreed between the Common Security Trustee and the Parent (including, without limitation, payment of stamp duty in a jurisdiction), may limit the ability of a member of the Group to provide

                                Exhibit 4.12-16
          a guarantee or security or may require that the guarantee or security be limited by amount or otherwise. If any such limit applies (including, without limitation, sections 30 and 31 of the German GmbH Act and section 57 of the German Stock Corporation Act), the security provided will be limited to the maximum amount which the relevant member of the Group may provide having regard to applicable law;

6         Miscellaneous

6.1 The parties to this Memorandum agree to negotiate the form of each Security Document in good faith and will ensure that all documentation relating to this Memorandum is in a finally agreed form as soon as reasonably practicable after the date of this Memorandum.

6.2 All parties to a Security Document shall be a party to the Common Security Trust Deed and the Intercreditor Agreement.

6.3 The Parent shall pay to the Agent (as defined in the Credit Agreement) and the Noteholders on demand all reasonable expenses (including legal and out of pocket expenses) incurred by the Agent and the Noteholders, as relevant, in connection with the negotiation, preparation and execution of the Security Documents and any other additional documents required by this Memorandum and any such expenses incurred in connection with the requirements of paragraphs 3.4, 3.5, 4.4, and 4.5.

6.4 For the avoidance of doubt, in the event of any conflict between the terms of this Memorandum and the Credit Agreement, the latter shall prevail.

                                Exhibit 4.12-17

6.5       This Memorandum shall be governed by English Law.

Dated............ April 2002

By:

------------------------------
For and on behalf of
Cordiant Communications Group plc

By:

------------------------------
For HSBC Investment Bank plc
as Agent for and on behalf of the Banks

By:

------------------------------
For HSBC Investment Bank plc
as Common Security Trustee

                                Exhibit 4.12-18

                                                                    SCHEDULE 1.3

                         Existing Subsidiary Guarantors

The Communications Group Pty Limited
Atlas Advertising Limited
Bates Europe Limited
Bates UK Limited
ICM International Limited
The Decision Shop Limited
Bates Deutschland Holding GmbH
Bates Advertising USA, Inc.
Bates Churchill Advertising, Inc.
Bates Churchill Public Relations, Inc.
Bates Healthworld, Inc.
Bates Travel and Tourism, Inc.
Bates Worldwide (Delaware), Inc.
CCG.XM, Inc.
Cordiant US Holdings, Inc.
Falk Healthworld Inc.
Fitch, Inc.
GHBM Inc.
Healthworld Corporation
Lighthouse Global Network Inc.
Morgen-Walke Associates, Inc.

                                 Schedule 1.3-1

                                                                   EXHIBIT 9.3.5

             Documents to Be Delivered by each additional Subsidiary
                       Guarantor pursuant to Section 9.3.5

          (a) a copy of the memorandum and articles of association and certificate of incorporation of the Subsidiary Guarantor;

          (b) a copy of a resolution of the board of directors of the Subsidiary
     Guarantor:

               (i) approving the terms of, and the transactions contemplated by, the Subsidiary Guarantee and resolving that it execute the Subsidiary Guarantee;

               (ii) authorizing a specified person or persons to execute and deliver the Subsidiary Guarantee; and

               (iii) authorizing a specified person or persons on its behalf, to sign and/or dispatch all documents to be signed and/or dispatched by it under or in connection with this Agreement and the Subsidiary Guarantee;

          (c) a certificate of a director of the Subsidiary Guarantor certifying that execution and delivery of the Subsidiary Guarantee would not cause any borrowing limit binding on it to be exceeded;

          (d) a specimen of the signature of each person authorized by the resolutions referred to in paragraph (b) above;

          (e) a certificate of an authorized signatory of the Subsidiary Guarantor certifying that each document specified in this Exhibit is correct, complete and in full force and effect; and

          (f) an agreement (in form and substance satisfactory to the Majority Holders) entered into among the holders of the Notes and the other beneficiaries of guarantees from the Subsidiary Guarantor granted in connection with the Syndicated Loan Agreement or any Committed Medium-Term Bank Facilities whereby the existence and validity of the Subsidiary Guarantee as well as the pari passu ranking of the Subsidiary Guarantee and such other guarantees is acknowledged and confirmed.

                                Exhibit 9.3.5-1

                                                                    SCHEDULE 5.4

                                                 SUBSIDIARIES, ETC.

(a)  Subsidiaries:
-------------------------------------------------------------------------------------------------------------------
Entity                                     Jurisdiction of     Percentage Group     (i) Additional Comments **
                                            Incorporation         Ownership *
-------------------------------------------------------------------------------------------------------------------
Bates Integrated Communications S.A.          Argentina             100
-------------------------------------------------------------------------------------------------------------------
ZMS S.A.                                      Argentina              99.99
-------------------------------------------------------------------------------------------------------------------
ABKP Ideaworks Pty Limited                    Australia              74.95
-------------------------------------------------------------------------------------------------------------------
Advertising Facilities Pty Ltd                Australia               100
-------------------------------------------------------------------------------------------------------------------
Bates Healthworld Pty Limited                 Australia              75.1
-------------------------------------------------------------------------------------------------------------------
Big Island International Pty Ltd              Australia               85
-------------------------------------------------------------------------------------------------------------------
Black Book Holdings Pty Limited               Australia               100
-------------------------------------------------------------------------------------------------------------------
Black Book Nominees (Sydney) Pty              Australia               100
Limited
-------------------------------------------------------------------------------------------------------------------
Black Book Nominees Pty Limited               Australia               100
-------------------------------------------------------------------------------------------------------------------
Consensus Research Pty Limited                Australia               100
-------------------------------------------------------------------------------------------------------------------
Cordiant Communications (Australia)           Australia               100           Guarantor & Material Subsidiary
Pty Ltd
-------------------------------------------------------------------------------------------------------------------
Cordiant Communications Group                 Australia               100           Guarantor & Material Subsidiary
Australia Pty Limited
-------------------------------------------------------------------------------------------------------------------
Cordiant Consulting Pty Limited               Australia               100
-------------------------------------------------------------------------------------------------------------------
Expanded Investments (W/a) Pty Ltd            Australia               100
-------------------------------------------------------------------------------------------------------------------
Expanded Media Holdings Pty Limited           Australia               100
-------------------------------------------------------------------------------------------------------------------
Expanded Media Investments Pty Limited        Australia               100
-------------------------------------------------------------------------------------------------------------------
Expanded Media Pty Limited                    Australia               100
-------------------------------------------------------------------------------------------------------------------

                                                   Schedule 5.4-1

-------------------------------------------------------------------------------------------------------------------
George Patterson Properties Pty Ltd           Australia               100
-------------------------------------------------------------------------------------------------------------------
George Patterson Pty Limited                  Australia               100           Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
HMA George Patterson Brisbane Pty             Australia               100
Limited
-------------------------------------------------------------------------------------------------------------------
HMA George Patterson Pty Limited              Australia                55
-------------------------------------------------------------------------------------------------------------------
Ideaworks (Holdings) Pty Limited              Australia                75.1
-------------------------------------------------------------------------------------------------------------------
Ideaworks Design Pty Limited                  Australia                75.1
-------------------------------------------------------------------------------------------------------------------
Ideaworks Environmental Design Pty            Australia                75.1
Limited
-------------------------------------------------------------------------------------------------------------------
Ideaworks Media Pty Limited                   Australia                74.95
-------------------------------------------------------------------------------------------------------------------
Ideaworks Recruitment Pty Ltd                 Australia                75.1
-------------------------------------------------------------------------------------------------------------------
Isis Design Pty Ltd                           Australia               100
-------------------------------------------------------------------------------------------------------------------
Jamieson House Pty Limited                    Australia               100
-------------------------------------------------------------------------------------------------------------------
Pathfinder Strategies Pty Limited             Australia                51
-------------------------------------------------------------------------------------------------------------------
Professional Public Relations Pty             Australia                85
Limited
-------------------------------------------------------------------------------------------------------------------
Razor TV Pty Limited                          Australia               100
-------------------------------------------------------------------------------------------------------------------
Retail One Pty Limited                        Australia               100
-------------------------------------------------------------------------------------------------------------------
The Direct Bond Pty Limited                   Australia               100
-------------------------------------------------------------------------------------------------------------------
The Media Palace Pty Limited                  Australia               100
-------------------------------------------------------------------------------------------------------------------
Underline Design Group Pty Limited            Australia                51
-------------------------------------------------------------------------------------------------------------------
X/M Pty Ltd                                   Australia               100
-------------------------------------------------------------------------------------------------------------------
XMPS Holdings Pty Ltd                         Australia               100
-------------------------------------------------------------------------------------------------------------------
Zenith Media Pty Limited                      Australia               100
-------------------------------------------------------------------------------------------------------------------
AHA Puttner Bates Werbeagentur GMBH           Austria                  60
-------------------------------------------------------------------------------------------------------------------
Chafma Belgium BVBA                           Belgium                 100
-------------------------------------------------------------------------------------------------------------------
LDV Bates N.V.                                Belgium                  55
-------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Brussels S.A/ N.V.           Belgium                  77.29
-------------------------------------------------------------------------------------------------------------------
Bates Latin America Holdings Ltda             Brazil                   99.99
-------------------------------------------------------------------------------------------------------------------

                                                  Schedule 5.4-2

-------------------------------------------------------------------------------------------------------------------
Newcomm Bates Comunicacao Integrada
Ltda                                          Brazil                   50.99
-------------------------------------------------------------------------------------------------------------------
Newcomm Propaganda e Producoes Ltda           Brazil                   50.22
-------------------------------------------------------------------------------------------------------------------
One Four One Brasil Ltda                      Brazil                   50.97
-------------------------------------------------------------------------------------------------------------------
141 (Cambodia) Ltd                            Cambodia                100
-------------------------------------------------------------------------------------------------------------------
Bates Cambodia Ltd                            Cambodia                100
-------------------------------------------------------------------------------------------------------------------
Zenith Media (Cambodia) Ltd                   Cambodia                100
-------------------------------------------------------------------------------------------------------------------
Bates Canada Inc.                             Canada                  100
-------------------------------------------------------------------------------------------------------------------
Bates Healthworld (Canada) Inc                Canada                  100
-------------------------------------------------------------------------------------------------------------------
Bates & Partners Publicidad S.A.              Chile                    65.03
-------------------------------------------------------------------------------------------------------------------
Bates China (Dahua) Limited                   China                   100
-------------------------------------------------------------------------------------------------------------------
Pelerdon Holdings Limited                     Cyprus                   51
-------------------------------------------------------------------------------------------------------------------
Bates Praha s.r.o.                            Czech Republic          100
-------------------------------------------------------------------------------------------------------------------
InterCom Praha, agentura pro                  Czech Republic           80
marketing, komunikaci a sponzoring,
spol. s.r.o.
-------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Praha s.r.o.                 Czech Republic           77.29
-------------------------------------------------------------------------------------------------------------------
Added Value Design Aps                        Denmark                 100
-------------------------------------------------------------------------------------------------------------------
Bates A/S (Denmark)                           Denmark                  60
-------------------------------------------------------------------------------------------------------------------
Bates Gruppen A/S (Denmark)                   Denmark                 100
-------------------------------------------------------------------------------------------------------------------
Fitch Kobebhavn A/S                           Denmark                 100
-------------------------------------------------------------------------------------------------------------------
Ide Repro Aps                                 Denmark                  60
-------------------------------------------------------------------------------------------------------------------
Idea Import Aps                               Denmark                  60
-------------------------------------------------------------------------------------------------------------------
Norgaard Bates Holding I/S                    Denmark                  53.75
-------------------------------------------------------------------------------------------------------------------
Norgaard Mikkelsen GmbH                       Denmark                  60
-------------------------------------------------------------------------------------------------------------------
One Four One Denmark I/S                      Denmark                  55
-------------------------------------------------------------------------------------------------------------------
141 Blue Skies Limited                        England                 100
-------------------------------------------------------------------------------------------------------------------
Atlas Advertising Limited                     England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Bamber Forsyth Limited                        England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Bates Communications Limited                  England                 100
-------------------------------------------------------------------------------------------------------------------
Bates Healthworld Limited                     England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Bates Integrated Communications Limited       England                 100
-------------------------------------------------------------------------------------------------------------------
Bates Overseas Holdings Limited               England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------

                                                  Schedule 5.4-3

-------------------------------------------------------------------------------------------------------------------
Bates UK Limited                              England                 100           Guarantor, Borrower & Material
                                                                                    Subsidiary
-------------------------------------------------------------------------------------------------------------------
Bulletin International Limited                England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Bulletin International UK Limited             England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Business Communications International
Group Limited                                 England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
C & F D (Holdings) Limited                    England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
CCG.XM                                        England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
CCG.XM Holdings Limited                       England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Clarion Communications (Corporate             England                 100
P.R.) Limited
-------------------------------------------------------------------------------------------------------------------
Clarion Communications (P.R.) Limited         England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Colwood Healthworld Limited                   England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Connect Five Limited                          England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Connect One Limited                           England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Connect Six Limited                           England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Cordiant (US) Holdings Limited                England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Cordiant Communications Group plc             England                 N/A           Parent, Guarantor, Borrower &
                                                                                    Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Cordiant Communications Group
Trustees Limited                              England                 100
-------------------------------------------------------------------------------------------------------------------
Cordiant Group Limited                        England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Cordiant Overseas Holdings Limited            England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Cordiant Property Holdings Limited            England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Corporate & Financial Design Limited          England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Effective Sales Personnel Limited             England                 100
-------------------------------------------------------------------------------------------------------------------
Euromedia Express Limited                     England                 100
-------------------------------------------------------------------------------------------------------------------
Financial Dynamics Holdings Limited           England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Financial Dynamics Limited                    England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Fitch Design Consultants Limited              England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Fitch International Limited                   England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Fitch Limited                                 England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Fitch Worldwide Limited                       England                 100           Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------

                                 Schedule 5.4-4

-------------------------------------------------------------------------------------------------------------------
Freshname No. 301 Limited                     England                100
-------------------------------------------------------------------------------------------------------------------
Headcount Interim Solutions Ltd               England                100
-------------------------------------------------------------------------------------------------------------------
Headcount Worldwide Field Marketing           England                100            Guarantor & Material Subsidiary
Limited
-------------------------------------------------------------------------------------------------------------------
Healthworld Holdings Limited                  England                100            Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Healthworld UK Holdings Limited               England                100            Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Herman Beasley Advertising Limited            England                 77.29
-------------------------------------------------------------------------------------------------------------------
ICM International Limited                     England                100            Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Lighthouse Holdings (UK) Limited              England                100            Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Milton Marketing Group Limited                England                100            Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Milton Marketing Limited                      England                100            Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Milton Public Relations Limited               England                100
-------------------------------------------------------------------------------------------------------------------
N.A.S.A.2.0 London Limited                    England                 85            Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
PCI LiveDesign Limited                        England                100            Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Pci:Live Limited                              England                100
-------------------------------------------------------------------------------------------------------------------
PDM Communications Limited                    England                100
-------------------------------------------------------------------------------------------------------------------
PSD Associates Limited                        England                100            Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS London Limited               England                 77.29         Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Secure Two Limited                            England                100            Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Sonic Sun Limited                             England                100            Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Swot Plus Limited                             England                100            Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Ted Bates Holdings Limited                    England                100            Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
The Decision Shop Limited                     England                100            Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Ultimate Events Limited                       England                100
-------------------------------------------------------------------------------------------------------------------
XMSS Limited                                  England                100            Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Bates Finland Oy                              Finland                100
-------------------------------------------------------------------------------------------------------------------
141 France SA                                 France                  80
-------------------------------------------------------------------------------------------------------------------
Bates France SA                               France                  99.98
-------------------------------------------------------------------------------------------------------------------
Bates Healthworld S.A.                        France                  80.04
-------------------------------------------------------------------------------------------------------------------
Bates SA                                      France                  99.96
-------------------------------------------------------------------------------------------------------------------
Fitch                                         France                  100
-------------------------------------------------------------------------------------------------------------------
Fitch Vendome                                 France                  100
-------------------------------------------------------------------------------------------------------------------

                                                  Schedule 5.4-5

-------------------------------------------------------------------------------------------------------------------
HFT SA                                       France                   80
-------------------------------------------------------------------------------------------------------------------
Katchina Production SARL                     France                    80
-------------------------------------------------------------------------------------------------------------------
Morgen-Walke Europe S.A.                     France                   100
-------------------------------------------------------------------------------------------------------------------
n.a.s.a. Paris S.A.R.L.                      France                   100
-------------------------------------------------------------------------------------------------------------------
Peclers Paris SA                             France                   100
-------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Paris S.A.R.L.              France                    77.29
-------------------------------------------------------------------------------------------------------------------
141 Germany GmbH                             Germany                   100
-------------------------------------------------------------------------------------------------------------------
AdServ Agentur fur Marketing GmbH            Germany                    80
& Co KG
-------------------------------------------------------------------------------------------------------------------
Bates Deutschland Holding GmbH               Germany                   100          Guarantor, Borrower & Material
                                                                                    Subsidiary
-------------------------------------------------------------------------------------------------------------------
Bates Germany Werbeagentur GmbH              Germany                   100          Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
BOENIG & YAMAOKA International Public        Germany                    80
Relations GmbH
-------------------------------------------------------------------------------------------------------------------
Cordiant Holdings GmbH                       Germany                   100          Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Customer Focus Agentur fur                   Germany                    80
Handelsmarketing GmbH
-------------------------------------------------------------------------------------------------------------------
einszueins Kommunikation & Dialog GmbH       Germany                    80
-------------------------------------------------------------------------------------------------------------------
Imagerefinery GmbH                           Germany                    61.83
-------------------------------------------------------------------------------------------------------------------
InterBates Beteiligungsges mbh               Germany                   100
-------------------------------------------------------------------------------------------------------------------
InterCom Customer Relations GmbH &           Germany                    80
Co KG
-------------------------------------------------------------------------------------------------------------------
InterCom Management GmbH                     Germany                    80
-------------------------------------------------------------------------------------------------------------------
InterCom Management GmbH & Co
Holding KG                                   Germany                    80
-------------------------------------------------------------------------------------------------------------------
Live Line Entertainment GmbH                 Germany                    77.29
-------------------------------------------------------------------------------------------------------------------
Metagate GmbH                                Germany                    61.83
-------------------------------------------------------------------------------------------------------------------
n.a.s.a 2.0 GmbH                             Germany                   100          Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Network Atlas GmbH                           Germany                   100
-------------------------------------------------------------------------------------------------------------------
Plato GmbH                                   Germany                    64.92
-------------------------------------------------------------------------------------------------------------------
Scholz & Friends AG                          Germany                    77.29
-------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Berlin GmbH                 Germany                    77.29
-------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Brand Affairs
GmbH                                         Germany                    77.29
-------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Consulting AG               Germany                    77.29
-------------------------------------------------------------------------------------------------------------------

                                                  Schedule 5.4-6

-------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Group GmbH                  Germany                    77.29
-------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Hamburg GmbH                Germany                    77.29
-------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS International GmbH          Germany                    77.29
-------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS NeuMarkt GmbH               Germany                    77.29
-------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Wien GmbH                   Germany                    77.29
-------------------------------------------------------------------------------------------------------------------
United Visions GmbH                          Germany                    77.29
-------------------------------------------------------------------------------------------------------------------
United Visions Interactive Service           Germany                    77.29
GmbH
-------------------------------------------------------------------------------------------------------------------
United Visions Media Services GmbH           Germany                    77.29

United Visions TV und Film Produktion
GmbH Hamburg                                 Germany                    80
-------------------------------------------------------------------------------------------------------------------
United Visions TV und Film
Produktionsgesellschaft mbH                  Germany                    77.29
-------------------------------------------------------------------------------------------------------------------
UV Interactive Entertainment GmbH            Germany                    77.29
-------------------------------------------------------------------------------------------------------------------
XCEED! Agentur fur Medienberatung und        Germany                   100          Guarantor & Material Subsidiary
innovative Kommikation GmbH
-------------------------------------------------------------------------------------------------------------------
Bates Hellas Advertising S.A.                Greece                    100
-------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Athens S.P.LL.C.            Greece                     77.29
-------------------------------------------------------------------------------------------------------------------
141 Limited (Hong Kong)                      Hong Kong                 100
-------------------------------------------------------------------------------------------------------------------
Bates China Limited                          Hong Kong                 100
-------------------------------------------------------------------------------------------------------------------
Bates Hong Kong Limited                      Hong Kong                 100
-------------------------------------------------------------------------------------------------------------------
Bates Worldwide Limited (Hong Kong)          Hong Kong                 100
-------------------------------------------------------------------------------------------------------------------
bgx Limited (Hong Kong)                      Hong Kong                 100
-------------------------------------------------------------------------------------------------------------------
CCG.XM Limited (Hong Kong)                   Hong Kong                 100
-------------------------------------------------------------------------------------------------------------------
Zenith Media Limited (Hong Kong)             Hong Kong                 100
-------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Budapest Kft                Hungary                    77.29
-------------------------------------------------------------------------------------------------------------------
Bates India Private Limited                  India                      99.99
-------------------------------------------------------------------------------------------------------------------
Bates Investment India Private Limited       India                     100
-------------------------------------------------------------------------------------------------------------------
Zenith Media Private Limited (India)         India                     100
-------------------------------------------------------------------------------------------------------------------
PT. Bates Mulia Indonesia                    Indonesia                 100
-------------------------------------------------------------------------------------------------------------------
141 Network Limited                          Ireland                   100
-------------------------------------------------------------------------------------------------------------------
Bates Ireland (Advertising) Limited          Ireland                   100
-------------------------------------------------------------------------------------------------------------------

                                                  Schedule 5.4-7

-------------------------------------------------------------------------------------------------------------------
Bates Ireland Advertising Group              Ireland                   100
Limited
-------------------------------------------------------------------------------------------------------------------
Gallagher & Kelly Public Relations           Ireland                   100
Limited
-------------------------------------------------------------------------------------------------------------------
Hunter Productions (Dublin) Limited          Ireland                   100
-------------------------------------------------------------------------------------------------------------------
Imagecom Graphics Limited                    Ireland                   100
-------------------------------------------------------------------------------------------------------------------
Pembroke Publicity Limited                   Ireland                   100
-------------------------------------------------------------------------------------------------------------------
Atlas SRL                                    Italy                      77
-------------------------------------------------------------------------------------------------------------------
Bates Healthworld Srl                        Italy                      70
-------------------------------------------------------------------------------------------------------------------
Bates Italia SPA                             Italy                     100
-------------------------------------------------------------------------------------------------------------------
Clarion srl                                  Italy                     100
-------------------------------------------------------------------------------------------------------------------
Lorien Consulting SRL                        Italy                      51
-------------------------------------------------------------------------------------------------------------------
One Four One Italia SRL                      Italy                     100
-------------------------------------------------------------------------------------------------------------------
Bates Yomiko Inc.                            Japan                      51
-------------------------------------------------------------------------------------------------------------------
Cordiant Holdings Japan, K.K.                Japan                     100
-------------------------------------------------------------------------------------------------------------------
Corplan K.K.                                 Japan                     100
-------------------------------------------------------------------------------------------------------------------
IBI KK                                       Japan                     100
-------------------------------------------------------------------------------------------------------------------
International Business Information K.K.      Japan                     100
-------------------------------------------------------------------------------------------------------------------
Diamond Ad. Limited                          Korea, Republic of         80          Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Art & Magic Sdn Bhd                          Malaysia                   51
-------------------------------------------------------------------------------------------------------------------
Bates (Malaysia) Sdn Bhd                     Malaysia                   51
-------------------------------------------------------------------------------------------------------------------
Equinox Communications Sdn Bhd               Malaysia                   51
-------------------------------------------------------------------------------------------------------------------
One Four One (Malaysia) Sdn Bhd              Malaysia                   51
-------------------------------------------------------------------------------------------------------------------
Underline Design Group (M) Sdn Bhd           Malaysia                   51
-------------------------------------------------------------------------------------------------------------------
XM Expanded Media Sdn Bhd                    Malaysia                   51
-------------------------------------------------------------------------------------------------------------------
Zenith Media Services (M) Sdn. Bhd           Malaysia                   51
-------------------------------------------------------------------------------------------------------------------
141 Worldwide S.A. de C.V.                    Mexico                    99.99
-------------------------------------------------------------------------------------------------------------------
Bates Myanmar Limited                        Myanmar                   100
-------------------------------------------------------------------------------------------------------------------
One Four One Limited                         Myanmar                   100
-------------------------------------------------------------------------------------------------------------------
Zenith Media Limited                         Myanmar                    99.86
-------------------------------------------------------------------------------------------------------------------
141 Amsterdam BV                             Netherlands                65
-------------------------------------------------------------------------------------------------------------------
Akron Reclame En Marketing B.V.              Netherlands                65
-------------------------------------------------------------------------------------------------------------------
Bates Nederland Holding BV                   Netherlands                65
-------------------------------------------------------------------------------------------------------------------

                                                  Schedule 5.4-8

-------------------------------------------------------------------------------------------------------------------
Bates Not Just Film B.V.                     Netherlands              65
-------------------------------------------------------------------------------------------------------------------
CCG.XM Benelux B.V.                          Netherlands            100
-------------------------------------------------------------------------------------------------------------------
Chafma B.V.                                  Netherlands            100             Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Cordiant Finance BV                          Netherlands            100             Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Cordiant Holdings BV                         Netherlands            100
-------------------------------------------------------------------------------------------------------------------
Healthworld BV                               Netherlands             95.08
-------------------------------------------------------------------------------------------------------------------
Loendersloot B.V.                            Netherlands            100
-------------------------------------------------------------------------------------------------------------------
Promotion Makers B.V.                        Netherlands             65
-------------------------------------------------------------------------------------------------------------------
Bates New Zealand Limited                    New Zealand            100
-------------------------------------------------------------------------------------------------------------------
Professional Public Relations NZ             New Zealand            100
Holdings Limited
-------------------------------------------------------------------------------------------------------------------
The Communications Group Limited             New Zealand            100
-------------------------------------------------------------------------------------------------------------------
Av-Kontakt AS                                Norway                 100
-------------------------------------------------------------------------------------------------------------------
Bates AS (Norway)                            Norway                 100
-------------------------------------------------------------------------------------------------------------------
Bates Production AS                          Norway                 100
-------------------------------------------------------------------------------------------------------------------
Bates-gruppen AS Norway)                     Norway                 100
-------------------------------------------------------------------------------------------------------------------
Kontoret Reklamebyra AS                      Norway                 100
-------------------------------------------------------------------------------------------------------------------
Zenith Media Norge AS                        Norway                 100
-------------------------------------------------------------------------------------------------------------------
Bates Peru S.A.                              Peru                    80
-------------------------------------------------------------------------------------------------------------------
One Four One Inc                             Philippines             99.69
-------------------------------------------------------------------------------------------------------------------
141 Testardo PR sp. z.o.o.                   Poland                  60
-------------------------------------------------------------------------------------------------------------------
Bates Poland Sp. z.o.o                       Poland                 100
-------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS WARSZAWA Sp z.o.o           Poland                  77.29
-------------------------------------------------------------------------------------------------------------------
Testardo Bates Sp. Z.o.o.                    Poland                  60
-------------------------------------------------------------------------------------------------------------------
Bates Portugal-Publicidade E Marketing,      Portugal                76
LDA
-------------------------------------------------------------------------------------------------------------------
Bates Romania SRL                            Romania                 51
-------------------------------------------------------------------------------------------------------------------
Thistle Field Marketing Limited              Scotland               100
-------------------------------------------------------------------------------------------------------------------
Bates Indochina Pte Ltd                      Singapore              100
-------------------------------------------------------------------------------------------------------------------
Bates Singapore Pte Ltd                      Singapore              100
-------------------------------------------------------------------------------------------------------------------
Bulletin International Pte Limited           Singapore              100
-------------------------------------------------------------------------------------------------------------------
CCG.XM Pte Ltd                               Singapore              100
-------------------------------------------------------------------------------------------------------------------
One Four One Design Pte Ltd                  Singapore              100
-------------------------------------------------------------------------------------------------------------------

                                                  Schedule 5.4-9

-------------------------------------------------------------------------------------------------------------------
One Four One Singapore Pte Limited           Singapore             100
-------------------------------------------------------------------------------------------------------------------
SCHOLZ & FRIENDS Singapore Pte Limited       Singapore              77.29
-------------------------------------------------------------------------------------------------------------------
Zenith Media Indochina Pte Ltd               Singapore             100
-------------------------------------------------------------------------------------------------------------------
Bates 141 (Pty) Limited                      South Africa           90
-------------------------------------------------------------------------------------------------------------------
Blgk Bates (Proprietary) Limited             South Africa          100
-------------------------------------------------------------------------------------------------------------------
Grapplegroup 141 (Proprietary) Limited       South Africa           95.99
-------------------------------------------------------------------------------------------------------------------
Harrison Human Bates Limited                 South Africa           78.74
-------------------------------------------------------------------------------------------------------------------
Interactive Edge (Pty) Limited               South Africa           90
-------------------------------------------------------------------------------------------------------------------
141 Camarote SL                              Spain                 100
-------------------------------------------------------------------------------------------------------------------
Bates Healthworld, S.L.                      Spain                 100
-------------------------------------------------------------------------------------------------------------------
BSB Publicidad Asturias, SL                  Spain                  51
-------------------------------------------------------------------------------------------------------------------
BSB Publicidad Las Palmas S L                Spain                 100
-------------------------------------------------------------------------------------------------------------------
BSB Publicidad Tenerife, S.L.                Spain                  51
-------------------------------------------------------------------------------------------------------------------
BSB Publicidad, S.A.                         Spain                 100
-------------------------------------------------------------------------------------------------------------------
BSB Rodergas y Asociados S A                 Spain                 100
-------------------------------------------------------------------------------------------------------------------
Cordiant Advertising Holding SA              Spain                 100
-------------------------------------------------------------------------------------------------------------------
Customer Focus S.L.                          Spain                  80
-------------------------------------------------------------------------------------------------------------------
Delvico 2in SL                               Spain                  75
-------------------------------------------------------------------------------------------------------------------
Delvico Bates Barcelona, S.A.                Spain                 100
-------------------------------------------------------------------------------------------------------------------
Delvico Bates S.A.                           Spain                 100
-------------------------------------------------------------------------------------------------------------------
Digital Bates, S.L.                          Spain                  51
-------------------------------------------------------------------------------------------------------------------
ESC - SCHOLZ & FRIENDS Madrid S.A.           Spain                  53.38
-------------------------------------------------------------------------------------------------------------------
AB Frigga                                    Sweden                100
-------------------------------------------------------------------------------------------------------------------
Adaptus International Stockholm AB           Sweden                100
-------------------------------------------------------------------------------------------------------------------
Added Value Design AB                        Sweden                100
-------------------------------------------------------------------------------------------------------------------
Bates Sweden AB                              Sweden                100
-------------------------------------------------------------------------------------------------------------------
Old Bates AB                                 Sweden                100
-------------------------------------------------------------------------------------------------------------------
Bates Taiwan Co. Ltd                         Taiwan Province        99.99
                                             of China
-------------------------------------------------------------------------------------------------------------------
141 (Thailand) Co Limited                    Thailand               99.93
-------------------------------------------------------------------------------------------------------------------
Bates (Thailand) Co Limited                  Thailand               50.47
-------------------------------------------------------------------------------------------------------------------

                                                  Schedule 5.4-10

-------------------------------------------------------------------------------------------------------------------
AAD:fitch, Inc.                               USA,Arizona          100
-------------------------------------------------------------------------------------------------------------------
Almost Real, Inc.                             USA,Delaware         100
-------------------------------------------------------------------------------------------------------------------
Bates Advertising USA, Inc.                   USA,New York         100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Bates Churchill Advertising, Inc.             USA Texas            100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Bates Churchill Public Relations, Inc.        USA, Texas           100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Bates Healthworld, Inc.                       USA, New York        100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Bates Worldwide (Delaware), Inc.              USA, Delaware        100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Bates Worldwide, Inc.                         USA, Delaware        100
-------------------------------------------------------------------------------------------------------------------
Black Cat Graphics Inc.                       USA, New York        100
-------------------------------------------------------------------------------------------------------------------
Bulletin International Inc.                   USA, New York        100
-------------------------------------------------------------------------------------------------------------------
Calla Music, Inc.                             USA, New York        100
-------------------------------------------------------------------------------------------------------------------
CCG.XM Holdings, Inc.                         USA, Delaware        100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
CCG.XM, Inc.                                  USA, Delaware        100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Channelex, Inc.                               USA, New York        100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Cordiant Finance, Inc.                        USA, Delaware        100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Cordiant US Holdings, Inc.                    USA, Delaware        100              Guarantor, Borrower & Material
                                                                                    Subsidiary
-------------------------------------------------------------------------------------------------------------------
DWP Bates Technology LLC                      USA, Delaware        100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Falk Healthworld Inc.                         USA, Delaware        100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Fitch Inc.                                    USA, Ohio            100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Headcount LLC                                 USA, Delaware        100
-------------------------------------------------------------------------------------------------------------------
Healthworld Corporation                       USA, Delaware        100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Healthworld International Holdings Inc.       USA, Delaware        100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
HGH Limited                                   USA, Delaware        100
-------------------------------------------------------------------------------------------------------------------
Ideascope Associates, Inc.                    USA, Massachusettes  100
-------------------------------------------------------------------------------------------------------------------
Interactive Edge, Inc.                        USA, Delaware        100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Lighthouse Global Network, Inc.               USA, Delaware        100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Medical Education Technologies Inc.           USA, New York        100
-------------------------------------------------------------------------------------------------------------------
MicroArts Corporation                         USA, New Hampshire   100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------

                                                  Schedule 5.4-11

-------------------------------------------------------------------------------------------------------------------
Morgen-Walke Associates, Inc.                 USA, New York        100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Orion Marketing Alliance, Inc.                USA, Delaware        100
-------------------------------------------------------------------------------------------------------------------
PCM :fitch,Inc.                               USA, Arizona         100
-------------------------------------------------------------------------------------------------------------------
Peclers Paris North America, Inc.             USA, Delaware        100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Primo Angeli Inc.                             USA, California      100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
Ted Bates Worldwide, Inc.                     USA, New York        100
-------------------------------------------------------------------------------------------------------------------
The Decision Shop, Inc.                       USA, New York        100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
The Leonhardt Group, Inc.                     USA, Washington      100              Guarantor & Material Subsidiary
-------------------------------------------------------------------------------------------------------------------
TLG Print Services, Inc.                      USA, Washington      100
-------------------------------------------------------------------------------------------------------------------
One Four One Vietnam Limited                  Viet Nam             100
-------------------------------------------------------------------------------------------------------------------

*    Percentage of voting share capital held by members of the Group
**   Determination of Material  Subsidiaries,  as defined,  has been based on 2001 audited financial  statements of each such subsidiary and the Group respectively.

                                                  Schedule 5.4-12

     (b) Affiliates

-----------------------------------------------------------------------------------------------------------
Entity                                                           Jurisdiction of           Percentage Group
                                                                  Incorporation                Ownership
-----------------------------------------------------------------------------------------------------------
Ad Selective S.A.                                                   Argentina                     50
-----------------------------------------------------------------------------------------------------------
Blood Sweat & Tears Creative Communications Pty Limited             Australia                     49
-----------------------------------------------------------------------------------------------------------
DesignOne Productions Pty Ltd                                       Australia                     50
-----------------------------------------------------------------------------------------------------------
e media works Limited                                               Australia                     50
-----------------------------------------------------------------------------------------------------------
InSync Communications Pty Ltd                                       Australia                     50
-----------------------------------------------------------------------------------------------------------
Knockout Solutions Limited                                          Australia                     50
-----------------------------------------------------------------------------------------------------------
Marketforce Advertising Limited                                     Australia                     50
-----------------------------------------------------------------------------------------------------------
Marketforce Limited                                                 Australia                     50
-----------------------------------------------------------------------------------------------------------
Redline Marketing Studio Pty Ltd                                    Australia                     50
-----------------------------------------------------------------------------------------------------------
Newdesign Belo Horizonte Ltda                                       Brazil                        20.38
-----------------------------------------------------------------------------------------------------------
Newdesign Participacoes Ltda                                        Brazil                        25.48
-----------------------------------------------------------------------------------------------------------
Newdesign Sao Paulo Ltda                                            Brazil                        25.48
-----------------------------------------------------------------------------------------------------------
Interscreen, s r.o                                                  Czech Republic                36
-----------------------------------------------------------------------------------------------------------

                                               Schedule 5.4-13

-----------------------------------------------------------------------------------------------------------
e2e Factory AS                                                      Denmark                       21.5
-----------------------------------------------------------------------------------------------------------
Soul Factory                                                        Denmark                       49
-----------------------------------------------------------------------------------------------------------
Norgaard Mikkelsen Reklame Bureau A/S                               Denmark                       50
-----------------------------------------------------------------------------------------------------------
Zenith Optimedia Group Limited                                      England                       25
-----------------------------------------------------------------------------------------------------------
The Facilities Group Limited                                        England                       30
-----------------------------------------------------------------------------------------------------------
Communicator One Limited                                            England                       31.91
-----------------------------------------------------------------------------------------------------------
Softmedia Limited                                                   England                       40
-----------------------------------------------------------------------------------------------------------
deep blue networks AG                                               Germany                       23.19
-----------------------------------------------------------------------------------------------------------
John Warning Corporate Communications GmbH                          Germany                       24.73
-----------------------------------------------------------------------------------------------------------
Lentz Entertainment GmbH                                            Germany                       28.6
-----------------------------------------------------------------------------------------------------------
InterScreen GmbH Training fur Vertrieb und Service                  Germany                       36
-----------------------------------------------------------------------------------------------------------
Appel Grafik Berlin GmbH                                            Germany                       39.42
-----------------------------------------------------------------------------------------------------------
Ahrens and Behrent, Financial Dynamics GmbH                         Germany                       50
-----------------------------------------------------------------------------------------------------------
Advanced Media Services S.A.                                        Greece                        50
-----------------------------------------------------------------------------------------------------------
Diamond Bates Korea Co., Ltd.                                       Korea, Republic of            40
-----------------------------------------------------------------------------------------------------------
Vision Splended                                                     New Zealand                   30
-----------------------------------------------------------------------------------------------------------
141 Romania SRL                                                     Romania                       45.9
-----------------------------------------------------------------------------------------------------------
Bates VIAG Saatchi & Saatchi Advertisng                             Russian Federation            20
-----------------------------------------------------------------------------------------------------------
GE/Fitch Singapore pte Ltd                                          Singapore                     49
-----------------------------------------------------------------------------------------------------------
Fitch Tropical Pte Ltd                                              Singapore                     50
-----------------------------------------------------------------------------------------------------------
Talk Bates (Proprietary) Limited                                    South Africa                  26
-----------------------------------------------------------------------------------------------------------
Norgaard Mikkelsen AB                                               Sweden                        35.61
-----------------------------------------------------------------------------------------------------------
Power Response Advertising Limited                                  Thailand                      48.97
-----------------------------------------------------------------------------------------------------------
Bates Pan Gulf LLC                                                  United Arab Emirates          40
-----------------------------------------------------------------------------------------------------------
Polymer Solutions, Inc.                                             USA, Delaware                 50
-----------------------------------------------------------------------------------------------------------
Media 2000 Limited                                                  Virgin Islands, US            20
-----------------------------------------------------------------------------------------------------------

                                              Schedule 5.4-14

Directors & Officers of Cordiant Communications Group plc:

--------------------------------------------------------------------------------
                  Name                                Position
--------------------------------------------------------------------------------
Directors:        Mr. Charles Thomas Scott            Chairman
--------------------------------------------------------------------------------
                  Mr. Michael Bungey                  Chief Executive Officer
--------------------------------------------------------------------------------
                  Mr. Arthur Edward D'Angelo          Finance Director
--------------------------------------------------------------------------------
                  Mr. Jean de Yturbe                  Executive Director
--------------------------------------------------------------------------------
                  Mr. Peter Martin Schoning           Executive Director
--------------------------------------------------------------------------------
                  Mr. John Dudley Fishburn            Non-executive Director
--------------------------------------------------------------------------------
                  Dr. Rolf Wilhelm Stomberg           Non-executive Director
--------------------------------------------------------------------------------
                  Mr. James Michael Tyrrell           Non-executive Director
--------------------------------------------------------------------------------
Officers:         Miss Denise Williams                Company Secretary
--------------------------------------------------------------------------------
                  Mr. Andrew Kenneth Boland           Deputy Finance Director
--------------------------------------------------------------------------------

                                Schedule 5.4-15

Affiliates:

------------------------------------------------------------------------------------------------------------------
Entity                                    Jurisdiction of           Percentage Group           Additional Comments
                                           Incorporation                Ownership
------------------------------------------------------------------------------------------------------------------
Ad Selective S.A.                             Argentina                    50
------------------------------------------------------------------------------------------------------------------
Blood Sweat & Tears Creative                  Australia                    49
Communications Pty Limited
------------------------------------------------------------------------------------------------------------------
Colors Pty Limited                            Australia                    40
------------------------------------------------------------------------------------------------------------------
Softmedia Limited                             England                      40
------------------------------------------------------------------------------------------------------------------
The Facilities Group Limited                  England                      30
------------------------------------------------------------------------------------------------------------------
Zenith Media Holdings Limited                 England                      50
------------------------------------------------------------------------------------------------------------------
Deep Blue Networks AG                         Germany                      34.48
------------------------------------------------------------------------------------------------------------------
InterScreen GmbH Training fur Vertrieb        Germany                      45
und Service
------------------------------------------------------------------------------------------------------------------
John Warning Corporate Communications GmbH    Germany                      40
------------------------------------------------------------------------------------------------------------------
Advanced Media Services S.A.                  Greece                       50
------------------------------------------------------------------------------------------------------------------
Equinox Communications Limited                Hong Kong                    50
------------------------------------------------------------------------------------------------------------------
Diamond Bates Korea Co., Limited              Korea, Republic of           40
------------------------------------------------------------------------------------------------------------------
Bates Levant SAL                              Lebanon                      20
------------------------------------------------------------------------------------------------------------------
Bates VIAG Saatchi & Saatchi Advertisng       Russian Federation           20
------------------------------------------------------------------------------------------------------------------
Fitch Tropical Pte Ltd                        Singapore                    50
------------------------------------------------------------------------------------------------------------------
GE/Fitch Singapore pte Ltd                    Singapore                    49
------------------------------------------------------------------------------------------------------------------
Penta Communications Services (PTY)           South Africa                 29
Limited
------------------------------------------------------------------------------------------------------------------
Bates (Thailand) Co Limited                   Thailand                     49
------------------------------------------------------------------------------------------------------------------
Power Response Limited                        Thailand                     49
------------------------------------------------------------------------------------------------------------------
Bates Pan Gulf LLC                            United Arab Emirates         30
------------------------------------------------------------------------------------------------------------------
Polymer Solutions, Inc                        USA, Delaware                50
------------------------------------------------------------------------------------------------------------------
Media 2000 Limited                            Virgin Islands, U.S.         20
------------------------------------------------------------------------------------------------------------------

                                                  Schedule 5.4-16

Directors & Officers of Cordiant Communications Group plc:

--------------------------------------------------------------------------------
              Name                                 Position
--------------------------------------------------------------------------------
Directors:    Mr. Charles Thomas Scott             Chairman
--------------------------------------------------------------------------------
              Mr. Michael Bungey                   Chief Executive Officer
--------------------------------------------------------------------------------
              Mr. Arthur Edward D'Angelo           Finance Director
--------------------------------------------------------------------------------
              Mr. Jean de Yturbe                   Executive Director
--------------------------------------------------------------------------------
              Mr. Peter Martin Schoning            Executive Director
------------------------------------------------------------------------------
              Mr. Ian Lindsay Smith                Executive Director
--------------------------------------------------------------------------------
              Mr. William J Whitehead              Executive Director
--------------------------------------------------------------------------------
              Mr. John Dudley Fishburn             Non-executive Director
--------------------------------------------------------------------------------
              Prof. Theodore Levitt                Non-executive Director
--------------------------------------------------------------------------------
              Dr. Rolf Willhelm Stomberg           Non-executive Director
--------------------------------------------------------------------------------
              Mr. James Michael Tyrell             Non-executive Director
--------------------------------------------------------------------------------
Officers:     Miss Denise Williams                 Company Secretary
--------------------------------------------------------------------------------
              Mr. Andrew Boland                    Deputy Finance Director
--------------------------------------------------------------------------------

                                Schedule 5.4-17

                                                                    SCHEDULE 5.5


                              Financial Statements

                              2001 Interim Results
                               2000 Annual Report
                               1999 Annual Report
                               1998 Annual Report
                               1997 Annual Report

                                 Schedule 5.5-1

                                                                   Schedule 5.15

                              EXISTING INDEBTEDNESS

                                  See attached.




*    to be repaid using the proceeds of the note issue.
**   notional gross principal of derivative contracts.

                                Schedule 5.15.-1

                                                                 Schedule 9.1.12

                                    Preference shares issued by (or to be issued)
                  by Lighthouse Global Network Inc. and its Subsidiaries as Deferred Consideration


Jurisdiction        Entity or       Date            Maximum                  Deferred Consideration  End Date
                    business                        Deferred                                         (on or
                    acquired                        Consideration                                    before)
                                                    (approximate
                                                    figure)

USA                 Leonhardt       28.10.1999            $4,500,000         6% convertible          3 yrs or 5 yrs
                                                                             preferred stock of      from closing
                                                                             Lighthouse

USA                 Interiors for   29.11.1999            $4,000,000         6% convertible          3 yrs or 5yrs
                    Architecture/                                            preferred stock of      from closing
                    Associates in                                            Lighthouse
                    Architecture
                    and Design

USA                 Avid            06.01.2000            $2,000,000         6% convertible          31.12.2002
                    Productions                                              preferred stock of      and
                                                                             Lighthouse              31.12.2004

UK                  C&FD            06.11.2000        (pound)585,000         5850 redeemable         31.12.2004
                                                                             preference shares in
                                                                             Lighthouse Holdings
                                                                             UK Limited - can be
                                                                             exchanged for 6%
                                                                             convertible preferred
                                                                             stock of Lighthouse

USA                 Morgen-Walke    12.01.2000            $5,250,000         6% convertible          31.12.2002 and
                                                                             preferred stock of      31.12.2002
                                                                             Lighthouse

USA                 Ideascope       07.02.2000            $3,500,000         6% convertible          3 yrs after
                                                                             preferred stock of      closing
                                                                             Lighthouse

UK                  Clarion         10.03.2000   (pound)339,000 plus         9870 preference         31.12.2002
                                                (pound)987,000 to be         shares in Lighthouse
                                                        satisfied by         Holdings UK Limited -
                                                       issue of 9870         can be exchanged into
                                                          preference         6% convertible
                                                              shares         preferred stock of
                                                                             Lighthouse

USA                 Wang            02.03.2000              $100,000         6% convertible          31.12.2002
                                                                             preferred stock of
                                                                             Lighthouse

USA                 Fantastic       04.03.1999            $1,675,000         6% convertible          04.03.2004
                    Sports                             plus interest         preferred stock of
                                                                             Lighthouse

USA                 Primo Angeli    25.06.1999            $3,150,000         6% convertible          01.07.2004
                                                       plus interest         preferred stock of
                                                       and dividends         Lighthouse


                                                 Schedule 9.1.12-1

USA                 Davidson        07.07.1999            $3,000,000         6% convertible          31.05.2003
                                                                             preferred stock of
                                                                             Lighthouse

UK                  Financial       23.07.1999     (pound)11,200,000         6% convertible          31.12.2002
                    Dynamics                                                 preferred stock of
                                                                             Lighthouse

                                                 Schedule 9.1.12-2

                                                                 Schedule 9.1.14


                            CASH POOLING ARRANGEMENTS

                    Cash Pooling Arrangements in Germany with
                      Deutsche Bank AG and between Scholz &
                         Friends AG and its Subsidiaries
                       existing at the Effective Date with
                          are incorporated in Germany.


                               Schedule 9.1.14-1

                                                                 Schedule 10.1.1


                                                 PERMITTED ENCUMBRANCES

------------------------------------------------------------------------------------------------------------------------
     Country               Company              Currency         Amount                    Description
------------------------------------------------------------------------------------------------------------------------
China              Bates China                     HKD              835,000     Cash   collateral   to   secure   rental
                                                                                agreement
------------------------------------------------------------------------------------------------------------------------
France             Bates France                    FRF            1,073,000     Cash   collateral   to   secure   rental
                                                                                guarantee
------------------------------------------------------------------------------------------------------------------------
Greece             Bates Hellas                    GRD           50,000,000     Charge on  accounts  receivable  re Xios
                                                                                bank facility
------------------------------------------------------------------------------------------------------------------------
Greece             Bates Hellas                    GRD           75,000,000     Post dated bills re  guarantee  facility
                                                                                provided by Xios Bank (renamed Piraeus)
------------------------------------------------------------------------------------------------------------------------
India              Bates India Ltd                 INR           25,000,000     Hypothecation    of   book   debts   and
                                                                                equitable  mortgage  of  properties  for
                                                                                bank  facilities  granted  by both  HSBC
                                                                                and Nedungadi Bank (was 75m INR)
------------------------------------------------------------------------------------------------------------------------
Netherlands        Cordiant Finance BV             NLG               18,463     Cash   collateral   to   secure   rental
                                                                                guarantee
------------------------------------------------------------------------------------------------------------------------
Sweden             Bates Sweden                    SEK            4,150,000     Charge        on        assets        re
                                                                                Provinsbanken/Osgota   Enskilda   Banken
                                                                                bank and guarantee facility
------------------------------------------------------------------------------------------------------------------------
Taiwan             Bates Taiwan                    TWD           15,000,000     Cash   collateral  for  media  guarantee
                                                                                facility
------------------------------------------------------------------------------------------------------------------------
UK                 CCG plc                         EUR              165,000     Escrow  account held with  Bankinter for
                                                                                deferred   consideration   re   minority
                                                                                purchase    of   Grupo    Bates    Spain
                                                                                (originally 60m ESP)
------------------------------------------------------------------------------------------------------------------------
Australia          Marketforce Ltd                 AUD            1,200,000     Secured by Mortgage debenture
------------------------------------------------------------------------------------------------------------------------
Brazil             Newcomm                         BRL            4,000,000     Charge over receivables
------------------------------------------------------------------------------------------------------------------------
Czech Republic     Intercom                        CZK            4,000,000     Charge over receivables
------------------------------------------------------------------------------------------------------------------------
Norway                                             NOK           12,500,000     Charge   over    receivables   for   the
                                                                                provision of an  overdraft
------------------------------------------------------------------------------------------------------------------------

                                                    Schedule 10.1.1-1

                                                                          0     facility and rental guarantees
------------------------------------------------------------------------------------------------------------------------
Thailand           Bates Thailand                  THB            4,250,000     Charge over assets for the  provision of
                                                                                a loan facility
------------------------------------------------------------------------------------------------------------------------

                                                    Schedule 10.1.1-2

                                                                 Schedule 10.1.2

                                                  PERMITTED GUARANTEES

-----------------------------------------------------------------------------------------------------------------------
     Country            Company          Currency          Amount                       Description
-----------------------------------------------------------------------------------------------------------------------
Austria            Dr Puttner Bates         ATS                600,000     Guarantee given by the company for rent
-----------------------------------------------------------------------------------------------------------------------
Greece             Bates Hellas             GRD            200,000,000     Indemnities   provided   in   respect  of  a
                                                                           guarantee  issued under  guarantee  facility
                                                                           provided by Euromerchant bank
-----------------------------------------------------------------------------------------------------------------------
Greece             Bates Hellas             GRD            150,000,000     Indemnities   provided   in   respect  of  a
                                                                           guarantee  issued under  guarantee  facility
                                                                           provided by Xios bank,  renamed Peraeus bank
                                                                           (secured 50% on post dated bills)
-----------------------------------------------------------------------------------------------------------------------
Greece             Bates Hellas             GRD            250,000,000     Indemnities   provided   in   respect  of  a
                                                                           guarantee  issued under  guarantee  facility
                                                                           provided by ABN AMRO bank
-----------------------------------------------------------------------------------------------------------------------
Hong Kong          Bates Hong Kong          HKD                100,000     Guarantee  provided  to SCMP in  respect  of
                                                                           Zenith Media
-----------------------------------------------------------------------------------------------------------------------
Italy              141 Italia               ITL             17,725,000     Indemnities   provided   in   respect  of  a
                                                                           guarantee   provided   by  BCI   to   Zurigo
                                                                           Assurance
-----------------------------------------------------------------------------------------------------------------------
Italy              Bates Italia             ITL            131,450,000     Indemnities   provided   in   respect  of  a
                                                                           guarantee   provided   by  BCI   to   Zurigo
                                                                           Assurance
-----------------------------------------------------------------------------------------------------------------------
Italy              Plan Design              ITL              5,893,750     Guarantee  in  favour  of  Italian   Finance
                                                                           Ministry
-----------------------------------------------------------------------------------------------------------------------
Italy              Ted Bates WW             ITL            104,055,000     Guarantee  in  favour  of  Italian   Finance
                                                                           Ministry
-----------------------------------------------------------------------------------------------------------------------
Italy              Bates Italia             ITL              5,000,000     Indemnities   provided   in   respect  of  a
                                                                           guarantee  provided  by  BCI  on  behalf  of
                                                                           Italian Police department
-----------------------------------------------------------------------------------------------------------------------
Malaysia           Bates Malaysia           MYR              4,000,000     Indemnities   provided   in   respect  of  a
                                                                           guarantee  issued under  guarantee  facility
                                                                           provided   by  HSBC   (1.5m  MYR   overdraft
                                                                           facility   and  50%  of  5m  MYR   guarantee
                                                                           facility)
-----------------------------------------------------------------------------------------------------------------------
Norway             Bates Gruppen AS         NOK              5,500,000     Indemnities  provided  in  respect of a Bank
                                                                           guarantee  provided by  Sparbanken in favour
                                                                           of landlords  for office  rents  (originally
                                                                           7.8m NOK)
-----------------------------------------------------------------------------------------------------------------------
Spain              Delvico Bates            ESP            100,000,000     Indemnities    provided    in   respect   of
                                                                           guarantees    issued   under   a   guarantee
                                                                           facility provided by Banco Santander
-----------------------------------------------------------------------------------------------------------------------
UK                 CCG plc                  USD             Lease          Guarantee   given  to   Landlord  of  Hudson
                                                         obligations       Street (with Saatchi)
-----------------------------------------------------------------------------------------------------------------------

                                                   Schedule 10-1.2-1

-----------------------------------------------------------------------------------------------------------------------
UK                 CCG plc                  GBP             Lease          Guarantee  given  to  Landlord  of  Berkeley
                                                         obligations       Square (with Saatchi)
-----------------------------------------------------------------------------------------------------------------------
UK                 CCG plc                  GBP             Lease          Guarantee  given to  Landlord  of Dukes Road
                                                         obligations       (with Saatchi)
-----------------------------------------------------------------------------------------------------------------------
UK                 CCG plc                  GBP           Variable         Forward foreign exchange contracts
-----------------------------------------------------------------------------------------------------------------------
UK                 CCG plc                  JPY            700,000,000     Guarantee  given by plc in  respect of Bates
                                                                           Japan
-----------------------------------------------------------------------------------------------------------------------
UK                 Bates Overseas           PTE             30,000,000     Guarantee  provided  by BOH  for  the  Banco
                   Holdings                                                Totta  &  Acores  bank  facility  for  Bates
                                                                           Portugal JV
-----------------------------------------------------------------------------------------------------------------------
UK                 CCG plc                  USD              2,000,000     Guarantee given to Chase Manhattan Bank
-----------------------------------------------------------------------------------------------------------------------
UK                 CCG plc                  ZAR            Run-off         Guarantee   given  by  plc  to  PN   Barrett
                                                         liabilities       Company (Prop) Ltd
-----------------------------------------------------------------------------------------------------------------------
UK/US              CCG plc                  USD             Lease          Guarantee   given  to   Landlord   of  Bates
                                                         obligations       premises at 498 Seventh Avenue
-----------------------------------------------------------------------------------------------------------------------
USA                Bates US                 USD                            Guarantee  given by  Cordiant  Compton WW to
                   Holdings Inc                                            Niederhoffer, Cross & Zeckhauser
-----------------------------------------------------------------------------------------------------------------------
USA                Bates US                 USD                            Guarantee  given by  Cordiant  Compton WW to
                   Holdings Inc                                            Orenstein, Musoff & Orenstein
-----------------------------------------------------------------------------------------------------------------------
USA                Bates US                 USD             10,000,000     Guarantee  given by  Cordiant  Compton WW to
                   Holdings Inc                                            KCIN re lease
-----------------------------------------------------------------------------------------------------------------------
Argentina          CCG plc                  ARP                610,000     Plc   guarantee   on   behalf   of   Grandes
                                                                           Pinturerias del Centro SA
-----------------------------------------------------------------------------------------------------------------------
Argentina          CCG plc                  ARP                500,000     Plc guarantee on behalf of La Nacion
-----------------------------------------------------------------------------------------------------------------------
Argentina          CCG plc                  ARP              1,500,000     Plc    guarantee    on    behalf   of   Arte
                                                                           Radiotelevisivo Argentino SA
-----------------------------------------------------------------------------------------------------------------------
Argentina          CCG plc                  ARP              1,500,000     Plc   guarantee  on  behalf  of   Television
                                                                           Federal SA
-----------------------------------------------------------------------------------------------------------------------
Argentina          Zenith Media             USD              1,500,000     Bank guarantee to Clarin SA
                   Argentina
-----------------------------------------------------------------------------------------------------------------------
Belgium            LDV Bates                EUR                 54,291     Bank guarantee given to landlord for rent
-----------------------------------------------------------------------------------------------------------------------
Germany            Sholz & Friends          DEM              1,536,000     Bank guarantee given to landlord for rent
-----------------------------------------------------------------------------------------------------------------------
Italy              Bates Italia             ITL             44,500,000     Bank   guarantees   on   behalf   of  Zurigo
                                                                           Assurance (Ex Medical)
-----------------------------------------------------------------------------------------------------------------------
Italy              Bates Italia             ITL            665,000,000     Bank guarantees on behalf of Min Del Lavoro
-----------------------------------------------------------------------------------------------------------------------
Italy              Bates Italia             ITL            175,000,082     Bank    guarantees    on   behalf   of   Min
                                                                           Dell'Interno
-----------------------------------------------------------------------------------------------------------------------
Italy              Bates Italia             ITL            423,333,000     Bank   guarantees   on  behalf  of   Regione
                                                                           Lombardia
-----------------------------------------------------------------------------------------------------------------------
Italy              Bates Italia             ITL            250,000,000     Bank   guarantees  on  behalf  of  Ministero
                                                                           Della Salute
-----------------------------------------------------------------------------------------------------------------------

                                                   Schedule 10.1.2-2

-----------------------------------------------------------------------------------------------------------------------
Netherlands        Bates Not Just           EUR                 93,000     Bank guarantee given to landlord for rent
                   Film
-----------------------------------------------------------------------------------------------------------------------
New Zealand        CCG plc                  NZD              5,000,000     Plc guarantee provided to TVNZ
-----------------------------------------------------------------------------------------------------------------------
UK                 CCG plc                  GBP                735,712     Bank guarantee  given to landlord of Holborn
                                                                           Gate
-----------------------------------------------------------------------------------------------------------------------
UK                 CCG plc                  GBP                207,575     Bank   guarantee   given  to   landlord   of
                                                                           Clerkenwell Road
-----------------------------------------------------------------------------------------------------------------------

                                                   Schedule 10.1.1-3

                                                                 Schedule 10.1.6

                             Permitted Acquisitions

The acquisitions listed below provided that the total acquisition consideration payable by the Group in respect of such acquisition (including for these purposes any deferred consideration) does not exceed the maximum consideration for such acquisition contained in the acquisition agreement as at the date of this Agreement relating to the acquisition concerned.

---------------------------------------------------------------------------------------------------------------------
                       Acquisition                              Country                   Basis of Payout
---------------------------------------------------------- ------------------- --------------------------------------
Churchill Group Inc/Churchill Advertising Group Inc                US          Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Bates Travel & Tourism Inc (Criterion)                             US          Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Konoret AS Reklamebyra                                           Norway        Cash                Put/call option
---------------------------------------------------------------------------------------------------------------------
Not Just Film BV                                              Netherlands      Cash                Put call option
---------------------------------------------------------------------------------------------------------------------
Cronert & Co                                                     Sweden        Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Corps 117 & LdV                                                 Belgium        Cash                Put/call option
---------------------------------------------------------------------------------------------------------------------
Interactive Edge Inc                                               US          Stock                       Earnout
---------------------------------------------------------------------------------------------------------------------
Mainostoimisto Sarrka Oy                                        Finland        Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Diamond Ad Ltd                                                   Korea         Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
PSD Associates Ltd                                                 UK          Stock                       Earnout
---------------------------------------------------------------------------------------------------------------------
Arcom Group Ltd                                                    UK          Stock                       Earnout
---------------------------------------------------------------------------------------------------------------------
Camarote ZP S.L.                                                 Spain         Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Impressionist International Communications Oy                   Finland        Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Interprofil APS (Plan Design)                                   Denmark        Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Pack Design AB                                                   Sweden        Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Bamber Forsyth Ltd                                                 UK          Stock                       Earnout
---------------------------------------------------------------------------------------------------------------------
Donino White & Parners Inc                                         US          Stock                       Earnout
---------------------------------------------------------------------------------------------------------------------
CKMP Ltd                                                           UK          Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Hermann Beasley Advertising Ltd                                    UK          Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Intercom KG                                                     Germany        Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Big Island International Pty Ltd                               Australia       Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Ideaworks (Holdings) Pty Ltd                                   Australia       Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------

                                                  Schedule 10.1.6-1

---------------------------------------------------------------------------------------------------------------------
Marketforce Ltd                                                Australia       Cash          Earnout & contractual
                                                                                                purchase of shares
---------------------------------------------------------------------------------------------------------------------
Professional Public Relations Pty Ltd                          Australia       Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Generator Communications Ltd                               New Zealand         Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Newcomm Bates Comunicacao Integrada Ltda                         Brazil        Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
E.S.C. Comunicacion Eisen, San Martin, Camine S.A.L.             Spain         Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Clarion Communications (PR) Ltd                                    UK          Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Davidson Marketing Inc (Communicator US)                           US          Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
The Terpin Group of Companies Inc                                  US          Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Sports Producers Hawaii Inc                                        US          Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Associates in Architecture & Design Inc                            US          Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Propose Two Ltd/Secure Two Ltd (Communicator UK)                   UK          Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Consultants in Pharmacuetical Advertising Espana S.L.            Spain         Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
H.F.T. Group                                                     France        Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Microarts Corporation                                              US          Stock                       Earnout
---------------------------------------------------------------------------------------------------------------------
Bulletin International Ltd                                         UK          Stock                       Earnout
---------------------------------------------------------------------------------------------------------------------
Presentation Communications International Ltd/Ultimate             UK          Stock                       Earnout
Events Ltd
---------------------------------------------------------------------------------------------------------------------
Gallagher & Kelly Public Relations Ltd                          Ireland        Stock                       Earnout
---------------------------------------------------------------------------------------------------------------------
Diseno & Gestion S.L.                                            Spain         Cash                Earnout & pull/
                                                                                                       call option
---------------------------------------------------------------------------------------------------------------------
Testardo Public Relations Sp.o.o.                                Poland        Cash                Put/call option
---------------------------------------------------------------------------------------------------------------------
Harrisonhuman (Proprietary) Ltd                               South Africa     Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Schwab & Piquette Communications Inc                             Canada        Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
Antonini & Associati S.r.l./Naviter S.r.l.                       Italy         Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------
United Visions Entertainments AG                                Germany        Cash                Put/call option
---------------------------------------------------------------------------------------------------------------------
 Verdino Bates S.A. de Publicidad (Fernando Fernandez)          Argentina       Cash                        Earnout
---------------------------------------------------------------------------------------------------------------------

                                                  Schedule 10.1.6-2

---------------------------------------------------------------------------------------------------------------------
International Business Information Inc                           Japan         Stock                       Earnout
---------------------------------------------------------------------------------------------------------------------
141 France SA                                                    France        Cash                Put/call option
---------------------------------------------------------------------------------------------------------------------
Shelf Company subsidiary of Bates Germany Werbeagentur          Germany        Cash
GmbH
---------------------------------------------------------------------------------------------------------------------

                                                  Schedule 10.1.6-3